UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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eBay Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 26, 2012

To the Stockholders of eBay Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation, will be held on Thursday, April 26, 2012, at 8:00 a.m. Pacific time at Town Square, 2161 North First Street, San Jose, California 95131 for the following purposes:

1. To vote on the election of Marc L. Andreessen, William C. Ford, Jr., Dawn G. Lepore, Kathleen C. Mitic, and Pierre M. Omidyar as directors, to hold office until our 2015 Annual Meeting of Stockholders.

2. To approve, on an advisory basis, the compensation of our named executive officers.

3. To approve the amendment and restatement of our 2008 Equity Incentive Award Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the plan by 16.5 million shares.

4. To approve our Employee Stock Purchase Plan.

5. To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of directors.

6. To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call a special meeting of stockholders.

7. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2012.

8. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 8, 2012 as the record date for identifying those stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of this meeting.

By Order of the Board of Directors

Michael R. Jacobson

Secretary

San Jose, California

March 19, 2012

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Internet and telephone voting are available. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.

2012 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2012 ANNUAL MEETING	1
CORPORATE GOVERNANCE	7
Our Corporate Governance Practices	7
Board Committees and Meetings	11
Audit Committee	11
Compensation Committee	12
Corporate Governance and Nominating Committee	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
Section 16(a) Beneficial Ownership Reporting Compliance	15
CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS	15
PROPOSALS REQUIRING YOUR VOTE	16
PROPOSAL 1 — Election of Directors	16
PROPOSAL 2 — Approval, on an Advisory Basis, of Compensation of our Named Executive Officers	23
PROPOSAL 3 — Approval of the Amendment and Restatement of Our 2008 Equity Incentive Award Plan	24
PROPOSAL 4 — Approval of Our Employee Stock Purchase Plan	33
PROPOSAL 5 — Adoption and Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Declassify Our Board of Directors and Provide for the Annual Election of Directors	38
PROPOSAL 6 — Adoption and Approval of an Amendment to Our Amended and Restated Certificate to Provide Stockholders with the Right to Call a Special Meeting of Stockholders	40
PROPOSAL 7 — Ratification of Appointment of Independent Auditors	42
Audit and Other Professional Fees	42
Audit Committee Pre-Approval Policy	43
AUDIT COMMITTEE REPORT	43
OUR EXECUTIVE OFFICERS	45
COMPENSATION DISCUSSION AND ANALYSIS	46
Executive Summary	46
Objectives of Compensation Programs	50
Role of the Compensation Committee	51
Role of Executive Officers and Consultants in Compensation Decisions	51
Competitive Considerations	52
Elements of Compensation/Executive Compensation Practices	53
Equity Compensation Grant Practices	65
Employment Agreements, Change-in-Control Arrangements, and Severance Arrangements with Executive Officers	66
Stock Ownership Guidelines	66
Impact of Accounting and Tax Requirements on Compensation	67
Conclusion	67
COMPENSATION COMMITTEE REPORT	67
COMPENSATION TABLES	68
Summary Compensation Table	68
Grants of Plan-Based Awards	72
Outstanding Equity Awards at Fiscal Year-End	75
Option Exercises and Stock Vested	78
Nonqualified Deferred Compensation	78
Potential Payments Upon Termination or Change of Control	79

COMPENSATION OF DIRECTORS	79
Director Summary Compensation Table	80
EQUITY COMPENSATION PLAN INFORMATION	81
APPENDIX A: 2008 Equity Incentive Award Plan, as amended and restated .	A-1
APPENDIX B: Employee Stock Purchase Plan .	B-1

APPENDIX C: Proposed Amendment to Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to Declassify Our Board of Directors and Provide for the Annual Elections of Directors .

C-1

APPENDIX D: Proposed Amendments to Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to Provide Stockholders with the Right to Call a Special Meeting of Stockholders

D-1

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

OUR 2012 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	eBay’s Board of Directors, or the Board, is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at eBay’s 2012 Annual Meeting of Stockholders, or the Annual Meeting, which will take place on April 26, 2012. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being mailed on or about March 23, 2012 in connection with the solicitation of proxies on behalf of the Board.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. eBay’s 2011 Annual Report, which includes eBay’s audited consolidated financial statements, is also enclosed with this proxy statement.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are seven proposals scheduled to be voted on at the Annual Meeting:

•	the election as directors of the five nominees named in this proxy statement to serve for a three-year term (Proposal 1);

•	the approval, on an advisory basis, of compensation of our named executive officers (Proposal 2);

•

the approval of the amendment and restatement of our 2008 Equity Incentive Award Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the plan by 16.5 million shares (Proposal 3);

•	the approval of our Employee Stock Purchase Plan (Proposal 4);

•	the adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board and provide for the annual election of directors (Proposal 5);

•	the adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call a special meeting of stockholders (Proposal 6); and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2012 (Proposal 7).

At the time this proxy statement was mailed, our management and the Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement, nor have we received notice of any matter by the deadline prescribed by SEC Rule 14a-4(c).

Q:	What are eBay’s Board’s voting recommendations?

A:	eBay’s Board recommends that you vote your shares as follows:

“FOR” each of the five nominees to the Board named in this proxy statement (Proposal 1);

“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);

“FOR” the approval of the amendment and restatement of our 2008 Equity Incentive Award Plan (Proposal 3);

“FOR” the approval of our Employee Stock Purchase Plan (Proposal 4);

“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board and provide for the annual election of directors (Proposal 5);

“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call a special meeting of stockholders (Proposal 6); and

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2012 (Proposal 7).

Q:	How many shares are entitled to vote?

A:	Each share of eBay’s common stock outstanding as of the close of business on March 8, 2012, the record date, is entitled to one vote at the Annual Meeting. At the close of business on March 8, 2012, 1,290,103,429 shares of common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date of March 8, 2012, and you are entitled to cast one vote per share of common stock held by you on the record date. These shares include shares that are (1) held of record directly in your name, including shares purchased through eBay’s equity incentive plans, and (2) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of eBay hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

•	Shares held of record

If your shares are registered directly in your name with eBay’s transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by eBay. As a stockholder of record, you have the right to grant your voting proxy directly to eBay or to vote in person at the Annual Meeting. eBay has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

•	Shares owned beneficially

If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Many brokers or banks also offer voting via the Internet or by telephone. Please refer to the voting instruction form you received from your broker, bank, or other nominee for instructions on the voting methods they offer.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of March 8, 2012. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank, or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of March 8, 2012. Whether or not you attend the Annual Meeting, the event will be made available via webcast on eBay Inc.’s investor relations site at http://investor.ebayinc.com, and the webcast will be archived for a period of 90 days following the date of the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, eBay recommends that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy via the Internet, by telephone, or by completing and mailing your proxy card in the enclosed pre-paid envelope. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your voting instruction form in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	Can I change my vote or revoke my proxy?

A:	If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (2145 Hamilton Avenue, San Jose, California 95125);

•	submitting a new proxy at a later date via the Internet, by telephone, or by mail to our Corporate Secretary at our principal executive office; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain from the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to approve, on an advisory basis, the compensation of our named executive officers, the proposal to approve the amendment and restatement of our 2008 Equity Incentive Award Plan, the proposal to approve our Employee Stock Purchase Plan, the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to declassify our Board and provide for the annual election of directors, the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call a special meeting of stockholders, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of PricewaterhouseCoopers LLP.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In an uncontested election of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares of common stock present in person or represented by proxy and entitled to vote. A “majority of votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (see “What are broker non-votes and what effect do they have on the proposals?” below).

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve each of the following proposals: the approval, on an advisory basis, of the compensation of our named executive officers, the approval of the amendment and restatement of our 2008 Equity Incentive Award Plan, the approval of our Employee Stock Purchase Plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.

The affirmative vote of the majority of the shares of common stock outstanding as of March 8, 2012 is required to approve each of the following proposals: the amendment of our Amended and Restated Certificate of Incorporation to declassify our Board and provide for the annual election of directors and the amendment of our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call a special meeting of stockholders. Because your vote on the compensation of our named executive officers is advisory, it will not be binding on the company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our named executive officers and how often to submit the advisory vote on compensation of our named executive officers to our stockholders.

Q:	What happens if a nominee who is duly nominated does not receive the required majority vote?

A:	Each current director who is standing for re-election at the Annual Meeting has tendered an irrevocable resignation from the Board that will become effective if the Corporate Governance and Nominating Committee or another committee of the Board determines to accept such resignation after the director fails to receive the required majority vote. This determination will be made within 90 days of the Annual Meeting and will be publicly reported promptly after it is made.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:	Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors (Proposal 7), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our directors (Proposal 1), the vote, on an advisory basis, of the compensation of our named executive officers (Proposal 2), the amendment and restatement of our 2008 Equity Incentive Award Plan (Proposal 3), the approval of our Employee Stock Purchase Plan (Proposal 4), the amendment to our Amended and Restated Certificate of Incorporation to declassify our Board and provide for the annual election of directors (Proposal 5), and the amendment to our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call a special meeting of stockholders (Proposal 6).

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank, or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Based on recent regulatory changes, your broker, bank or other nominee is no longer able to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on these “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card and voting instruction form you receive to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	eBay will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. eBay will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. eBay has retained the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. D.F. King may solicit proxies by personal interview, mail, telephone, facsimile, email, or otherwise. eBay expects that it will pay D.F. King its customary fee, estimated to be approximately $13,500, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, eBay may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of eBay, but eBay will not additionally compensate its directors, officers, or other employees for these services.

Q:	May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in the proxy materials for our 2012 Annual Meeting of Stockholders, your proposal must be received by our Corporate Secretary no later than November 19, 2012. A stockholder proposal or a nomination for director that is received after this date will not be included in our proxy statement and proxy, but will otherwise be considered at the 2013 Annual Meeting of Stockholders so long as it is submitted to our Corporate Secretary no earlier than December 27, 2012 and no later than January 26, 2013. We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Bylaws were filed with the Securities and Exchange Commission, or SEC, on Form 8-K on June 28, 2011, and can be viewed by visiting our investor relations website at http://investor.ebayinc.com/sec.cfm. You may also obtain a copy by writing to our Corporate Secretary at our principal executive office (2145 Hamilton Avenue, San Jose, California 95125).

Q:	How can I get electronic access to the Proxy Statement and Annual Report?

A:	This proxy statement and our 2011 Annual Report may be viewed online on our investor relations website at http://investor.ebayinc.com/annuals.cfm. You can also elect to receive an email that will provide an electronic link to future annual reports and proxy statements rather than receiving paper copies of these documents. Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you. You can choose to receive future proxy materials electronically by visiting our investor relations website at http://investor.ebayinc.com/annuals.cfm. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your choice to receive proxy materials electronically will remain in effect until you contact eBay Investor Relations and tell us otherwise. You may visit our investor relations website at http://investor.ebayinc.com or contact eBay Investor Relations by mail at 2145 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:	To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact eBay Investor Relations at the website, address, or phone number in the previous paragraph. You may also contact eBay Investor Relations if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Q:	How can I obtain an additional proxy card or voting instruction form?

A:	If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:

•	you are a stockholder of record, contact eBay Investor Relations by mail at 2145 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229; or

•	you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board. Except for Mr. Donahoe, none of our Board members is an employee of eBay. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.

The Board has adopted Governance Guidelines for the Board of Directors, which we refer to as our Corporate Governance Guidelines, that, along with the charters of the principal Board committees and our Code of Business Conduct and Ethics, which we refer to as our Code of Conduct, provide the framework for the governance of the company. A complete copy of our Corporate Governance Guidelines, the charters of our principal Board committees, and our Code of Conduct may be found on our investor relations website at http://investor.ebayinc.com/governance.cfm. Information contained on our website is not part of this proxy statement. The Board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected in the same location on our website.

OUR CORPORATE GOVERNANCE PRACTICES

We believe that open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, the Board has adopted a set of Corporate Governance Guidelines to set a framework within which the Board will conduct its business. The Corporate Governance Guidelines can be found on our website at http://investor.ebayinc.com/governance.cfm and are summarized below along with certain other of our governance practices.

Committee Responsibilities. Board committees help the Board run effectively and efficiently, but do not replace the oversight of the Board as a whole. There are currently three principal Board committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee meets regularly and has a written charter that has been approved by the Board. In addition, at each regularly scheduled Board meeting, a member of each committee reports on any significant matters addressed by the committee since the last Board meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. In addition to our formal Committee structure, directors with an interest and background in technology meet regularly with our senior technologists and report significant matters to the Board. The directors that do this regularly are Mr. Andreessen, Mr. Cook, Ms. Mitic, and Mr. Omidyar.

Independence. The rules of the Nasdaq Global Select Market require listed companies to have a board of directors with at least a majority of independent directors. These rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the company, or is a partner in, or a controlling stockholder or executive officer of, an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test requires our Board to affirmatively determine that a director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under the listing standards of the Nasdaq Global Select Market and our Corporate Governance Guidelines. Our Board has adopted guidelines setting forth certain categories of transactions, relationships, and arrangements that it has deemed immaterial for purposes of making its determination regarding a director’s independence, and does not consider any such transactions, relationships, and arrangements in making its subjective determination.

Our Board has determined that each of the following directors is independent under the listing standards of the Nasdaq Global Select Market: Mr. Anderson, Mr. Andreessen, Mr. Barnholt, Mr. Cook, Mr. Ford, Ms. Lepore, Ms. Mitic, Mr. Moffett, Mr. Schlosberg, and Mr. Tierney.

The Board limits membership on the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee to independent directors. Our Corporate Governance Guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board and our Corporate Secretary of any change in circumstance that may cause his or her status as an independent director to change.

Leadership Structure, Lead Independent Director, and Role in Risk Oversight. In accordance with our Bylaws, our Board elects our Chairman and our Chief Executive Officer, or CEO. Our Corporate Governance Guidelines require that the roles of Chairman and CEO be held by separate individuals. Mr. Omidyar currently serves as our Chairman. The Board believes that the separation of the offices of the Chairman and CEO is appropriate as it aids in the Board’s oversight of management and it allows our CEO to focus primarily on his management responsibilities.

Our independent directors have also designated a lead independent director. The lead independent director chairs and may call formal closed sessions of the independent directors, leads Board meetings in the absence of the Chairman, and leads the annual Board self-assessment. In addition, the lead independent director, together with the chair of the Corporate Governance and Nominating Committee, conducts interviews to confirm the continued qualification and willingness to serve of each director whose term is expiring at an annual meeting prior to the time at which directors are nominated for re-election. Mr. Barnholt is currently the lead independent director, having been reappointed to a two-year term in April 2010, and his two-year term will expire following our 2012 Annual Meeting. Mr. Tierney has been appointed as the lead independent director for a two-year term beginning at the conclusion of our 2012 Annual Meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the Board is ultimately responsible for risk oversight at eBay, the Board has delegated to the Audit Committee the primary responsibility for the oversight of risks facing us. The Audit Committee’s charter provides that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. The Audit Committee reviews with our Senior Vice President, Legal Affairs & General Counsel significant legal, compliance, and regulatory matters that could have a material impact on our financial statements or our business, including material notices to or inquiries received from governmental agencies.

Our Vice President, Chief Audit Executive and Enterprise Risk Management, or CAE, is responsible for our internal audit function and our risk governance framework, which includes risk assessment, monitoring, and reporting. The CAE reports directly to the Audit Committee, and the Audit Committee reviews and evaluates the CAE’s appointment, compensation, and performance and provides the CAE with direct access to the Audit Committee. The CAE facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the CAE periodically assesses the major risks facing eBay and coordinates with the executives responsible for such risks through the risk governance process. The CAE periodically reviews with the Audit Committee the major risks facing eBay and the steps management has taken to monitor and mitigate those risks. The executive responsible for managing a particular risk may also report to the Audit Committee on how the risk is being managed and mitigated.

In addition to the general oversight responsibility that has been delegated to the Audit Committee, other committees review the risks within their areas of responsibility and expertise. For example, the Compensation Committee reviews the risks associated with our compensation policies and practices and our succession planning process and the Corporate Governance and Nominating Committee reviews the risks associated with our overall corporate governance.

Risk Assessment of Compensation Policies and Practices. We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the company. This analysis was presented to both the Audit Committee and the Compensation Committee, which agreed with this conclusion.

Stockholder Communication. Stockholders may communicate with the Board or individual directors care of the Corporate Secretary, eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125. The Corporate Governance and Nominating Committee has delegated responsibility for initial review of stockholder communications to our Corporate Secretary. In accordance with the committee’s instructions, our Corporate Secretary will summarize all correspondence and make it available to each member of the Board. In addition, the Corporate Secretary will forward copies of all stockholder correspondence to each member of the Corporate Governance and Nominating Committee, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues, or (3) clearly unrelated to our business, industry, management, or Board or committee matters.

Attendance at Annual Meetings. Absent exigent circumstances, all directors are expected to attend eBay’s annual meeting of stockholders. All of our directors serving on our Board at the time of our last annual meeting of stockholders, which was held in April 2011, attended that meeting.

Formal Closed Sessions. As part of each regularly scheduled Board meeting, the outside directors have the opportunity to meet without our management or the other directors. The lead independent director leads the discussions.

Board Compensation. Board compensation is determined by the Compensation Committee. Since 2003, Board compensation has consisted of a mixture of equity compensation and cash compensation. Board compensation is reviewed annually by the Compensation Committee. A more detailed description of current Board compensation can be found under the heading “Compensation of Directors” below.

Stock Ownership Guidelines. In September 2004, our Board adopted stock ownership guidelines to better align the interests of our directors and executive officers with the interests of our stockholders and further promote our commitment to sound corporate governance. Under these guidelines, our executive officers are required to achieve ownership of eBay common stock valued at three times their annual base salary (five times in the case of our CEO). The guidelines provide that the required ownership level for each executive officer is recalculated whenever an executive officer changes pay grade or as of January 1 of the year on or after the third anniversary of the last revision of the guidelines. Until an executive officer achieves the required level of ownership, he or she is required to retain 25% of the after-tax net shares received as the result of the exercise of eBay stock options or the vesting of restricted stock or restricted stock units. Directors are required to achieve ownership of eBay common stock valued at three times the amount of the annual retainer paid to directors within three years of joining the Board, or in the case of directors serving at the time the guidelines were adopted, within three years of the date of adoption of the guidelines. A more detailed summary of our stock ownership guidelines can be found on our website at http://investor.ebayinc.com/governance.cfm. Other than the ownership guidelines described above, we do not have a policy regarding the length of time executives or directors have to hold their stock after exercise or vesting. The ownership levels of our executive officers and directors as of March 8, 2012 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

In addition, the Company’s insider trading policy prohibits directors, officers and other employees from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale.

Clawbacks. The company has implemented changes to the eBay Incentive Plan, the GSI Leadership Incentive Plan, and the company’s equity incentive plans to provide that beginning in 2012, awards made under those plans will be subject to a clawback provision consistent with the Securities and Exchange Commission rules to be issued in accordance with the Dodd-Frank Act.

Outside Advisors. The Board and each of its principal committees may retain outside advisors of their choosing at the company’s expense. The Board need not obtain management’s consent to retain outside advisors. In addition, the principal committees need not obtain either the Board’s or management’s consent to retain outside advisors.

Conflicts of Interest. We expect our directors, executive officers, and other employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive officer, and other employee. In order to better protect us and our stockholders, we regularly review our Code of Conduct and related policies to ensure that they provide clear guidance to our directors, executive officers, and other employees.

Transparency. We believe it is important that stockholders understand our governance practices. In order to help ensure the transparency of our practices, we have posted information regarding our corporate governance policies and practices on our website at http://investor.ebayinc.com/governance.cfm.

Board Effectiveness and Director Performance Reviews. It is important that the Board and its committees are performing effectively and in the best interest of the company and its stockholders. The Board performs an annual self-assessment, led by the lead independent director, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The lead independent director then follows up on this feedback and takes such further action with directors receiving comments and other directors as he or she deems appropriate.

Succession Planning. The Board recognizes the importance of effective executive leadership to eBay’s success. We conduct an annual review process that includes succession plans for our senior leadership positions. These succession plans are reviewed and approved by our CEO, and details on these succession plans, including potential successors for members of our executive staff (including the CEO), are presented to the Board. In addition, the Board reviews and updates our CEO succession plan, which includes formal criteria for the CEO position used to evaluate potential successors and addresses the possibility of an emergency situation. In conducting this review, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations.

The Board has also developed a set of guiding principles relating to Board membership. The Board believes that as the company’s businesses and industries change, the Board must add members with highly relevant professional experience. In addition, the Board believes that a certain amount of director turnover is to be expected and desirable, and while it does not have term limits, the Board believes that nine to 12 years will generally be the expected time commitment from any individual director.

Auditor Independence. We have taken a number of steps to ensure continued independence of our outside auditors. Our independent auditors report directly to the Audit Committee, and we limit the use of our auditors for non-audit services. The fees for services provided by our auditors in 2011 and 2010 and our policy on pre-approval of non-audit services are described under “Proposal 7 — Ratification of Appointment of Independent Auditors” below.

Corporate Hotline. We have established a corporate hotline (operated by a third party) to allow any employee to confidentially and anonymously lodge a complaint about any accounting, internal control, auditing, or (where legally permissible) other matters of concern.

BOARD COMMITTEES AND MEETINGS

During 2011, our Board held four meetings, and each Board member attended at least 75% of the aggregate of all of our Board meetings and committee meetings for committees on which such director served. The Board has three principal committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee

Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Our Audit Committee consists of Mr. Anderson, Ms. Lepore, Mr. Moffett, and Mr. Schlosberg, each of whom is independent in accordance with the rules and regulations of the Nasdaq Global Select Market and the SEC. Mr. Anderson is the chairman of the committee. The Audit Committee met nine times during 2011. The primary responsibilities of the Audit Committee are to meet with our independent auditors to review the results of the annual audit and to discuss our financial statements, including the independent auditors’ judgment about the quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in our financial statements, our internal control over financial reporting, and management’s report with respect to internal control over financial reporting. Additionally, the Audit Committee meets with our independent auditors to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q, recommends to the Board the independent auditors to be retained by us, oversees the independence of the independent auditors, evaluates the independent auditors’ performance, reviews and approves the fees of the independent auditors, and receives and considers the independent auditors’ comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee approves the compensation of our Vice President of Internal Audit and Risk Management, who meets with the committee regularly without other members of management present.

The Audit Committee also prepares the Audit Committee Report for inclusion in our proxy statement, approves audit and non-audit services provided to us by our independent auditors, considers conflicts of interest and reviews all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds, and meets with our General Counsel to discuss legal matters that could have a material impact on our financial statements or our compliance policies and with other members of management to discuss other areas of risk to the company. Our Board has determined that Mr. Anderson is an “audit committee financial expert” as defined by the SEC. You can view our Audit Committee Charter on the corporate governance section of our investor relations website at http://investor.ebayinc.com/governance.cfm.

Compensation Committee

Our Compensation Committee consists of Mr. Barnholt, Mr. Ford, and Mr. Tierney. Mr. Barnholt is the chairman of the committee. The committee met six times during 2011. The Compensation Committee reviews and approves all compensation programs applicable to directors and executive officers, the overall strategy for employee compensation, and the compensation of our CEO and our other executive officers. The committee also reviews the Compensation Discussion and Analysis contained in our proxy statement and prepares the Compensation Committee Report for inclusion in our proxy statement. All members of our Compensation Committee are independent under the listing standards of the Nasdaq Global Select Market. The Compensation Committee Charter permits the committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. You can view our Compensation Committee Charter on the corporate governance section of our investor relations website at http://investor.ebayinc.com/governance.cfm. A more detailed description of the role of the committee, including the role of executive officers and consultants in compensation decisions, can be found under “Compensation Discussion and Analysis — Role of the Compensation Committee” and “— Role of Executive Officers and Consultants in Compensation Decisions” below.

Compensation Committee Interlocks and Insider Participation. All members of the Compensation Committee during 2011 were independent directors, and no member was an employee or former employee of eBay. No Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. During 2011, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Mr. Cook, Ms. Lepore, Mr. Schlosberg, and Mr. Tierney. Mr. Tierney is the chairman of the committee. Effective upon the conclusion of our 2012 Annual Meeting, Mr. Schlosberg has been appointed chairman of the committee and Ms. Mitic will join the committee; Mr. Tierney will remain a member of the committee following that date. The committee met four times during 2011. All members of our Corporate Governance and Nominating Committee are independent under the listing standards of the Nasdaq Global Select Market. The Corporate Governance and Nominating Committee makes recommendations to the Board as to the appropriate size of the Board or any Board committee, reviews the qualifications of candidates for the Board, and makes recommendations to the Board on potential Board members (whether as a result of vacancies, including any vacancy created by an increase in the size of the Board, or as part of the annual election cycle). The committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. The committee has from time to time retained an executive search firm to help facilitate the screening and interview process of director nominees. The committee has not established specific minimum age, education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies. The committee considers each candidate’s character, integrity, judgment, skills, background, experience of particular relevance to the company, ability to work well with others, and time available to devote to Board activities, among other factors. The committee also considers the interplay of a candidate’s background and expertise with that of other Board members, and the extent to which a candidate may be a desirable addition to any committee of the Board. The committee also values diversity as a factor in selecting nominees to serve on the Board. Although the committee does not have a specific policy on diversity, the committee considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. Finally, the Committee also takes into account the set of guiding principles relating to Board membership described in “Our Corporate Governance Practices — Succession Planning” above.

In addition to recommending director candidates, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management, reviews correspondence received from stockholders, and reviews on an annual basis our Corporate Governance Guidelines. Stockholders wishing to submit recommendations or director nominations for our 2013 Annual Meeting of Stockholders should submit their proposals to the Corporate Governance and Nominating Committee in care of our Corporate Secretary in accordance with the time limitations, procedures, and requirements described under the heading “May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?” in the section entitled “Questions and Answers about the Proxy Materials and Our 2012 Annual Meeting” above. You can view our Corporate Governance and Nominating Committee Charter on the corporate governance section of our investor relations website at http://investor.ebayinc.com/governance.cfm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 8, 2012 by (i) each stockholder known to us to be the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group. Unless otherwise indicated below, the address for each of our executive officers and directors is c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California 95125.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
Pierre M. Omidyar(2)	131,488,408	10.2%
Wellington Management Company, LLP(3)	69,551,654	5.4%
FMR LLC(4)	67,710,484	5.3%
Janus Capital Management LLC(5)	67,109,765	5.2%
John J. Donahoe(6)	3,537,820	*
Christopher D. Saridakis(7)	0	*
Devin N. Wenig(8)	0	*
Mark T. Carges(9)	378,022	*
Robert H. Swan(10)	1,866,791	*
Fred D. Anderson(11)	110,331	*
Marc L. Andreessen(11)	25,033	*
Edward W. Barnholt(11)	78,831	*
Scott D. Cook(12)	327,337	*
William C. Ford, Jr.(13)	184,431	*
Dawn G. Lepore(11)	184,331	*
Kathleen C. Mitic	0	*
David M. Moffett(11)	34,331	*
Richard T. Schlosberg, III(14)	110,331	*
Thomas J. Tierney(15)	158,331	*
All directors and executive officers as a group (19 persons)(16)	141,129,043	10.9%

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 8, 2012 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,290,103,429 shares of common stock outstanding as of March 8, 2012.

(2)	Mr. Omidyar is our founder and Chairman of the Board. Includes 100,000 shares held by his spouse as to which he disclaims beneficial ownership, and 9,632,779 shares that Mr. Omidyar has pledged as security.

(3)	Based solely on a Schedule 13G filed on February 14, 2012, Wellington Management Company, LLP has shared voting power with respect to 44,048,280 shares of the company’s common stock and shared dispositive power with respect to 69,551,654 shares of the company’s common stock. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(4)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based solely upon a Schedule 13G/A No. 1 filed by FMR LLC on February 14, 2012.

(5)	Based solely on a Schedule 13G/A No. 1 on February 14, 2012, Janus Capital Management, LLC, has shared voting power and shared dispositive power with respect to 1,227,578 shares of the company’s common stock. The address for Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

(6)	Mr. Donahoe is our President and CEO. Includes 3,192,915 shares Mr. Donahoe has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012.

(7)	Mr. Saridakis is our President, GSI.

(8)	Mr. Wenig is our President, eBay Marketplaces.

(9)	Mr. Carges is our Chief Technology Officer and Senior Vice President, Global Products, Marketplaces. Includes 319,184 shares Mr. Carges has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012.

(10)	Mr. Swan is our Senior Vice President, Finance and Chief Financial Officer. Includes 1,523,921 shares Mr. Swan has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012.

(11)	Includes, in the case of Mr. Anderson, 104,331 shares Mr. Anderson has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012; in the case of Mr. Andreessen, 19,633 shares Mr. Andreessen has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012; in the case of Mr. Barnholt, 74,331 shares Mr. Barnholt has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012; in the case of Ms. Lepore, 164,331 shares Ms. Lepore has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012; and in the case of Mr. Moffett, 29,331 shares Mr. Moffett has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012.

(12)	Includes 164,331 shares Mr. Cook has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012. The address for Mr. Cook is c/o Intuit Inc., 2535 Garcia Avenue, Mountain View, California 94043.

(13)	Includes 100 shares held in a trust for Mr. Ford’s child and where Mr. Ford serves as trustee. Mr. Ford disclaims beneficial ownership of these shares. Includes 59,331 shares Mr. Ford has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012. The address for Mr. Ford is c/o Ford Motor Company, One American Road, Dearborn, Michigan 48126.

(14)	Includes 104,331 shares Mr. Schlosberg has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012. The address for Mr. Schlosberg is c/o Bank of San Antonio, 800 E. Sonterra Blvd., Suite 140, San Antonio, Texas 78257.

(15)	Includes 154,331 shares Mr. Tierney has the right to acquire pursuant to outstanding options exercisable within 60 days of March 8, 2012. The address for Mr. Tierney is c/o The Bridgespan Group, 535 Boylston Street, 10th Floor, Boston, Massachusetts 02116.

(16)	Includes 7,865,139 shares subject to options exercisable within 60 days of March 8, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

We believe that during the fiscal year ended December 31, 2011, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

The Audit Committee is charged with reviewing reports relating to compliance program activities and the oversight of the Code of Conduct as applied to the Company’s directors and executive officers. The Audit Committee also reviews and approves all transactions with related persons that are required to be disclosed in this section of our proxy statement. The charter of our Audit Committee and our Code of Conduct may be found on our investor relations website at http://investor.ebayinc.com/governance.cfm.

Our Board has adopted a written policy for the review of related person transactions. For purposes of the policy, a related person transaction includes transactions in which (1) the amount involved is more than $120,000 in any consecutive twelve-month period, (2) eBay is a participant, and (3) any related person has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers, holders of more than 5% of eBay’s outstanding common stock and their respective immediate family members. Pursuant to the policy, all related person transactions must be approved by the Audit Committee or, in the event of an inadvertent failure to bring the transaction to the Audit Committee for pre-approval, ratified by the Audit Committee. In the event that a member of the Audit Committee has an interest in a related person transaction, the transaction must be approved or ratified by the disinterested members of the Audit Committee. In deciding whether to approve or ratify a related person transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (1) fair to eBay and (2) at least as favorable to eBay as would apply if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for eBay to enter into the transaction;

•	whether the transaction would impair the independence of an outside director under eBay’s director independence standards; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with eBay.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws provide for the Board to be divided into three classes, with each class having a three-year term. The first class currently consists of four directors, the second class currently consists of five directors and the third class currently consists of three directors. The term of office for the first class expires at our 2014 Annual Meeting, the term of office for the second class expires at our upcoming Annual Meeting, and the term of office for the third class expires at our 2013 Annual Meeting. A director who is elected to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board is presently composed of 12 members, ten of whom are currently independent directors within the meaning of the listing standards of the Nasdaq Global Select Market. The five nominees standing for election at the Annual Meeting are from the second class of directors, whose term of office expires at the upcoming Annual Meeting. These five nominees are all currently members of the Board and, except for Ms. Mitic, have been previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until our 2015 Annual Meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

Majority Vote Standard for Election of Directors; Director Resignation Policy. Our Bylaws require that each director be elected by the affirmative vote of a majority of the votes cast with respect to such director in uncontested elections such as this one (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). In a contested election, the standard for election of directors would be the affirmative vote of a plurality of the votes cast by the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A contested election is one in which the Board has determined that the number of nominees exceeds the number of directors to be elected at the meeting and has not rescinded this determination by the date that is at least 20 days prior to the date of the meeting as initially announced.

If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to our Bylaws. In accordance with our Corporate Governance Guidelines, our Board expects each incumbent director who is nominated for re-election to resign, in accordance with the procedure set forth in our Bylaws, from the Board if he or she fails to receive the required number of votes for re-election in accordance with our Bylaws. Our Corporate Governance Guidelines provide that, in considering whether to nominate any incumbent director for re-election, the Board will take into account whether the director has tendered an irrevocable resignation that will be effective upon the Board’s acceptance of such resignation in the event the director fails to receive the required vote to be re-elected. In the case of a proposed nominee who is not an incumbent director, the Board will take into account whether the individual has agreed to tender such a resignation prior to being nominated for re-election. If a nominee who is an incumbent director does not receive the required vote for re-election, the Corporate Governance and Nominating Committee or another committee of the Board will decide whether to accept or reject such director’s resignation (if the director has tendered such a resignation), or whether to take other action, within 90 days after the date of the certification of the election results (subject to an additional 90-day period in certain circumstances). In reaching its decision, the committee will review factors it deems relevant, which may include any stated reasons for “AGAINST” votes, whether the underlying cause or causes of the “AGAINST” votes are curable, criteria considered by the committee in evaluating potential candidates for the Board, the length of service of the director, the size and holding period of such director’s stock ownership in the company, and the director’s contributions to the company. The committee’s decision will be publicly disclosed in a filing with the SEC. If a nominee who was not already serving as a director fails to receive the required votes to be elected at the annual meeting, he or she will not become a member of the Board. Each director nominee is currently serving on the Board and has submitted an irrevocable resignation of the type described above.

Set forth below is biographical information for each of the nominees as well as for each director whose term of office will continue after the upcoming Annual Meeting.

Director Qualifications. All of our directors have high-level managerial experience in relatively complex organizations or are accustomed to dealing with complex problems. We believe all of our directors are individuals of high character and integrity, are able to work well with others, and have sufficient time to devote to the affairs of eBay. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of eBay.

Management Proposal to Declassify Board of Directors. Our Board and the Corporate Governance and Nominating Committee regularly review our corporate governance policies and practices. As disclosed in our 2011 Proxy Statement, as part of the Corporate Governance and Nominating Committee’s continuing review, the Committee recommended, and the Board decided to conduct, a full review regarding the potential declassification of the Board and moving to annual elections of all directors. Following the completion of that review, the Corporate Governance and Nominating Committee recommended to the Board in June 2011 that a proposal to declassify the Board be submitted to stockholders at the next annual meeting. Upon the recommendation of the Corporate Governance and Nominating Committee, our Board has unanimously approved an amendment to our Amended and Restated Certificate of Incorporation to declassify the Board and move to annual election of directors. See “Proposal 5 – Adoption and Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Declassify Our Board of Directors and Provide for the Annual Election of Directors” below for additional information.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT OUR 2015 ANNUAL MEETING

Marc L. Andreessen

Marc L. Andreessen, age 40, has served as a director of eBay since September 2008. Mr. Andreessen is Co-Founder and General Partner of AH Capital Management, L.L.C. (d/b/a Andreessen Horowitz), a venture capital firm formed in 2009. Andreessen Horowitz primarily invests in private high-technology companies in Silicon Valley and around the world. Mr. Andreessen also co-founded and served as Chairman of the Board of Directors of Ning Inc., an online platform for people to create their own social networks, from late 2004 to December 2011. From September 1999 to July 2007, Mr. Andreessen co-founded and served as the Chairman of the Board of Directors of Opsware, Inc. (formerly known as Loudcloud Inc.), a software company. From March 1999 to September 1999, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., a media company and provider of Internet services. From April 1994 to March 1999, Mr. Andreessen was a Co-Founder of Netscape Communications Corporation, a software company, serving in various positions, including Chief Technology Officer and Executive Vice President of Products. Mr. Andreessen also served on the Board of Directors of Blue Coat Systems from 1999 to September 2005. Mr. Andreessen currently serves on the Board of Directors of Hewlett-Packard Company, Facebook, Inc., Stanford Hospital, and several smaller private companies. Mr. Andreessen holds a B.S. degree in Computer Science from the University of Illinois at Urbana-Champaign.

Experience, Qualifications and Skills:

The Board concluded that Mr. Andreessen should continue to serve as a director of eBay in part due to his extensive experience as an Internet entrepreneur and a technologist, which is relevant given that eBay is a global Internet-driven company and has a continuing need to innovate.

William C. Ford, Jr.

William C. Ford, Jr., age 54, has served as a director of eBay since July 2005. Mr. Ford has served as Executive Chairman of the Board of Directors of Ford Motor Company, a company that manufactures and distributes automobiles, since September 2006 and has served as Chairman of the Board of Directors of Ford since January 1999. Mr. Ford also serves as Chairman of Ford’s Finance Committee and as a member of Ford’s Environmental and Public Policy Committee. From October 2001 to September 2006, Mr. Ford was Ford’s Chief Executive Officer. Mr. Ford has held a number of management positions at Ford since 1979. Mr. Ford serves as Vice Chairman of The Detroit Lions, Inc., Chairman of the Detroit Economic Club and Board Member of Business Leaders for Michigan. Mr. Ford holds a B.A. degree from Princeton University and a M.S. degree in Management from the Massachusetts Institute of Technology.

Experience, Qualifications and Skills:

The Board concluded that Mr. Ford should continue to serve as a director of eBay in part due to his experience as Executive Chairman and as a former Chief Executive Officer of a global consumer-facing company and his extensive managerial expertise, which are relevant to eBay’s overall business.

Dawn G. Lepore

Dawn G. Lepore, age 57, has served as a director of eBay since December 1999. Ms. Lepore had served as Chief Executive Officer and Chairman of the Board of drugstore.com, inc., a leading online provider of health, beauty, vision, and pharmacy solutions, from October 2004 to June 2011. From August 2003 to October 2004, Ms. Lepore served as Vice Chairman of Technology, Active Trader, Operations, Business Strategy, and Administration for the Charles Schwab Corporation and Charles Schwab & Co, Inc., a financial holding company. Prior to this appointment, she held various positions with the Charles Schwab Corporation including: Vice Chairman of Technology, Operations, Business Strategy, and Administration from May 2003 to August 2003; Vice Chairman of Technology, Operations, and Administration from March 2002 to May 2003; Vice Chairman of Technology and Administration from November 2001 to March 2002; and Vice Chairman and Chief Information Officer from July 1999 to November 2001. Ms. Lepore also served on the Board of Directors of The New York Times Company from April 2008 to June 2011. Ms. Lepore holds a B.A. degree from Smith College.

Experience, Qualifications and Skills:

The Board concluded that Ms. Lepore should continue to serve as a director of eBay in part due to her extensive knowledge of eBay having been a director since 1999, which brings historic knowledge and continuity to the Board, and her operational and industry expertise as the Chief Executive Officer of an online consumer-facing retail company and her extensive expertise managing complex global information technology systems, which are relevant given that eBay is a global Internet-driven company.

Kathleen C. Mitic

Kathleen C. Mitic, age 42, has served as a director of eBay since September 2011. Ms. Mitic has been Director of Platform & Mobile Marketing for Facebook, Inc., a social networking service, since August 2010. From June 2009 to July 2010, Ms. Mitic served as Senior Vice President Product Marketing of Palm, Inc., a smartphone manufacturer. From May 2008 to June 2009, Ms. Mitic was an Executive-in-Residence at Elevation Partners, a private equity firm focused on the media and entertainment industries. From December 2006 to February 2008, Ms. Mitic served as Chief Operating Officer of Skyrider Inc., a developer of online peer-to-peer networking solutions. From May 2006 to November 2006, Ms. Mitic was an Executive-in-Residence at Kleiner Perkins Caufield & Byers, a venture capital firm. From May 2005 to May 2006, Ms. Mitic served as Vice President Marketing at Zazzle.com Inc., an online marketplace provider of custom products. From December 2004 to May 2005, Ms. Mitic served as Vice President & General Manager Product Strategy Group and from December 2001 to December 2004 as Global Vice President & General Manager Yahoo! Personals at Yahoo! Inc., a provider of an online network of integrated services. She also serves on the Board of Directors of Special Olympics International. Ms. Mitic holds a B.A. degree in Economics from Stanford University and an M.B.A. degree from Harvard Business School.

Experience, Qualifications and Skills:

The Board concluded that Ms. Mitic should continue to serve as a director of eBay in part due to her extensive experience as a technology leader and entrepreneur obtained from her various positions, including her current position with a major global consumer-facing technology company, which is relevant given that eBay is a global consumer-focused technology company with a continuing need to innovate.

Pierre M. Omidyar

Pierre M. Omidyar, age 44, founded eBay as a sole proprietorship in September 1995. He has been a director and Chairman of the Board since eBay’s incorporation in May 1996. Mr. Omidyar served as eBay’s Chief Executive Officer, Chief Financial Officer, and President from inception to February 1998, November 1997, and August 1996, respectively. Prior to founding eBay, Mr. Omidyar was a developer services engineer at General Magic, a mobile communications platform company, from December 1994 to July 1996. Mr. Omidyar co-founded Ink Development Corp. (later renamed eShop), in May 1991 and served as a software engineer there from May 1991 to September 1994. Prior to co-founding Ink, Mr. Omidyar was a developer for Claris, a subsidiary of Apple Inc., and for other Macintosh-oriented software development companies. Since 2004, Mr. Omidyar has been Co-Founder and Chairman of the Omidyar Network, a philanthropic investment firm committed to creating opportunity for individuals to improve their lives. He is also currently the Chief Executive Officer and publisher of Peer News LLC and serves on the Board of Trustees of Omidyar-Tufts Microfinance Fund, the Punahou School, Santa Fe Institute, and the Roshan Cultural Heritage Institute. Mr. Omidyar holds a B.S. degree in Computer Science from Tufts University.

Experience, Qualifications and Skills:

The Board concluded that Mr. Omidyar should continue to serve as a director of eBay in part due to the fact that he is eBay’s founder, which brings historic knowledge and continuity to the Board, and its largest stockholder, as well as his extensive experience as an entrepreneur and a technologist, both of which are relevant given eBay is a technology-driven company with a continuing need to innovate.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL OUR 2013 ANNUAL MEETING

David M. Moffett

David M. Moffett, age 60, has served as a director of eBay since July 2007. Mr. Moffett served as Chief Executive Officer of Federal Home Loan Mortgage Corp. (Freddie Mac), a government controlled and sponsored mortgage company, from September 2008 until his retirement in March 2009, and as a director of Freddie Mac from December 2008 to March 2009. Mr. Moffett has more than 30 years of strategic finance, risk management, and operational experience in banking and payment processing. He joined Star Banc Corporation, a bank holding company, in 1993 as Chief Financial Officer and played integral roles as Star Banc Corporation acquired Firstar Corporation in 1998, which then acquired U.S. Bancorp in February 2001, retaining the U.S. Bancorp name. Prior to 1993, Mr. Moffett held executive level positions at some of the nation’s leading financial services companies, including Bank of America Corporation, a national financial institution, and Security Pacific Corp., a provider of banking and financial services. Mr. Moffett also served on the Board of Directors of MBIA Inc. from May 2007 to September 2008, The E.W. Scripps Company from May 2007 to November 2008 and Building Materials Holding Corp from May 2006 to November 2008. Mr. Moffett also serves on the Board of Directors of CIT Group Inc. and as a Trustee for the University of Oklahoma Foundation and the Columbia Atlantic mutual funds. Mr. Moffett holds a B.S. degree in Economics from the University of Oklahoma and an M.B.A. degree from Southern Methodist University.

Experience, Qualifications and Skills:

The Board concluded that Mr. Moffett should continue to serve as a director of eBay in part due to his extensive experience in the payments business as a result of his involvement with the development of U.S. Bancorp’s global expansion of its merchant processing business and his extensive global financial management and regulatory expertise as a former Chief Executive Officer and Chief Financial Officer of financial services companies, both of which are particularly relevant to PayPal’s and Bill Me Later’s businesses.

Richard T. Schlosberg, III

Richard T. Schlosberg, III, age 67, has served as a director of eBay since March 2004. From May 1999 until his retirement in January 2004, Mr. Schlosberg served as President and Chief Executive Officer of the David and Lucile Packard Foundation, a private family foundation. Prior to joining the foundation, Mr. Schlosberg was Executive Vice President of The Times Mirror Company, a news and information company, and publisher and Chief Executive Officer of the Los Angeles Times, a daily newspaper. Prior to that, he served in the same role at the Denver Post, a daily newspaper. Mr. Schlosberg served on the board of directors of BEA Systems Inc., a developer of enterprise application infrastructure solutions, from April 2005 to April 2008 and currently serves on the Board of Directors as Lead Independent Director of Edison International and is also a founding Director of the U.S. Air Force Academy Endowment, Director of the San Antonio Medical Foundation and a Director of the Texas Biomedical Foundation. Mr. Schlosberg is also Chairman of the Board of Directors of the Kaiser Family Foundation. Mr. Schlosberg is a graduate of the United States Air Force Academy and holds an M.B.A. degree from the Harvard Business School.

Experience, Qualifications and Skills:

The Board concluded that Mr. Schlosberg should continue to serve as a director of eBay in part due to his experience as a Chief Executive Officer in the newspaper/publishing industry, which is particularly relevant to eBay’s classifieds business, and extensive management expertise.

Thomas J. Tierney

Thomas J. Tierney, age 58, has served as a director of eBay since March 2003. Mr. Tierney is the founder of The Bridgespan Group, or Bridgespan, a non-profit consulting firm serving the non-profit sector, and has been its Chairman of the Board since late 1999. Prior to founding Bridgespan, Mr. Tierney served as Chief Executive Officer of Bain & Company, a consulting firm, from June 1992 to January 2000. Mr. Tierney holds a B.A. degree in Economics from the University of California at Davis and an M.B.A. degree with distinction from the Harvard Business School. Mr. Tierney is the co-author of Aligning the Stars, a book about organization and strategy.

Experience, Qualifications and Skills:

The Board concluded that Mr. Tierney should continue to serve as a director of eBay in part due to his extensive managerial experience as Chief Executive Officer of a global strategic consulting company, which is relevant to eBay’s overall business and the Board’s oversight of management.

DIRECTORS CONTINUING IN OFFICE UNTIL OUR 2014 ANNUAL MEETING

Fred D. Anderson

Fred D. Anderson, age 67, has served as a director of eBay since July 2003. Mr. Anderson has been a Managing Director of Elevation Partners, a private equity firm focused on the media and entertainment industry, since July 2004. From March 1996 to June 2004, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Apple Inc., a manufacturer of personal computers and related software. Prior to joining Apple, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing,

Inc., an electronic transaction processing firm, from August 1992 to March 1996. On April 24, 2007, the SEC filed a complaint against Mr. Anderson and another former officer of Apple. The complaint alleged that Mr. Anderson failed to take steps to ensure that the accounting for an option granted in 2001 to certain executives of Apple, including himself, was proper. Simultaneously with the filing of the complaint, Mr. Anderson settled with the SEC, neither admitting nor denying the allegations in the complaint. In connection with the settlement, Mr. Anderson agreed to a permanent injunction from future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Section 16(a) of the Exchange Act and Rules 13b2-2 and 16a-3 thereunder, and from aiding and abetting future violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder. He also agreed to disgorge approximately $3.5 million in profits and interest from the option he received and to pay a civil penalty of $150,000. Under the terms of the settlement, Mr. Anderson may continue to act as an officer or director of public companies. Mr. Anderson also served on the Board of Directors of Apple Inc. from June 2004 to June 2006, E.Piphany, Inc. from May 2003 to September 2005 and Palm, Inc. from September 2007 to July 2010. Mr. Anderson currently serves on the Board of Directors of Move, Inc. and Yelp Inc. Mr. Anderson holds a B.A. degree from Whittier College and an M.B.A. degree from the University of California, Los Angeles.

Experience, Qualifications and Skills:

The Board concluded that Mr. Anderson should continue to serve as a director of eBay in part due to his extensive financial management expertise as a former Chief Financial Officer of two global public companies, which is relevant to eBay’s overall business, and due to his continued involvement with mergers and acquisitions and with technology firms through his experience at Elevation Partners. This expertise has also led the Board to determine that he is an “audit committee financial expert” as defined by the SEC.

Edward W. Barnholt

Edward W. Barnholt, age 68, has served as a director of eBay since April 2005. Mr. Barnholt served as President and Chief Executive Officer of Agilent Technologies, Inc., a measurement company, from May 1999 until his retirement in March 2005. He also served on the Board of Directors of Agilent from May 1999 to March 2005 and served as Chairman of the Board of Directors from November 2002 until March 2005. Before being named Agilent’s Chief Executive Officer, from 1998 to 1999 Mr. Barnholt served as Executive Vice President and General Manager of the Measurement Organization of Hewlett-Packard Company, an international information technology company. From 1990 to 1998, he served as General Manager of Hewlett-Packard Company’s Test and Measurement Organization. He was elected a Senior Vice President of Hewlett-Packard Company in 1993 and an Executive Vice President in 1996. Mr. Barnholt currently serves as the Non-Executive Chairman of the Board of Directors of KLA-Tencor Corporation, a member of the Board of Directors of Adobe Systems Incorporated, and a member of the Board of Trustees of the David and Lucile Packard Foundation. Mr. Barnholt holds a B.S. and an M.S. degree in Electrical Engineering from Stanford University.

Experience, Qualifications and Skills:

The Board concluded that Mr. Barnholt should continue to serve as a director of eBay in part due to his experience as a former Chairman of a large global technology company and his extensive global management, operational, and industry expertise as a former Chief Executive Officer and Executive Vice President of relatively large global technology companies, which are relevant given that eBay is a global technology company.

Scott D. Cook

Scott D. Cook, age 59, has served as a director of eBay since June 1998. Mr. Cook is the founder of Intuit Inc., a maker of business and financial management technology solutions, including Quickbooks, Quicken and TurboTax. Mr. Cook has been a director of Intuit since March 1984 and has been the Chairman of the Executive

Committee of the Board of Directors of Intuit since August 1998. From March 1993 to July 1998, Mr. Cook served as Chairman of the Board of Directors of Intuit. From March 1984 to April 1994, Mr. Cook served as President and Chief Executive Officer of Intuit. Mr. Cook also serves on the Board of Directors of The Procter & Gamble Company, The Asia Foundation and The Intuit Scholarship Foundation. Mr. Cook holds a B.A. degree in Economics and Mathematics from the University of Southern California and an M.B.A. degree from the Harvard Business School.

Experience, Qualifications and Skills:

The Board concluded that Mr. Cook should continue to serve as a director of eBay in part due to his extensive knowledge of eBay having been a director since 1998, which brings historic knowledge and continuity to the Board, and his operational and industry expertise obtained from his experience as Chairman of the Executive Committee and as a former Chief Executive Officer of a major global consumer-facing technology company and a technologist, which is relevant given that eBay is a global consumer-focused technology company.

John J. Donahoe

John J. Donahoe, age 51, serves eBay as its President and Chief Executive Officer. He has served as eBay’s President and Chief Executive Officer since March 2008, and as a director of eBay since January 2008. In January 2012, in connection with Mr. Thompson’s resignation as President of PayPal, Mr. Donahoe was appointed as Interim President of PayPal. Mr. Donahoe will continue to serve as Interim President of PayPal until a successor for Mr. Thompson is named. From January 2008 to March 2008, Mr. Donahoe served as CEO-designate of eBay. From March 2005 to January 2008, Mr. Donahoe served as President, eBay Marketplaces. From January 2000 to February 2005, Mr. Donahoe served as Worldwide Managing Director for Bain & Company, a global business consulting firm. Mr. Donahoe serves on the Board of Trustees for Dartmouth College and on the Board of Directors of Intel Corporation. Mr. Donahoe holds a B.A. degree in Economics from Dartmouth College and an M.B.A. degree from the Stanford Graduate School of Business.

Experience, Qualifications and Skills:

The Board concluded that Mr. Donahoe should continue to serve as a director of eBay in part due to his role as eBay’s President and Chief Executive Officer and his knowledge of the day-to-day operations of eBay obtained as a result of that role, as well as his extensive previous managerial experience as Worldwide Managing Director of a global strategic consulting company, which is relevant to eBay’s overall business.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As discussed in the Compensation Discussion and Analysis, the company designs its compensation programs to maintain a performance- and achievement-oriented environment throughout the company. The goals of the company’s executive compensation program are to:

•	Create stockholder value by aligning executive compensation to business objectives and performance;

•	Attract, retain, and motivate highly-qualified executives by offering market-competitive total compensation packages; and

•	Balance the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years.

Consistent with these goals and as discussed in the Compensation Discussion and Analysis, the Compensation Committee has designed guiding principles focused on pay for performance, competitiveness of the company’s compensation programs with the company’s peer group, and cost-effective programs with limited perquisites or other personal benefits and without compensation agreements that provide expensive post-employment compensation.

In particular, payouts under our short-term cash incentive program (the eBay Incentive Program) and longer-term awards of performance-based restricted stock units depend on the company hitting pre-determined performance metrics that are set by the Compensation Committee. The Compensation Committee selects performance measures that it believes are the best measures of the company’s success and aligned with drivers of long-term stockholder value. We also grant our executive officers stock options and time-based restricted stock units in order to align their incentives with the long-term interests of our stockholders, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance and competitive norms.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the company, our Board, or our Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR

2008 EQUITY INCENTIVE AWARD PLAN

We are asking you to adopt and approve the amendment and restatement of our 2008 Equity Incentive Award Plan, or the 2008 Plan:

•	to increase the number of shares of common stock we may issue under the 2008 Plan by 16.5 million shares from 105 million shares to 121.5 million shares;

•	to change the manner in which various types of equity awards are counted against the plan limits;

•	to eliminate certain share recycling provisions; and

•	to require awards granted under the 2008 Plan to be subject to our clawback policy, as in effect from time to time.

The Board believes that adopting and amending the 2008 Plan is in the best interests of our stockholders. The Board, upon recommendation of the Compensation Committee, has unanimously approved the proposed amendment and restatement of the 2008 Plan and recommends that the Company’s stockholders adopt and approve the proposed amendment and restatement of the 2008 Plan to provide us the continued ability to grant a variety of equity awards as a valuable tool to help attract and retain members of our Board and employees of our company and its subsidiaries.

INTRODUCTION

The purpose of the 2008 Plan is to promote the success and enhance the value of our company by linking the personal interests of employees and the members of our Board to those of our stockholders and by providing these individuals with an incentive to work to generate superior returns to our stockholders. The 2008 Plan is also intended to provide us with flexibility in creating competitive plans to motivate, attract, and retain the services of employees and members of our Board upon whose judgment, interest, and special effort our success is largely dependent. We also encourage stock ownership by our senior executives and members of our Board through the use of equity awards and stock ownership guidelines applicable to our executive officers and directors.

As a result of various factors, we currently maintain multiple plans, each typically used to grant awards to different groups of employees. Over the next several years, we intend to reduce the number of plans we administer and primarily rely on one plan to grant awards to employees. A simple, smoothly functioning equity award program is an important component of our general compensation program and helps to streamline our daily operations.

As explained in greater detail in the Compensation Discussion and Analysis section of this proxy statement, we grant our executive officers a combination of stock options, time-based restricted stock units, or RSUs, and performance-based RSUs and we grant most other employees eligible to receive equity either a combination of stock options and RSUs or purely RSUs.

In order to continue to make grants in accordance with the compensation philosophy adopted by the Compensation Committee, our Compensation Committee and the Board, upon recommendation of our Compensation Committee, have approved and are asking you to approve the amendment and restatement of our 2008 Plan. This will ensure that we have sufficient shares authorized and available for grants of equity awards and the flexibility to create the most appropriate equity grant program possible.

As of March 2, 2012, we had a total of 56.79 million shares available for grant under our equity incentive plans, consisting of (a) 53.10 million shares available for grant under the 2008 Plan, (b) 0.95 million shares available for grant under our 2003 Deferred Stock Unit Plan, or 2003 Plan, and (c) 2.74 million shares available for grant under the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended, or the GSI Plan. Assuming stockholder approval of the amendment and restatement of the 2008 Plan, and based on the awards outstanding under our equity incentive plans as of March 2, 2012, we would have a total of 73.29 million shares available for grant under all plans, consisting of an aggregate total of (x) 69.60 million shares available for grant under the 2008 Plan, (y) 0.95 million shares available for grant under the 2003 Plan and (z) 2.74 million shares available for grant under the GSI Plan. The number of shares available for grant under the 2008 Plan, 2003 Plan and GSI Plan may increase in connection with the cancellation or forfeiture of awards outstanding under such plans.

Under the amended and restated 2008 Plan, shares subject to awards other than full value awards, such as stock options and stock appreciation rights, granted on or after April 26, 2012 would count against all plan limits as 0.5587 shares for each share subject to the award, while shares subject to full value awards, such as restricted stock units and restricted stock, would count against the plan limits as 1.0 share for each share subject to the award.

For comparative purposes only, this is intended to be identical to a request for approximately 71.5 million additional shares under a fungible (flexible) share plan in which shares subject to awards other than full value awards, such as stock options and stock appreciation rights, would count against all plan limits as 1.0 share for each share subject to the award, while shares subject to full value awards, such as restricted stock units and restricted stock, would count against the plan limits as 1.79 shares for each share subject to the award; assuming stockholder approval, this would have also resulted in 69.6 million full value awards (124.6 million shares divided by 1.79) being available for grant under the 2008 Plan as of March 2, 2012.

The amended and restated 2008 Plan eliminates certain share recycling provisions that were previously included in the 2008 Plan. As a result, any shares of stock subject to an equity award under the amended and restated 2008 Plan may not be made available for reissuance if such shares are delivered to or withheld by eBay to pay the exercise price of an option or to satisfy withholding taxes related to an equity award, or such shares were subject to an equity award and were not issued upon the net settlement of such equity award.

The amended and restated 2008 Plan would expressly provide that each award granted under the plan is subject to our clawback policy, as in effect from time to time, which we will maintain in order to comply with the listing requirements of the Nasdaq Global Select Market.

The following tables provide information about our outstanding stock options as of March 2, 2012. Approximately 68.8% of outstanding stock options were exercisable on that date and 13.3% of exercisable options had exercise prices above the closing price on that date. In addition to stock options, we had 30.4 million shares of restricted stock, RSUs, and deferred stock units granted and outstanding under our equity incentive plans as of March 2, 2012.

	Aggregate Options Outstanding			Aggregate Options Exercisable
Range of Exercise Prices	Number Outstanding as of March 2, 2012 (in thousands)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable as of March 2, 2012 (in thousands)	Weighted Average Exercise Price
Under $10.00	1,790	6.02	$3.71	1,336	$4.01
$10.01 - $20.00	6,387	2.97	13.72	5,152	14.19
$20.01 - $30.00	12,248	3.74	25.36	8,297	25.75
$30.01 - $40.00	14,510	4.04	33.69	8,779	34.63
$40.01 - $50.00	1,394	1.59	42.52	1,394	42.52
$50.01 and above	71	1.79	56.21	71	56.21

Total	36,404	3.75	$26.29	25,032	$26.35

As of March 2, 2012, the sum of (i) total number of equity incentive awards granted and outstanding plus (ii) shares available for grant under all active plans (but not giving effect to the amendment and restatement of the 2008 Plan), as a percentage of our outstanding shares (also referred to as our “equity overhang”), was equal to 9.6%.

The Board and the Compensation Committee review our equity program annually to ensure that we are balancing our goal to include the use of equity in our compensation programs to attract and motivate our employees with our interest and our stockholders’ interest in limiting dilution from our equity plans. The following table provides information on our annual share usage.

Run Rate (shares in millions)

	2009		2010	2011	3-Year Average

Stock options granted (includes assumed options)	9.88		8.43	8.42	8.91
RSUs and restricted stock granted(1)	23.96	(2)	15.84	21.64	20.48
Total number of shares cancelled	29.07	(3)	11.43	8.46	16.32
Weighted average common shares outstanding	1,290		1,306	1,293	1,296
Net run rate(4)	0.37	%(5)	0.98%	1.67%	1.01%
Equity awards made to Named Executive Officers (as a percentage of equity awards granted under the 2008 Plan)	6.68	%(6)	7.80%	5.92%	6.51%

(1)	Includes both time-based RSUs and performance-based RSUs granted in the respective period. Excludes performance-based RSUs earned during the respective period.
(2)	Excludes approximately 5.0 million RSUs granted in connection with the one-time stock option exchange program completed in September 2009, or option exchange.
(3)	Excludes approximately 42.6 million stock options accepted for exchange and cancelled in connection with the one-time option exchange.
(4)	Net run rate is calculated as (a) all shares granted as RSUs or stock options, minus (b) the number of shares or options cancelled, divided by (c) the weighted average common shares outstanding. Excludes performance-based RSUs earned during the respective period.
(5)	For 2009, the net run rate calculation excludes stock options cancelled, and new RSUs and new options issued, in connection with the one-time option exchange.
(6)	For 2009, the calculation excludes approximately 5.0 million RSUs granted in connection with the one-time option exchange from the denominator.

A summary of the principal provisions of the 2008 Plan is set forth below. The description of the proposed amendment and restatement of our 2008 Plan is a summary and is qualified by and subject to the full text of the proposed amendment and restatement, which is attached to this proxy statement as Appendix A.

GENERAL

•	The 2008 Plan has a ten-year term from the date our stockholders approve the amendment and restatement of the 2008 Plan.

•

The 2008 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, RSUs, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock units, other stock-based awards, and performance-based awards to eligible individuals.

•

Subject to stockholder approval of the amendment and restatement of the 2008 Plan, 121.5 million shares of common stock in the aggregate are authorized for issuance pursuant to awards under the 2008 Plan, of which 69.6 million shares remain eligible for future issuance. Under the amended and restated 2008 Plan, shares subject to awards other than full value awards, such as stock options and stock appreciation rights, granted on or after April 26, 2012 would count against all plan limits as 0.5587 shares for each share subject to the award, while shares subject to full value awards, such as restricted stock units and restricted stock, would count against the plan limits as 1.0 share for each share subject to the award. For comparative purposes only, this is intended to be identical to a request for approximately 71.5 million additional shares under a fungible (flexible) share plan in which shares subject to awards other than full value awards, such as stock options and stock appreciation rights, would count against all plan limits as 1.0 share for each share subject to the award, while shares subject to full value awards, such as restricted stock units and restricted stock, would count against the plan limits as 1.79 shares for each share subject to the award; assuming stockholder approval, this would have similarly resulted in 69.6 million full value awards (124.6 million shares divided by 1.79) being available for grant under the 2008 Plan as of March 2, 2012.

•

Subject to stockholder approval of the amendment and restatement of the 2008 Plan, the authorized shares of common stock under the 2008 Plan represent approximately 9.6% of the total outstanding shares of common stock as of March 2, 2012.

•	As of March 2, 2012, the closing price of our common stock on the Nasdaq Global Select Market was $36.25 per share.

ADMINISTRATION

The 2008 Plan is administered by the Compensation Committee of our Board. The Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code, or Code. Pursuant to this provision, our Compensation Committee’s current practice is to delegate to our Chief Executive Officer the authority to determine and make most of the individual grants to our employees below the level of Senior Vice President within guidelines approved by the Compensation Committee. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a non-employee director, and an “independent director” under the rules of the Nasdaq Global Select Market (or other principal securities market on which shares of our common stock are traded).

The Compensation Committee has the exclusive authority to administer the 2008 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

ELIGIBILITY

Persons eligible to participate in the 2008 Plan include all non-employee members of our Board (which will be ten directors following the Annual Meeting), approximately 28,000 employees of the company and its subsidiaries and affiliates, as determined by the Compensation Committee, and certain consultants. Mr. Omidyar has not received any grants under the 2008 Plan.

LIMITATION ON AWARDS AND SHARES AVAILABLE

Subject to stockholder approval of the amendment and restatement of the 2008 Plan, an aggregate of 121.5 million shares of common stock in the aggregate are authorized for issuance pursuant to the 2008 Plan, of which 69.6 million shares remain eligible for future issuance. The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. Under the amended and restated 2008 Plan, shares subject to awards other than full value awards, such as stock options and stock appreciation rights, granted on or after April 26, 2012 would count against all plan limits as 0.5587 shares for each share subject to the award, while shares subject to full value awards, such as restricted stock units and restricted stock, would count against the plan limits as 1.0 share for each share subject to the award.

To the extent that an award terminates, expires, or lapses for any reason, or an award is settled in cash without delivery of shares to the participant, then any shares subject to the award may be used again for new grants under the 2008 Plan. As amended, the 2008 Plan would provide that any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award may not be used again for new grants under the 2008 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries or affiliates will not be counted against shares available for issuance under the 2008 Plan. The payment of cash dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2008 Plan.

The maximum number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the 2008 Plan during any calendar year is two million shares and the maximum amount that may be paid in cash to a “covered employee” during any calendar year with respect to any performance bonus award is $3 million.

AWARDS

The 2008 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, RSUs, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock units, other stock-based awards, and performance-bonus awards. No determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the 2008 Plan. See the description under the New Plan Benefits heading below or the Summary Compensation Table and Grants of Plan-Based Awards Table below for information on prior awards to our named executive officers identified in those tables.

Stock Options. Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2008 Plan. The option exercise price of all stock options granted pursuant to the 2008 Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant.

While we do not currently grant any incentive stock options and have no current intent to do so, to preserve maximum flexibility, the 2008 Plan allows us to grant incentive stock options. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of the common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

The Compensation Committee determines the methods by which an option holder may pay the exercise price of an option, or the related taxes, including, without limitation: (1) cash, (2) shares of common stock (including, in the case of payment of the exercise price of an award, shares of stock issuable pursuant to the exercise of the award) having a fair market value on the date of delivery equal to the aggregate payments required, or (3) other property acceptable to the Compensation Committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of the company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act.

Restricted Stock Units. RSUs may be granted pursuant to the 2008 Plan. An RSU award provides for the issuance of common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant, and may provide for the deferral of receipt of the common stock beyond the vesting date. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of common stock for each RSU scheduled to be paid out on such date and not previously forfeited (subject to applicable tax withholding requirements). The Compensation Committee will specify the purchase price, if any, to be paid by the participant to us for such shares of common stock. RSUs may constitute, or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met. The tax consequences for RSUs outside of the U.S. may differ from the U.S. federal income tax consequences described in the preceding sentence.

Restricted Stock. Restricted stock may be granted pursuant to the 2008 Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Compensation Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Additional Awards. The other types of equity awards that may be granted under the 2008 Plan include performance shares, performance stock units, dividend equivalents, deferred stock units, stock appreciation rights (with a term of up to ten years from the date of grant) and other stock-based awards.

Performance bonus awards may also be granted pursuant to the 2008 Plan. Performance bonus awards are cash bonuses payable upon the attainment of pre-established performance goals based on established performance criteria and are intended to be performance-based awards within the meaning of Section 162(m) of the Code. The goals are established and evaluated by the Compensation Committee and may relate to performance over any periods as determined by the Compensation Committee. The following is a brief discussion of the requirements for awards, including performance bonus awards, to be treated as performance-based awards within the meaning of Section 162(m) of the Code.

The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Under the 2008 Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are entitled to receive payment for a performance-based award for any given performance period only to the extent that pre-established performance goals set by the Board for the period are satisfied. These pre-established performance goals are based on one or more of the following types of performance criteria:

•	volume criteria (including trading volume, gross merchandise volume, and total payment volume)

•	users

•	revenue

•

income criteria (including operating income, EBITDA, net earnings (either before or after interest, taxes, depreciation, and amortization), net income (either before or after taxes), earnings per share, and earnings using a non-GAAP measurement)

•	multiples of price-to-earnings

•	multiples of price-to-earnings to growth

•	return criteria (including return on net assets, return on gross assets, return on equity, return on invested capital, stock price appreciation, and total stockholder return)

•	stock price

•	margin criteria (including net margins and operating margins)

•	economic profit

•	employee productivity

•	customer satisfaction metrics

•	market share

•	employee engagement/satisfaction metrics

Any of the above criteria may be measured with respect to us, or any subsidiary, affiliate or other business unit of ours, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group and either in accordance with, or not in accordance with, GAAP. The Compensation Committee defines in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to the company on the date the performance-based award is paid to be eligible for a performance-based award for any period.

ADJUSTMENT PROVISIONS

Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of our common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, the Board will equitably adjust the class of shares issuable and the maximum number of shares of our stock subject to the 2008 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Board determines that an adjustment to the plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2008 Plan, the Board will equitably adjust the 2008 Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the 2008 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our stock in such manner as it may deem equitable.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

Outstanding awards do not automatically terminate in the event of a change in control. A “change in control” generally means a sale or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. If it does not do so, then with respect to awards held by participants whose service has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards shall lapse. The unexercised portion of all outstanding awards may terminate upon the change in control. The acceleration of an award in the event of a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

AMENDMENT AND TERMINATION

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2008 Plan at any time; however, stockholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (2) to increase the number of shares available under the 2008 Plan, (3) to permit the Compensation Committee or the Board to grant options with a price below fair market value on the date of grant, or (4) to extend the exercise period for an option or stock appreciation right beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2008 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2008 Plan on or after the tenth anniversary of the date the stockholders approve the amended and restated 2008 Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary under current law of the material federal income tax consequences to participants in the 2008 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the purchased shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options, and in the year of the disposition the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (1) the actual gain realized upon the disposition (i.e., the sale price minus the exercise price) or (2) the fair market value of the shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

The current U.S. federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds

$1 million. It is possible that compensation attributable to awards under the 2008 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with U.S. Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The 2008 Plan is designed to meet the requirements of Section 162(m); however, full value awards granted under the 2008 Plan will be treated as qualified performance-based compensation under Section 162(m) only if the full value awards and the procedures associated with them comply with all other requirements of Section 162(m). We cannot assure you that compensation attributable to options and full value awards granted under the 2008 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

The tax consequences for equity awards outside of the U.S. may differ from the U.S. federal income tax consequences described above.

NEW PLAN BENEFITS

Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2008 Plan. As of March 2, 2012, since the inception of the 2008 Plan, we had made the following equity grants under the 2008 Plan:

Number of Equity Awards Granted Under 2008 Plan*
John J. Donahoe	870,711
Robert H. Swan	458,527
Christopher D. Saridakis	254,915
Devin N. Wenig	246,437
Mark T. Carges	450,971
All executive officers as a group	3,179,761
All non-employee directors as a group	9,700
All non-executive officer employees as a group	70,817,895

*	Represents grants of RSUs (except for options for 2,394,188 shares issued to all non-executive officer employees as a group).

VOTE REQUIRED

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required for approval of the amendment and restatement of the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR IN FAVOR OF PROPOSAL 3

PROPOSAL 4

APPROVAL OF OUR EMPLOYEE STOCK PURCHASE PLAN

We are asking you to adopt and approve our Employee Stock Purchase Plan, or the Purchase Plan. The Board believes that the adoption and approval of the Purchase Plan is advisable and in the best interests of our stockholders. The Board, upon the recommendation of the Compensation Committee, unanimously approved the Purchase Plan on March 6, 2012, and recommends that the Company’s stockholders adopt and approve the Purchase Plan. Subject to stockholder approval, the Purchase Plan will become effective on November 1, 2012.

If approved, the Purchase Plan will amend and restate our 1998 Employee Stock Purchase Plan, or the 1998 Purchase Plan, which we have made available to our employees since our common stock was initially listed for trading in connection with our initial public offering. We are proposing that the Purchase Plan amend and restate the 1998 Purchase Plan because the shares of our common stock currently reserved under the 1998 Purchase Plan will be insufficient for future offering periods under the 1998 Purchase Plan. In addition, we have determined that certain administrative provisions should be updated, primarily those that relate to the coverage of employees in our non-U.S. locations. Approval of the Purchase Plan will allow us to continue to make stock purchase benefits available to eligible employees. The Board continues to believe that the Purchase Plan is necessary to assist in the retention of current employees and hiring of new employees, and to continue to provide our employees with an incentive to contribute to our success by providing an opportunity to acquire shares of our common stock.

A summary of the Purchase Plan is set forth below. The description of the Purchase Plan is a summary and is qualified by and subject to the full text of the Purchase Plan, which is attached to this proxy statement as Appendix B.

PURPOSE

The purpose of the Purchase Plan is to provide our employees with a convenient means of purchasing shares of our common stock and thereby to enhance their sense of participation in the affairs of the company. The Purchase Plan enables our eligible employees and the employees of our subsidiaries and affiliates to purchase, through payroll deductions, shares of our common stock at a discount from the market price of the stock at the time of purchase. The Purchase Plan includes two components. One component, which we refer to as the 423 component, is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and generally covers our U.S. employees, while the second component, which we refer to as the non-423 component, is not intended to qualify under Section 423 of the Code, and generally covers certain of our non-U.S. employees.

ADMINISTRATION

The Compensation Committee of the Board will administer the Purchase Plan, but is authorized to delegate its duties and authority to officers and employees of the company, as appropriate. All determinations and decisions by the Compensation Committee regarding the interpretation or application of the Purchase Plan shall be final and binding on all Purchase Plan participants. The Board and Compensation Committee are also authorized to adopt, amend and rescind rules or procedures relating to the administration of the Purchase Plan to accommodate the specific requirements of local laws and procedures. The Board or the Compensation Committee may also adopt sub-plans applicable to particular participating subsidiaries and affiliates which may be designed to be outside the scope of Section 423 of the Code.

ELIGIBILITY

Our employees and the employees of our participating subsidiaries and affiliates that have been employed at least ten business days and who meet such other requirements established by the Compensation Committee prior to the applicable offering period are eligible to participate in the Purchase Plan as of the first day of the first offering period after they become eligible to participate in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Purchase Plan) representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of any parent or subsidiary corporations. In addition, no employee is permitted to participate if the rights of the employee to purchase our common stock under the Purchase Plan and all similar purchase plans maintained by us or our subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. As of December 31, 2011, we and our consolidated subsidiaries employed approximately 26,600 people (excluding approximately 1,100 temporary employees), of whom approximately 20,000 were eligible to participate in the 1998 Purchase Plan.

STOCK SUBJECT TO THE PURCHASE PLAN

If approved, the Purchase Plan would reserve an aggregate of 35 million shares of our common stock for issuance under the Purchase Plan.

ENROLLMENT

Eligible employees become participants in the Purchase Plan by completing a subscription agreement and filing it with us no later than five business days before the beginning of each offering period (unless the Compensation Committee has set a later time for the filing of such subscription agreement). By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of our common stock that can be purchased with the compensation withheld during each purchase period within the offering period for which the participant is enrolled.

TERMS

Offerings; Purchase Dates. Under the 423 component of the Purchase Plan, an offering period will last for 24 months, comprised of four six-month purchase periods. Purchases will be made four times during each offering period on the last trading day of each purchase period, and the dates of such purchases shall be “purchase dates.” A new purchase period will begin the day after a purchase date. A new twenty-four month offering period will commence on each May 1st and November 1st during the term of the Purchase Plan. Under the non-423 component of the Purchase Plan, an offering period will last for six months, and is comprised of only one purchase period. Purchases will be made on the last trading day of the purchase period, and a new offering period and purchase period will begin the day after a purchase date. Our Compensation Committee may change the frequency and duration of offering periods and purchase dates under the Purchase Plan.

If the fair market value per share of our common stock on any purchase date in the 423 component of the Purchase Plan is less than the fair market value per share on the start date of the 24-month offering period, then that offering period will automatically terminate, and a new 24-month offering period will begin on the next trading day. All participants in the terminated offering period will be transferred to the new offering period.

Price and Payment. Employees electing to participate in the Purchase Plan will authorize us to automatically deduct after-tax dollars from each compensation payment until the employee instructs us to stop the deductions or until the employee’s employment is terminated. Participants may contribute between 2% and 10% (in whole percentages) of their compensation through payroll deductions, and the accumulated deductions will be applied to the purchase of whole shares on each semi-annual purchase date. Compensation for purposes of the Purchase Plan includes the following forms of cash compensation paid to or earned by an employee: base wages, salary, overtime, performance or merit bonuses, commissions, shift differentials, language differentials, payments for paid time off and holidays, sabbatical pay, payments in lieu of notice, travel pay, retroactive pay, on-call/standby pay, hazard pay, bereavement pay, jury/witness duty pay, pay during a period of suspension, military leave pay, compensation deferred pursuant to Section 401(k) or Section 125 of the Code, distributions under any nonqualified deferred compensation plan, retention bonuses and any other compensation or remuneration that the Compensation Committee or the Board approves as “compensation” in accordance with Section 423 of the Code.

The purchase price per share will be equal to 85% of the fair market value per share on the participant’s entry date into the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date.

The maximum number of shares which may be purchased by any employee on any single purchase date is 5,000 shares.

The fair market value of a share of our common stock on any date will equal the closing price of a share of common stock on the Nasdaq Global Select Market on the date of determination, as reported in The Wall Street Journal or such other source as our Compensation Committee deems reliable. On March 2, 2012, the closing price of our common stock as reported on the Nasdaq Global Select Market was $36.25 per share.

Termination of Participation. Employees may end their participation in an offering at any time at least 15 business days before a purchase date, and participation ends automatically on termination of employment with us or one of our subsidiaries or affiliates or failure to qualify as an eligible employee. Upon such termination of the employee’s participation in the Purchase Plan, such employee’s payroll deductions not already used to purchase stock under the Purchase Plan will be returned to the employee.

ADJUSTMENT PROVISIONS

Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend, or certain recapitalizations, may affect the share price of our common stock. We refer to these transactions as equity restructurings. In the event that an equity restructuring occurs, the Board will equitably adjust the class of shares issuable and the maximum number of shares of our stock subject to the Purchase Plan, and will equitably adjust any rights outstanding as to the class, number of shares and price per share of our stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction that is not an equity restructuring, and the Board determines that an adjustment to the Purchase Plan and any rights outstanding would be appropriate to prevent any dilution or enlargement of benefits under the Purchase Plan, the Board will equitably adjust the Purchase Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the Purchase Plan, as well as the maximum number of shares that may be purchased by an employee, and will adjust any rights outstanding as to the class, number of shares and price per share of our stock in such manner as it may deem equitable.

In the event we merge with or into another corporation in which we do not survive or in which we survive but our stockholders cease to own our shares, or we sell all or substantially all of our assets or more than 50% of our shares are sold in a tender offer or similar transaction, the outstanding rights under the Purchase Plan will continue unless otherwise provided by the compensation committee.

In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened by setting a new purchase date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless our compensation committee provides otherwise in its sole discretion.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

The Board may at any time and for any reason amend or terminate the Purchase Plan. Generally, no such termination can affect previously made grants or may adversely affect the rights of any participant without such participant’s consent, nor may any amendment be made without approval of our stockholders within 12 months of its adoption by the Board if such amendment increases the number of shares that may be issued under the Purchase Plan or changes the designation of the corporations whose employees (or class of employees) are eligible to participate in the Purchase Plan.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board is entitled to make such amendments to the Purchase Plan as it determines are advisable if the continuation of the Purchase Plan or any offering period would result in financial accounting treatment for the Purchase Plan that is different from the financial accounting treatment in effect on the date the Purchase Plan was initially adopted by the Board.

FEDERAL INCOME TAX INFORMATION

The following is a general summary under current law of the material federal income tax consequences to participants in the Purchase Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the offering period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss equal to the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

NEW PLAN BENEFITS

The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of our common stock.

VOTE REQUIRED

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required for approval of the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR IN FAVOR OF PROPOSAL 4

PROPOSAL 5

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO DECLASSIFY OUR BOARD OF DIRECTORS AND

PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

We are asking you to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to declassify the Board. The Board believes that declassification of our Board is advisable and in the best interests of our stockholders. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has unanimously approved the proposed amendment, and recommends that the Company’s stockholders adopt and approve the proposed amendment.

Our Amended and Restated Certificate of Incorporation currently provides that the Board shall be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Any additional director of any class elected to fill a newly created Board seat or a vacancy in that class holds office for a term that coincides with the remaining term of that class.

The Board and the Corporate Governance and Nominating Committee regularly review our corporate governance policies and practices. As disclosed in our 2011 Proxy Statement, as part of the Corporate Governance and Nominating Committee’s continuing review, the Corporate Governance and Nominating Committee recommended, and the Board decided to conduct, a full review regarding the potential declassification of the Board and moving to annual elections of all directors. Following the completion of that review, the Corporate Governance and Nominating Committee recommended to the Board in June 2011 that a proposal to declassify the Board be submitted to stockholders at the next annual meeting. In considering whether declassification of the Board was advisable, the Corporate Governance and Nominating Committee evaluated the advantages and disadvantages of maintaining a classified board structure, and determined that implementing annual elections of directors would be in the best interests of the Company and our stockholders as (i) precatory stockholder proposals to declassify boards are commonplace and we have received and expect to receive in the future such proposals, (ii) such proposals generally receive substantially more than a majority of votes cast, and (iii) our Board believes that unilaterally declassifying our Board is in the best interests of the Company and its stockholders at this point in its life. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has unanimously approved the proposed amendment, and recommends that the Company’s stockholders adopt and approve the proposed amendment.

If the amendment to our Amended and Restated Certificate of Incorporation is adopted and approved by the stockholders, the declassification of our Board would be phased in commencing with the 2013 annual meeting of stockholders, and would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2015 annual meeting of stockholders

To comply with Delaware law, the amendment to our Amended and Restated Certificate of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at the 2012 annual meeting). Accordingly, the three-year term for directors elected at the 2010 annual meeting of stockholders will expire at the 2013 annual meeting of stockholders, the three-year term for directors elected at the 2011 annual meeting of stockholders will expire at the 2014 annual meeting of stockholders, and the three-year term for directors elected at this annual meeting of stockholders will expire at the 2015 annual meeting of stockholders.

The table below summarizes the implementation of the declassification of our Board pursuant to the proposed amendment:

Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2012	Three Years	2015
2013	Two Years	2015
2014	One Year	2015
2015 and thereafter	Annual Election	One year later

The description of the proposed amendment to our Amended and Restated Certificate of Incorporation is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix C. Additions of text to our Amended and Restated Certificate of Incorporation contained in Appendix C are indicated by underlining and deletions of text are indicated by strike-outs.

In addition, the Board, upon recommendation of the Corporate Governance and Nominating Committee, has provisionally approved amendments to our bylaws to implement the proposed declassification of the Board. Under Delaware law, stockholders may only remove directors of corporations with classified boards “for cause.” Accordingly, our directors are currently removable only “for cause” by the affirmative vote of the holders of a majority of the shares of the Company entitled to vote at an election of directors, and our stockholders are currently precluded from removing any director from office without cause. If the proposed amendment to our Amended and Restated Certificate of Incorporation is approved, our bylaws would be amended to provide that until the 2015 annual meeting of stockholders, a director may be removed by the stockholders only “for cause.” Consistent with Delaware law, our bylaws would further provide that following the 2015 annual stockholder meeting (at which point the Board will be fully declassified), a director may be removed by our stockholders, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Company entitled to vote at an election of directors.

The description of the proposed amendments to our bylaws is a summary, and is qualified by and subject to the full text of the proposed amendments, which is attached to this proxy statement as Appendix C. Additions of text to our bylaws contained in Appendix C, are indicated by underlying and deletions of text are indicated by strike-outs.

If the proposal to amend our Amended and Restated Certificate of Incorporation to declassify our Board is approved by our stockholders, the Board will amend and restate our Amended and Restated Certificate of Incorporation to reflect the revisions set forth in Appendix C, and the resulting Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware shortly after the annual meeting. If the proposed amendment is not adopted and approved, our Board will remain classified.

The affirmative vote of at least a majority of the shares of our common stock outstanding on the record date is required for the approval of the proposal to amend our Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR IN FAVOR OF PROPOSAL 5

PROPOSAL 6

ADOPTION AND APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE STOCKHOLDERS WITH THE RIGHT TO CALL A SPECIAL MEETING OF STOCKHOLDERS

We are asking you to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to add a right permitting stockholders who have held at least a 25% “net long position” in our outstanding common stock for at least 30 days to call a special meeting of stockholders, subject to the conditions set forth in our bylaws, as described below. The Board believes that permitting stockholders who have held at least a 25% “net long position” in our outstanding common stock for at least 30 days with the ability to call a special meeting of stockholders is in the best interests of our stockholders. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has unanimously approved the proposed amendment and recommends that the Company’s stockholders adopt and approve the proposed amendment.

Our Amended and Restated Certificate of Incorporation currently provides that only the Chairman of the Board, the Chief Executive Officer or a majority of the number of authorized members of the Board may call a special meeting of our stockholders. The Board and the Corporate Governance and Nominating Committee regularly review our corporate governance policies and practices and have carefully considered the implications of amending our Amended and Restated Certificate of Incorporation to allow stockholders to call a special meeting of stockholders. The Board and the Corporate Governance and Nominating Committee support the concept of providing stockholders with the right to request special meetings, provided that the meeting is called by stockholders owning (in an economic sense) a significant percentage of the shares of the Company. They believe that establishing a 25% ownership threshold to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business. The Board believes that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. Additionally, preparing for a stockholder meeting requires significant attention of our directors, officers and employees, diverting their attention away from performing their primary function of operating the Company’s business in the best interests of our stockholders. Likewise, the Board believes that only stockholders with a true economic and non-transitory interest in the Company should be entitled to utilize the special meeting mechanism.

Establishing a 25% threshold for the right of stockholders to call a special meeting provides stockholders with a meaningful ability to request that the Board call a special meeting, while helping protect against these concerns. Additionally, by reference to Rule 14e-4 under the Securities Exchange Act of 1934, as amended, the proposed amendment would require that stockholders requesting a special meeting hold the requisite stock ownership percent in a “net long position.” A stockholder’s “net long position” is the amount of our shares of common stock in which the stockholder holds a positive (also known as “long”) economic interest, reduced by the amount of our shares of common stock which the stockholder holds a negative (also known as “short”) economic interest. Taking into account the extent to which stockholders requesting a special meeting hedge their shares (or otherwise reduce or offset their economic exposure in their shares) and how long they have held those shares ensures that on balance, stockholders seeking to call a special meeting share the same economic interest in the Company as the majority of stockholders. Requiring that stockholders have held their shares for at least 30 days, helps to ensure that their economic interest in the Company’s affairs is more than transitory.

The description of the proposed amendment to our Amended and Restated Certificate of Incorporation is a summary, and is qualified by and subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix D. Additions of text to our Amended and Restated Certificate of Incorporation contained in Appendix D are indicated by underlining and deletions of text are indicated by strike-outs.

In addition, the Board, upon recommendation of the Corporate Governance and Nominating Committee, has provisionally approved amendments to our bylaws to allow stockholders to call a special meeting of stockholders. The amendments to our bylaws are subject to stockholder approval of the proposed amendment to our Amended and Restated Certificate of Incorporation. Under the proposed amendments to our bylaws, subject to the notice, information and other requirements set forth therein, a special meeting of stockholders may be called upon receipt by the Company’s Secretary of a written request from one or more stockholders of record who have continuously held at least a 25% “net long position” of our outstanding common stock for at least 30 days prior to the date such request is delivered to the Company’s Secretary. The proposed amendments to our bylaws also contain various exceptions and timing mechanisms that are intended to avoid the cost and disruption that would result from multiple stockholder meetings being held in a short time period.

The description of the proposed amendments to our bylaws is a summary, and is qualified by and subject to the full text of the proposed amendments, which is attached to this proxy statement as Appendix D. Additions of text to our bylaws contained in Appendix D are indicated by underlining and deletions of text are indicated by strike-outs.

If the proposal to amend our Amended and Restated Certificate of Incorporation to implement the right of stockholders to call a special meeting is approved by our stockholders, the Board will amend and restate our Amended and Restated Certificate of Incorporation to reflect the revisions set forth in Appendix D, and the resulting Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware shortly after the annual meeting. If this proposal to amend our Amended and Restated Certificate of Incorporation is not adopted and approved, stockholders will not be permitted to request a special meeting of stockholders.

The affirmative vote of at least a majority of the shares of our common stock outstanding on the record date is required for the approval of the proposal to amend our Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR IN FAVOR OF PROPOSAL 6

PROPOSAL 7

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

We have appointed PricewaterhouseCoopers LLP, or PwC, as our independent auditors for the fiscal year ending December 31, 2012. We are submitting our appointment of independent auditors for ratification by the stockholders at the Annual Meeting. PwC has audited our historical consolidated financial statements for all annual periods since our incorporation in 1996. We expect that representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Our Bylaws do not require that the stockholders ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board and the Audit Committee will reconsider whether or not to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of eBay and our stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND

A VOTE IN FAVOR OF PROPOSAL 7.

AUDIT AND OTHER PROFESSIONAL FEES

During the fiscal years ended December 31, 2011 and December 31, 2010, fees for services provided by PwC were as follows (in thousands):

	Year Ended December 31,
	2011	2010
Audit Fees	$8,775	$7,508
Audit-Related Fees	1,871	939
Tax Fees	900	17
All Other Fees	645	315

Total	$12,191	$8,779

“Audit Fees” consist of fees incurred for services rendered for the audit of eBay’s annual financial statements, review of financial statements included in eBay’s quarterly reports on Form 10-Q, other services normally provided in connection with statutory and regulatory filings, for attestation services related to compliance with the Sarbanes-Oxley Act of 2002, and services rendered in connection with securities offerings. “Audit-Related Fees” consist of fees billed for due diligence procedures in connection with acquisitions, divestitures, and consultation regarding financial accounting and reporting matters.

For the fiscal year ended December 31, 2011, “Tax Fees” consist of fees billed for transfer pricing consulting services rendered in connection the company’s cost center allocation project, a transfer pricing benchmark analysis, and tax compliance services. For the fiscal year ended December 31, 2010, “Tax Fees” consist of transfer pricing consulting services rendered in connection the company’s cost center allocation project.

For the fiscal year ended December 31, 2011, “All Other Fees” consist of fees billed for a merchant retention analysis project and a product and pricing study related to certain Asia-Pacific markets. For the fiscal year ended December 31, 2010, “All Other Fees” consist of fees billed for work relating to a product and pricing study related to certain Asia-Pacific markets, a merchant marketing strategy project, and a digital goods industry study.

The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining their independence. All such non-audit services were pre-approved pursuant to the pre-approval policy set forth below.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy requiring the pre-approval of any non-audit engagement of PwC. In the event that we wish to engage PwC to perform accounting, technical, diligence, or other permitted services not related to the services performed by PwC as our independent registered public accounting firm, our internal finance personnel will prepare a summary of the proposed engagement, detailing the nature of the engagement, the reasons why PwC is the preferred provider of such services, and the estimated duration and cost of the engagement. The report will be provided to our Audit Committee or a designated committee member, who will evaluate whether the proposed engagement will interfere with the independence of PwC in the performance of its auditing services.

AUDIT COMMITTEE REPORT

We constitute the Audit Committee of the Board. The Audit Committee’s responsibility is to provide assistance and guidance to the Board in fulfilling its oversight responsibilities to eBay’s stockholders with respect to (1) eBay’s corporate accounting and reporting practices, (2) eBay’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, (4) the performance of eBay’s internal audit function and independent auditors, (5) the quality and integrity of eBay’s financial statements and reports, (6) reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors, and (7) producing this report. The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PwC, eBay’s independent auditors, are responsible for planning and carrying out an audit of eBay’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and eBay’s internal control over financial reporting, expressing an opinion on the conformity of eBay’s audited financial statements with generally accepted accounting principles as well as the effectiveness of eBay’s internal control over financial reporting, reviewing eBay’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

During 2011 and in early 2012, in connection with the preparation of eBay’s annual report on Form 10-K for the year ended December 31, 2011, and in fulfillment of our oversight responsibilities, we did the following, among other things:

•	discussed with PwC the overall scope of and plans for their audit;

•

reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the financial statements and eBay’s internal control over financial reporting with management;

•

conferred with PwC and with senior management of eBay regarding the scope, adequacy, and effectiveness of internal accounting and financial reporting controls (including eBay’s internal control over financial reporting) in effect;

•	instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the stockholders;

•

discussed with PwC both during and after completion of their audit processes, the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by eBay, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by the statement on Auditing Standards No. 61, as amended (Communication With Audit Committees); and

•

obtained from PwC, in connection with the audit, a timely report relating to eBay’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

The Audit Committee held nine meetings in 2011. Throughout the year, we conferred with PwC, eBay’s internal audit team, and senior management in separate executive sessions to discuss any matters that the Audit Committee, PwC, the internal audit team, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of eBay.

The Audit Committee has discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication With Audit Committees). The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm. We have also concluded that PwC’s provision to eBay and its affiliates of the non-audit services reflected under “Audit-Related Fees,” above is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by eBay regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by eBay employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the committee, and any relationships they may have with eBay that might affect their independence from eBay, the Board determined that each member of the Audit Committee meets the independence requirements of the Nasdaq Global Select Market and of Section 10A of the Exchange Act, that each member is able to read and understand fundamental financial statements, and that Mr. Anderson qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee Charter, as so amended, is shown on the corporate governance section of eBay’s investor relations website at http://investor.ebayinc.com/governance.cfm. Any future changes in the charter or key practices will also be reflected on the website.

Based on our reviews and discussions described above, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements in eBay’s Annual Report on Form 10-K for the year ended December 31, 2011, which eBay filed with the SEC on January 31, 2012. We have also recommended, and the Board has approved, the appointment of PwC as our independent auditors for the fiscal year ending December 31, 2012.

AUDIT COMMITTEE

Fred D. Anderson (Chairman)
Dawn G. Lepore
David M. Moffett
Richard T. Schlosberg, III

OUR EXECUTIVE OFFICERS

Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of March 8, 2012.

Name	Age	Position
John J. Donahoe	51	President and Chief Executive Officer, Interim President of PayPal
Elizabeth L. Axelrod	49	Senior Vice President, Human Resources
Mark T. Carges	50	Chief Technology Officer and Senior Vice President, Global Products, Marketplaces
Michael R. Jacobson	57	Senior Vice President, Legal Affairs, General Counsel and Secretary
Alan L. Marks	49	Senior Vice President, Corporate Communications
Christopher D. Saridakis	43	President, GSI
Robert H. Swan	51	Senior Vice President, Finance and Chief Financial Officer
Devin N. Wenig	45	President, eBay Marketplaces

John J. Donahoe’s biography is set forth under the heading “Proposal 1 — Election of Directors — Directors Continuing in Office until Our 2014 Annual Meeting,” above.

Elizabeth L. Axelrod serves eBay as Senior Vice President, Human Resources. She has served in that capacity since March 2005. From May 2002 to March 2005, Ms. Axelrod served as the Chief Talent Officer for WPP Group PLC, a global communications services group where she was also an executive director. Ms. Axelrod was a partner at McKinsey & Company, a consulting firm where she worked from October 1989 to April 2002. Ms. Axelrod holds a B.S.E. degree with a concentration in Finance from the Wharton School of the University of Pennsylvania and a Master’s degree in Public and Private Management (MPPM) from the Yale School of Management. Ms. Axelrod is a co-author of The War for Talent published by Harvard Business School Press in 2001.

Mark T. Carges serves eBay as Chief Technology Officer and Senior Vice President, Global Products, Marketplaces. He has served in that capacity since September 2009. From September 2008 to September 2009 he served as eBay’s Senior Vice President, Technology. From November 2005 to May 2008, Mr. Carges served as Executive Vice President and General Manager of the Business Interaction Division of BEA Systems, Inc., a software company. From August 2004 to November 2005, Mr. Carges served as Chief Technology Officer of BEA Systems, Inc. From January 2003 to August 2004, Mr. Carges served as Executive Vice President, Strategic Global Accounts of BEA Systems, Inc. Mr. Carges holds a B.A. degree in Computer Science from University of California, Berkeley and a M.S. degree in Computer Science from New York University.

Michael R. Jacobson serves eBay as Senior Vice President, Legal Affairs, General Counsel and Secretary. He has served in that capacity or as Vice President, Legal Affairs, General Counsel since August 1998. From 1986 to August 1998, Mr. Jacobson was a partner with the law firm of Cooley Godward LLP (now Cooley LLP), specializing in securities law, mergers and acquisitions, and other transactions. Mr. Jacobson holds an A.B. degree in Economics from Harvard College and a J.D. degree from Stanford Law School.

Alan L. Marks serves eBay as Senior Vice President, Corporate Communications. He has served in that capacity since April 2008. From February 2005 to April 2008, Mr. Marks served as Director, Corporate Media Relations of Nike, Inc., a sports equipment and sportswear company. From January 1999 to February 2005, Mr. Marks served as Vice President, Corporate Communications of Gap Inc., a clothing and accessories retail company. Prior to Gap, Mr. Marks was with Avon Products, Inc., a cosmetics and perfume company, for 12 years in a variety of global communication positions. Mr. Marks holds a B.A. degree in Journalism from the University of North Carolina at Chapel Hill and a M.A. degree in Liberal Studies from New York University.

Christopher D. Saridakis serves eBay as President, GSI. He has served in that capacity since June 2011. From May 2010 to June 2011, Mr. Saridakis served as Chief Executive Officer of GSI’s Global Marketing

Services division. From December 2007 to May 2010, Mr. Saridakis served as Senior Vice President and Chief Digital Officer of Gannett Co., Inc., a leading news and information service. From June 2003 to December 2007, Mr. Saridakis served as Chief Executive Officer of PointRoll, Inc., leading provider of digital marketing services for interactive advertising. Mr. Saridakis hold a B.A. degree in Economics from Adelphi University.

Robert H. Swan serves eBay as Senior Vice President, Finance and Chief Financial Officer. He has served in that capacity since March 2006. From February 2003 to March 2006, Mr. Swan served as Executive Vice President and Chief Financial Officer of Electronic Data Systems Corporation, a technology services company. From July 2001 to December 2002, Mr. Swan was Executive Vice President and Chief Financial Officer of TRW Inc., a global manufacturing and service company. Mr. Swan served in executive positions at Webvan Group, Inc., an online grocery delivery service, from 1999 to 2001, including Chief Executive Officer from April 2001 to July 2001, Chief Operating Officer from September 2000 to July 2001, and Chief Financial Officer from October 1999 to July 2001. Mr. Swan also serves on the Board of Directors of Applied Materials Inc. Mr. Swan holds a B.S. degree from the State University of New York at Buffalo and an M.B.A. degree from State University of New York at Binghamton.

Devin N. Wenig serves eBay as President, eBay Marketplaces. He has served in that capacity since September 2011. From April 2008 to August 2011, Mr. Wenig served as Chief Executive Officer of Thompson Reuters Markets, the largest division of Thomson Reuters Inc. the global media organization. From January 2006 to April 2008, Mr. Wenig was Chief Operating Office and a Board member of Reuters Group PLC the global media company and from January 2003 to December 2005 Mr. Wenig served as President of Business Divisions of Reuters. Mr. Wenig also serves on the board of directors of March of Dimes charity and is a member of the Young Global Leaders section of the World Economic Forum. Mr. Wenig holds a B.A. degree from Union College and a J.D. degree from Columbia University Law School.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee, or the committee, is committed to a philosophy of pay for performance and reviews our compensation programs on an ongoing basis to ensure that the interests of our stockholders are served. This executive summary provides a discussion of how the committee views the link between pay and performance for our executive officers and our results for 2011.

Alignment of Performance and Compensation

Our compensation programs are designed to align compensation with our business objectives and performance. Here is a description of how these incentive compensation programs are designed to meet these objectives and how eBay (or GSI Commerce, Inc., as applicable) performed against their respective targets for 2011.

•

eBay Incentive Plan (eIP): The eIP is a cash incentive program designed to align executive compensation with annual company performance and motivate individuals to enhance the value of eBay. The funding and payouts under the eIP are based on eBay’s performance and individual performance. The primary determinant of payout for the eIP is non-GAAP net income (dollars). In addition, in order to tightly link incentive payouts to eBay’s performance, unless both a minimum revenue threshold and a minimum non-GAAP net income threshold are met, there is no incentive payout under the eIP for eBay’s performance or individual performance. Additional incentive payouts are paid if there are significant improvements in customer satisfaction and employee engagement over a multi-year period (with the payout occurring in the year in which the customer satisfaction or employee engagement target is reached and required funding thresholds are met).

•	2011 performance under the annual component of the eIP:

•	Revenue of $11.652 billion exceeded the minimum threshold of $9.839 billion. Revenue increased 27% compared to 2010.

•	Non-GAAP net income of $2.667 billion exceeded both the minimum threshold of $2.435 billion and the target of $2.564 billion. Non-GAAP net income increased 16% compared to 2010.

•	2011 performance under the multi-year components of the eIP:

•	The company did not meet its multi-year target for customer satisfaction or its multi-year target for employee engagement.

•

As a result of the company’s strong 2011 performance, the portion of the eIP based on financial performance (75%) was funded at 150% of target for our executive officers. The payout for the remaining portion of the eIP (25%) was funded depending on individual performance. There were no additional payouts for the targets related to customer satisfaction or employee engagement.

•

GSI Leadership Incentive Plan (GLIP): The GLIP is a cash incentive program designed to align the compensation of the leadership team of GSI Commerce, Inc. (GSI) with GSI’s performance and motivate individuals to enhance the value of GSI. eBay acquired GSI on June 17, 2011. The funding and payouts under the GLIP are based on GSI’s performance, and payouts can also be increased or decreased discretionarily based on individual performance. The primary determinant of payout for the GLIP is GSI non-GAAP operating income.

•	2011 performance (for the period from June 17, 2011 through December 31, 2011) under the GLIP:

•	GSI non-GAAP operating income of $78.8 million exceeded both the minimum threshold of $54.2 million and the target of $63.7 million.

•	As a result of GSI’s strong 2011 performance, the GLIP was funded at 130% of target.

•

Equity Incentive Awards: We grant our executive officers equity incentive awards to align their incentives with the long-term interests of our stockholders, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance. The equity incentive awards consist of performance-based awards and time-based awards as follows:

•

Performance-based restricted stock units: Executive officers are granted awards of performance-based restricted stock units, which will result in grants of restricted stock units if the company exceeds specified performance criteria set by the committee. If the performance criteria are exceeded, the amount and value of the award would depend on the company’s performance. The company’s 2011 performance affected two grants of PBRSUs, one for the 2010-2011 period and the other for the 2011-2012 period. The financial metrics for both periods were the same: revenue and non-GAAP operating margin dollars, with a return on invested capital modifier. For the 2010-2011 period, separate one-year goals were set for 2010 and 2011 at the beginning of each year. For the 2011-2012 period, in response to, among other things, stockholder comments, a single set of two-year goals was set at the beginning of 2011. The following shows the goals and results achieved.

•	2011 performance for the second half of the 2010-2011 performance period:

•	Revenue of $11.652 billion exceeded both the minimum threshold of $9.839 billion and the maximum target of $11.462 billion. Revenue increased 27% compared to 2010.

•	Non-GAAP operating margin dollars of $3.234 billion exceeded the minimum threshold of $2.960 billion and the target of $3.116 billion. Non-GAAP operating margin dollars increased 20% compared to 2010.

•	Return on invested capital of 23.9% exceeded the minimum threshold of 21.3%, but was below the target of 26.6%. Return on invested capital decreased 4% compared to 2010.

•

As a result of the company’s strong 2011 performance, the portion of the performance-based restricted stock units allocable to the 2011 portion of the 2010-2011 performance period were granted at 157% of target. Taking into account 2010 performance, the total award for the 2010-2011 performance period was 131%.

•	The award funding for the 2011-2012 performance period will be determined in 2013 following the end of the two-year performance period.

•

Stock options and time-based restricted stock units: Executive officers are also eligible to receive stock options and time-based restricted stock units. The value of these awards depends on the performance of the company’s stock.

CEO Compensation

The committee considers many factors in setting the CEO’s compensation, including proxy statement data of our peer group companies and data from proprietary third-party surveys of companies in our peer group and a broader group of comparable technology companies. Mr. Donahoe’s base salary and target bonus incentive under the eIP are set in the first quarter of the year and are designed to compensate him for his expected day-to-day performance (in the case of base salary) and motivate him to enhance the value of eBay (in the case of the eIP). Mr. Donahoe’s bonus opportunity under the eIP is designed in the same manner as our other executives, with 75% based on company performance and 25% based on individual performance, with no funding of either component if company-wide revenue and non-GAAP net income metrics are not met. Mr. Donahoe’s individual performance is assessed after the end of the year, and his individual performance rating determines the funding level for the individual performance component of the eIP. The value of his equity incentive award is set in the first quarter of the year and then allocated among stock options (40% of the award), time-based restricted stock units (30% of the award), and performance-based restricted stock units (30% of the award). For 2012, the committee decided to change the allocation of his equity incentive award to be 20% stock options, 30% time-based restricted stock units, and 50% performance-based restricted stock units. The equity incentive award is designed to align the CEO’s incentives with the long-term interests of our stockholders, reward him for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance.

In early 2011, the committee determined Mr. Donahoe’s 2011 salary, bonus threshold amounts and targets, performance-based restricted stock unit thresholds and targets, and, where applicable, equity grant sizes, based on its belief that the company was well positioned for 2011 and in future years based on solid 2010 performance, which, among other things, included PayPal’s continued strong performance and broader global footprint; continued improvements in the Marketplaces business to enhance the user experience; strong performance of the company’s adjacent e-commerce businesses such as StubHub, classifieds and advertising; the announcement of several strategic acquisitions in 2010 that strengthened the company’s portfolio of assets; and the belief that the company continues to be well positioned to take advantage of key opportunities in the emerging mobile, social, digital, and local market segments. As detailed in the table below, the majority of the increase in Mr. Donahoe’s 2011 compensation compared to 2010 was attributable to an increase in performance-based restricted stock unit awards and an increase in Mr. Donahoe’s payout under the eIP. The increase in performance-based restricted stock unit awards was driven primarily by the change to a single 24-month performance period, which results in the full value of the award being recognized in one year (instead of being spread over two years when the performance period consisted of two 12-month performance periods). The increase in Mr. Donahoe’s payout under the eIP reflects the company’s strong performance for 2011. We believe the year-over-year changes in the elements of Mr. Donahoe’s compensation reinforce the compensation program’s focus on company performance and the committee’s evaluation of his performance at the time the determinations were made.

The individual performance component of Mr. Donahoe’s bonus for 2011 was determined by the committee in early 2012 based on the committee’s assessment of his performance relative to the CEO’s 2011 goals. The committee considered, among other things, the company’s 27% growth in revenue and 16% growth in non-GAAP net income in 2011 compared to 2010; the continuation of the company’s operating and financial performance momentum from 2010; PayPal’s continued strong performance and broader global footprint; growth in the Marketplaces business (and Mr. Donahoe’s role as interim President of the Marketplaces business following the departure of Ms. Norrington in 2010); the announcement of 13 strategic acquisitions in 2011, including the acquisition of GSI, that strengthened the company’s portfolio of assets; the sale of the company’s remaining equity interest in Skype for $2.3 billion; and the belief that the company continues to be well positioned to take advantage of key opportunities in the emerging mobile, social, digital, and local market segments.

The following table sets forth each element of compensation for our CEO for 2011 and 2010 and the year-over-year changes.

	Year	Salary ($)	eBay Incentive Plan ($)	Performance- Based Restricted Stock Unit Awards ($)		Time- Based Restricted Stock Unit Awards ($)	Stock Option Awards ($)	All Other Compensation ($)	Total ($)
John J. Donahoe	2011	$945,577	$2,688,984	$6,004,627	(1)	$2,849,980	$3,799,993	$167,367	$16,456,528
	2010	$920,673	$1,895,113	$2,601,045		$2,985,000	$3,735,000	$245,655	$12,382,486
Year-over-year change($)		$24,904	$793,871	$3,403,582		-$135,020	$64,993	-$78,288	$4,074,042
Year-over-year change(%)		3%	42%	131%		-5%	2%	-32%	33%

(1)	In accordance with SEC reporting rules, the value of performance-based restricted stock unit awards for 2011 consists of 100% of the 2011-2012 performance cycle grant date fair value, and 50% of the 2010-2011 performance cycle grant date fair value. The value shown for fiscal 2010 reflects 50% of the 2010-2011 performance cycle grant date fair value and 50% of the 2009-2010 performance cycle grant date fair value. The value of the performance-based restricted stock unit awards granted in 2011 (for the 2011-2012 performance cycle) is $3,481,777, which represents a 34% increase compared to 2010.

Key Compensation Metrics

As discussed in greater detail below, when defining company performance, the committee focuses on financial performance metrics and non-financial metrics (such as improvements in customer satisfaction and employee engagement) that the committee believes will improve the company’s overall financial performance.

The committee selected revenue and non-GAAP net income as the primary company performance measures and improvement in customer satisfaction (which we refer to as net promoter score), and improvement in employee engagement as the secondary company performance measures. The committee also recognized that it was unlikely that significant improvements in net promoter score or employee engagement could occur in a single year, so it decided that those performance targets would be measured over a multi-year period. The committee believes that the primary performance measures are the best measures of short- and intermediate-term results for the company given that they are publicly announced, widely followed, can be influenced by management in the short to intermediate term, and provide a balanced measurement of performance. The committee also believes that including the secondary performance measures for senior executives drives accountability for improving customer focus and employee engagement, which the committee believes is an important factor in supporting the company’s success.

For the award of performance-based restricted stock units, the committee selected revenue, non-GAAP operating margin dollars, and return on invested capital as the performance measures. The committee believes these measures are key drivers of our long-term success, relatively simple to understand, and aligned with stockholder value drivers. Furthermore, the committee selected a combination of revenue, operating margin dollars, and return on invested capital performance measures to ensure that increases in revenue were not sought at the expense of operating margin dollars and return and vice versa.

Executive Compensation Considerations

In line with best practices for executive compensation, the company and the committee also seek to ensure that total compensation is heavily weighted to variable, performance-based compensation and that supplemental or non-performance-based programs are avoided or limited. To that end, the company:

•	Has established meaningful stock ownership requirements for executive officers (five times annual base salary for the CEO and three times annual base salary for other executive officers);

•

Has implemented changes to the eIP and the company’s equity incentive plans to provide that beginning in 2012, awards made under those plans will be subject to a clawback provision consistent with the SEC rules to be issued in accordance with the Dodd-Frank Act;

•	Has modified its performance-based restricted stock unit program to provide for overlapping two-year performance periods;

•	Does not provide any company-funded supplemental retirement program to executive officers;

•	Has not made any contributions to the company’s deferred compensation program in which certain executive officers participate;

•	Provides only a limited number and value of perquisites that are not available to employees generally;

•	Does not provide “single trigger” or “double trigger” acceleration of equity awards upon a change of control;

•	Does not provide “single trigger” severance payments upon a change of control; and

•

Does not provide “gross ups” on change-of control payments or perquisites (other than a one-time tax reimbursement provided to Mr. Wenig related to certain of his relocation expenses, consistent with the company’s existing relocation policies).

The committee chose a mix of cash and equity compensation vehicles, some dependent purely on financial targets that should drive stock performance in the long-term and others more directly related to stock price and therefore, the returns received by investors in the company, to compensate management based on both long-term value drivers and on returns to stockholders. The ultimate value to employees of equity compensation is dependent on the company’s stock price once the equity awards vest. The subsections below provide additional detail on the objectives and operations of the compensation programs for 2011.

In its compensation review process, the committee considers whether our compensation programs serve the best interests of our stockholders. We have had meetings in 2011 and 2012 with several of our institutional investors in order to solicit their views on our compensation practices. In determining executive compensation for 2012, the committee considered the stockholder support that the “Say-on-Pay” proposal received at our April 28, 2011 annual meeting of stockholders and the feedback we received from our investors on our compensation programs. Based on the foregoing, we believe our programs are effectively designed and continue to be aligned with the interests of our stockholders.

Objectives of Compensation Programs

Our compensation programs are designed to align compensation with our business objectives and performance, enable us to attract, retain, and reward executive officers and other key employees who contribute to our long-term success, and motivate executive officers to enhance long-term stockholder value. We also strive to design programs to position eBay competitively among the companies against which we recruit and compete for talent. We recognize that compensation programs must be understandable to be effective and that program administration and decision making must be fair and equitable. We also consider the financial obligations created by our compensation programs and design them to be cost-effective. To meet these objectives, the principal components of executive compensation in 2011 consisted of base salary, short-term cash incentive awards, and equity incentive awards. For 2011, the equity incentive awards for our executive officers were stock options, performance-based restricted stock units, and time-based restricted stock units, and for most other employees eligible to receive equity were either a combination of time-based restricted stock units and stock options or all time-based restricted stock units. In addition, as described below, prior to the closing of the acquisition of GSI, a long-term incentive plan was put in place for Mr. Saridakis (an executive officer who joined the company as a result of the acquisition), which was designed to incent performance of the GSI business.

The Compensation Committee reviews and sets our overall compensation strategy for all employees on an annual basis. In the course of this review, the committee considers our current compensation programs and whether to modify them or introduce new programs or elements of compensation to better meet our overall compensation objectives. Our compensation policies are the same for all of our executive officers.

Role of the Compensation Committee

The committee reviews and approves all compensation programs (including equity compensation) applicable to our executive officers and directors, our overall strategy for employee compensation, and the specific compensation of our employees at the level of senior vice president and above, including our CEO. The committee’s review of executive officer compensation includes, but is not limited to, a review of the retention value of past equity incentive awards. The committee has the sole authority to select, retain, and terminate special counsel and other experts (including compensation consultants), as the committee deems appropriate. As discussed in more detail below, the committee retained a compensation consultant throughout 2011 that reported directly to the committee.

Role of Executive Officers and Consultants in Compensation Decisions

While the committee determines eBay’s overall compensation philosophy and sets the compensation of our CEO and other executive officers, it looks to the executive officers identified below and the independent compensation consultant retained by the committee to make recommendations to the committee with respect to both overall guidelines and specific compensation decisions. Our CEO also provides the Board and the committee with his perspective on the performance of eBay’s executive officers as part of the determination of the amount payable under the eIP for individual performance and the determination of whether the amount payable under the GLIP should be increased or decreased as a result of individual performance (both as described below), the annual personnel review, and succession planning discussions with the Board, as well as a self-assessment of his performance. The committee establishes compensation levels for our CEO in consultation with the independent compensation consultant it retains, and our CEO is not present during any of these discussions. Our CEO recommends to the committee specific compensation amounts for executive officers other than himself, and the committee considers those recommendations and information provided by its independent compensation consultant concerning peer group comparisons and industry trends and makes the ultimate compensation decisions. Our CEO, CFO, Senior Vice President of Human Resources, and Senior Vice President, Legal Affairs & General Counsel regularly attend the committee’s meetings to provide their perspectives on the competitive landscape and the needs of the business, information regarding eBay’s performance, and technical advice. Members of the committee also participate in the Board’s annual review of the CEO’s performance and its setting of annual performance goals, in each case led by our lead independent director. See “Our Corporate Governance Practices” above for further details.

In 2010, the committee selected Pay Governance LLC as its independent compensation consultant. Pay Governance provides the committee with advice and resources to help develop and execute our overall compensation strategy. Pay Governance reports directly to the committee, and the committee has the sole power to terminate or replace Pay Governance at any time. As part of its engagement, the committee has directed Pay Governance to work with our Senior Vice President of Human Resources and other members of management to obtain information necessary for it to form recommendations and evaluate management’s recommendations. Pay Governance also meets with the committee during the committee’s regular meetings, in executive session (where no members of management are present), and with the committee chair and other members of the committee outside of the regular meetings. As part of its engagement in 2011, Pay Governance evaluated the company’s peer group, evaluated compensation levels at the peer group companies, developed equity and cash compensation guidelines for various job levels, provided an environmental scan of executive compensation, assessed compensation for the company’s executive officers, and assessed compensation for the Board. Pay Governance’s fees for consulting advice to the committee for the year ended December 31, 2011 were approximately $430,000.

The committee periodically reviews its relationship with its independent compensation consultant. The committee believes that the consultant it retains is able to provide the committee with independent advice.

Competitive Considerations

To set total compensation guidelines, the committee reviews market data of companies with which eBay competes for executive talent, business, and capital. The market data consists of proxy statement data from peer group companies and proprietary third-party survey data, which is only available in an aggregated and unidentifiable format. The committee believes that it is necessary to consider this market data in making compensation decisions in order to attract and retain talent. The committee also recognizes that at the executive level, we compete for talent against larger global companies, as well as smaller, non-public companies.

In deciding whether a company should be included in the peer group, the committee considers the following screening criteria:

•	revenue;

•	market value;

•	historical growth rates;

•	primary line of business;

•	whether the company has a recognizable and well-regarded brand; and

•	whether we compete with the company for talent.

For 2011, the peer group consisted of the following companies:

• Adobe Systems Incorporated	• Google Inc.

• Amazon.com, Inc.	• Intel Corporation

• American Express Company	• Intuit Inc.

• Apple Inc.	• MasterCard Incorporated

• Capital One Financial Corp.	• Microsoft Corporation

• Charles Schwab & Co., Inc.	• Symantec Corporation

• Cisco Systems, Inc.	• Visa Inc.

• Dell Inc.	• Yahoo! Inc.

• Electronic Arts Inc.

To ensure that the peer group continues to reflect the markets in which we compete for executive talent, the committee reviews the peer group annually in the fall for the upcoming year. Before adding or deleting a company from the peer group, the committee considers how the change would impact the comparative market data. The peer group for 2011 was the same as the peer group for 2010. For 2012, the committee decided to remove Apple Inc. from the peer group because, due to its increased size and market value, it no longer met the screening criteria.

Elements of Compensation/Executive Compensation Practices

For 2011, the principal components of executive compensation consisted of base salary, short-term cash incentive awards, and equity incentive awards. The equity incentive awards consisted of stock options, performance-based restricted stock units, and time-based restricted stock units. We also provided our executive officers with certain perquisites, and they were eligible to make individual contributions to our deferred compensation plan, both as described below. In addition, our executive officers were eligible to participate in our health and benefits plans, retirement savings plans, and our employee stock purchase plan, which are generally available to all of our employees. The following table outlines our objectives for each of the principal components of executive compensation and our target positioning strategy for those components for 2011:

Objective	2011 Target Positioning Strategy
Base salary	Base salary and short-term cash incentive awards
• Reward individuals’ current contributions to the company • Reflect the scope of individuals’ roles and responsibilities • Compensate individuals for their expected day-to-day performance

•    Assess base salaries and short-term cash incentive awards against proxy statement data of our peer group companies and general industry third-party survey data and, assuming strong company and individual performance, target total cash compensation to be in the third quartile based on that data

Short-term cash incentive awards
• Align executive compensation with annual performance • Enable eBay to attract, retain, and reward individuals who contribute to eBay’s success • Motivate individuals to enhance the value of eBay

Equity incentive awards	Equity incentive awards

•    Align individuals’ incentives with the long- term interests of our stockholders

•    Reward individuals for potential long-term contributions

•    Provide a total compensation opportunity commensurate with our performance

• Set equity award guidelines in the third quartile to be competitive with companies in our peer group and industry third-party survey data

Although the committee has not established a fixed policy for the allocation between cash and equity compensation or short-term and long-term compensation, as described below, the committee has policies for each component of compensation, and as part of its evaluation of the compensation of our executive officers, the committee reviews not only the individual elements of compensation, but also total compensation. In general, compensation of executive officers is heavily weighted towards equity incentive awards, as the committee wants the senior leadership team to have a long-term, stockholder-oriented perspective on the company’s affairs.

This link between company performance, performance of the company’s stock, and executive compensation is illustrated by the following charts, which show the portion of actual 2011 compensation allocated to each element of compensation for our CEO and the other four executive officers disclosed in the Summary Compensation Table below (which are referred to collectively as our named executive officers).

CEO	Other Named Executive Officers

In making decisions regarding elements of compensation for each of our executive officers, the committee takes into account the size and complexity of each executive officer’s job and business unit or function in addition to individual performance. For executive officers other than the CEO, assessments of individual performance are typically based on performance against financial performance measures for the executive’s business unit or function and other goals, such as organizational development (including development of the senior leadership team of each organization), leadership, and, as applicable, major product introductions; negotiation, closing, and integration of acquisitions, dispositions, and/or strategic partnerships; and achievement of strategic and infrastructure objectives, including control of costs and charges. For our CEO, assessments of individual performance are based on the committee’s assessment of the company’s overall financial performance and other goals, such as defining corporate and business unit strategy, supporting the business units in the achievement of their goals, improving and supporting innovation at the company, and developing and retaining the senior leadership team. The committee gives no specific weighting to these goals, and it evaluates individual performance in a non-formulaic manner. For new hires who are recruited externally, the committee also takes into account what is required to attract the individual to join the company. For new hires who join the company as a result of acquisitions, the committee also takes into account the individual’s existing compensation arrangements with the target company.

We organize our management team with separate job levels for our CEO, CFO, heads of major operating units, highest technical officers, and heads of other functional units. Job levels are determined based on scope and level of responsibilities and job function. Job levels are also determined to allow for comparisons of comparable positions at companies in our peer group and companies included in general industry third-party survey data. For 2011, Mr. Donahoe was in the CEO job level, Mr. Swan was in the CFO job level, Mr. Wenig and Mr. Saridakis were in the heads of major operating units job level, and Mr. Carges was in the highest technical officer job level. The CEO job level is the highest job level. Because the CEO has overall responsibility for our entire company, his job responsibilities are significantly greater (and his compensation is significantly higher) than those of the other executive officers, who are responsible for individual business units or corporate functions. Except as described in this Compensation Discussion and Analysis, the committee did not make any additional compensation-related decisions in 2011 for any of our named executive officers.

Base Salary

Base salary is the fixed portion of executive pay and is set to reward individuals’ current contributions to the company, reflect the scope of their roles and responsibilities, and compensate them for their expected day-to-day performance. The committee assesses base salaries against proxy statement data of our peer group companies and general industry third-party survey data and assuming strong company and individual performance, targets total cash compensation to be in the third quartile based on that data. For 2011, the total cash compensation for our named executive officers as a group was within the third quartile of that data.

The committee meets at least once a year, typically in the first quarter, to review and approve each executive officer’s base salary for the upcoming year. When reviewing base salaries, the committee has historically considered the pay practices of peer group companies, compensation of executives in similar positions at comparable companies that participate in proprietary third-party surveys, individual performance, levels of responsibility, breadth of knowledge, and prior experience. In the case of the pay practices of peer group companies and comparable companies that participate in proprietary third-party surveys, the committee also considers the fact that the data is historical and does not necessarily reflect those companies’ current pay practices. Effective March 1, 2011, the base salaries of Mr. Swan and Mr. Carges (our named executive officers who were with the company at that time, other than our CEO) were $800,000 and $585,000, respectively, which represented increases of 3.6% and 3.5%, respectively, over the prior year, and the base salary for our CEO was $950,000, which represented an increase of 2.7% over the prior year. The committee provided only modest increases to base salaries, consistent with its overall compensation philosophy of emphasizing variable, “at risk” compensation. When Mr. Saridakis joined the company in June 2011 upon the closing of the company’s acquisition of GSI, his base salary was set at $600,000, which was the same as his salary prior to the closing of the acquisition. When Mr. Wenig joined the company in September 2011, his base salary was set at $750,000.

Short-term Cash Incentive Awards

eBay Incentive Plan (eIP). The eIP is a cash incentive program designed to align executive compensation with annual performance and to enable eBay to attract, retain, and reward individuals who contribute to eBay’s success and motivate them to enhance the value of eBay. The eIP was most recently approved by our stockholders in 2010. The committee believes that incentive payouts should be tightly linked to eBay’s performance, with individual compensation differentiated based on individual performance. As a result, funding and payouts under the eIP are dependent and based on eBay’s performance and individual performance.

The committee determines the length of the performance period under the eIP, which has historically been annually. For each performance period, the committee establishes (1) performance measures based on business criteria and target levels of performance and (2) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. Performance measures may be based on a wide variety of business metrics. Management recommends to the committee a proposed approach to setting the performance measures and targets. In 2011, the eIP consisted of an annual award for all employees who participated in the plan. The committee also implemented additional awards for all employees who participated in the plan that can be achieved over a multi-year period and are paid out in the year in which the targets are reached (so long as the eIP is funded). If these targets are reached in a year in which the eIP is not funded, the additional award payouts will be deferred until the next year the eIP is funded.

The following table outlines the performance measures set in 2011 for executive officers and the committee’s rationale for selecting those performance measures:

Performance Measures(1)	Rationale
• Minimum revenue threshold(2) • Non-GAAP net income(3)

•    The committee believes non-GAAP net income is the best measure of short- and intermediate-term results for the company given that it is publicly announced, widely followed, can be influenced by management in the short to intermediate term, and provides the most relevant measure of financial performance. The committee believes that the minimum revenue threshold balances the income targets and ensures that no bonus is paid when future income will be negatively impacted by lack of revenue growth.

• Net promoter score improvement(4) • Employee engagement improvement(5)

•    The committee believes that including a customer satisfaction metric and an employee engagement metric drives accountability for improving customer satisfaction and employee engagement, both of which are important to long-term results. The committee recognizes that it is extremely difficult to achieve statistically significant improvements in net promoter score and employee engagement in a single-year period. As a result, it is expected to take more than one year before the net promoter score and the employee engagement targets are met.

• Individual performance	• The committee believes that a portion of the compensation payable under this plan should be differentiated based on individual performance.

(1)	Both minimum revenue and minimum non-GAAP net income thresholds must be met in order for there to be any incentive payout based on company performance or individual performance, with the funding level for company performance based on the amount of non-GAAP net income. The incentive payouts for net promoter score and employee engagement are independent from the payout tied to the company’s financial performance (but will only be paid in a year when the company’s minimum financial performance metrics are met).

(2)	Calculated on a fixed foreign exchange basis (referred to as FX-neutral).

(3)	Non-GAAP net income excludes certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items. It is calculated quarterly, publicly disclosed as part of our quarterly earnings releases, and is a basis of third-party analysts’ estimates of the company’s results.

(4)	Net promoter score is a customer satisfaction metric.

(5)	Determined by reviewing annual results of an employee engagement survey.

If the minimum revenue and non-GAAP net income thresholds have been met, 75% of the award is based on the company’s financial performance and 25% of the award is based on individual performance.

For 2011, the committee decided to remove the net promoter score metric and the employee engagement metric from the annual performance targets and instead create separate incentives for these metrics. The net promoter score incentive is tied to the achievement of a statistically significant improvement in net promoter score over a multi-year period. The employee engagement incentive is tied to the achievement of a statistically significant improvement in employee engagement over a multi-year period. The committee decided to make these changes because it recognized that it is extremely difficult to achieve statistically significant improvements in customer satisfaction and employee engagement in a single-year period. Employees who participate in the eIP are entitled to an additional payout of 5% of bonus target for each of these performance measures when they are achieved. However, if the company performance measures are not met in the year when the net promoter score or employee engagement metric is met, the payout of these additional incentives will be deferred until the next year in which the minimum company performance thresholds are met.

The amount at which the eIP is funded is determined based on the company’s actual performance measured against the targets set by the committee in the first quarter. After the end of the year, the company’s actual performance is compared to the targets to determine the funding level of the eIP for company performance. For 2011, assuming a minimum revenue threshold was met, the funding level of the eIP was determined based on non-GAAP net income. The funding level ranged from 50% at the minimum non-GAAP net income level up to 200% at the maximum level (assuming the minimum revenue threshold was also met). If the targets for improvements in net promoter score or employee engagement had been met, the eIP would have been funded by an additional 5% for each case.

With respect to individual performance, our CEO presents the committee with his assessment of the individual performance of each of his direct reports. The committee reviews his assessments and makes a subjective determination of the level of individual performance for each of those executive officers. For 2011, the committee delegated to the CEO the authority to set the level of individual performance for the remaining employees at the level of senior vice president (none of whom was an executive officer). In addition, the committee reviews (with input from the lead independent director and other members of the Board) and makes a subjective determination of the CEO’s level of performance against goals set by the Board at the beginning of the year. In making its determination of the individual performance of each executive officer, the committee does not give any specific weighting to each individual’s goals.

The following table sets forth the annual performance measures under the eIP set by the committee and eBay’s actual performance for 2011:

	Minimum	Target	Maximum	Actual
FX-neutral revenue	$9.839B	—	—	$11.652B
Non-GAAP net income	$2.435B	$2.564B	$2.769B	$2.667B

The following table sets forth the multi-year performance measures set by the committee and eBay’s actual performance for 2011:

	Target	Actual
Net promoter score improvement	+4 points	-1 points
Employee engagement improvement	+5 points	+4 points

In 2011, total annual target incentive amounts for the named executive officers who participated in the eIP were 175% of base salary for Mr. Donahoe, 100% of base salary for each of Mr. Swan and Mr. Wenig, and 75% of base salary for Mr. Carges. As described below, Mr. Saridakis participated in a separate plan based on GSI’s results. Based on eBay’s non-GAAP net income for 2011 (and the achievement of the threshold revenue component), the portion of the eIP based on company performance was funded at 150% of the target opportunity.

Because minimum thresholds for both company-wide revenue and non-GAAP net income were met in 2011, the eIP was also funded for the individual performance component. There was no additional funding for the performance measures related to improvements in net promoter score or employee engagement because the targets were not met. Taking into account both company and individual performance, total annual incentive amounts under the eIP for 2011 were 284% of base salary for Mr. Donahoe, 163% of base salary for Mr. Swan, 138% of base salary for Mr. Wenig, and 113% of base salary for Mr. Carges.

The committee specifically considered whether (1) results from GSI and (2) the net gain resulting from the sale of the company’s remaining equity interest in Skype should be included or excluded from the determination of whether the company had met the revenue threshold (in the case of results from GSI) and the non-GAAP net income targets for the year. Based upon (1) advice from the committee’s compensation consultant, (2) the company’s past practice, and (3) an analysis of the impact of including or excluding the results and/or the gain, the committee determined that results from GSI would be included and the net gain resulting from the sale of the company’s remaining equity interest in Skype would be excluded in determining whether the revenue threshold and non-GAAP net income targets had been met.

GSI Leadership Incentive Plan (GLIP). The GLIP is a cash incentive program designed to align executive compensation at GSI with GSI’s performance and to enable eBay to attract, retain, and reward individuals who contribute to GSI’s success and motivate them to enhance the value of GSI. As noted above, Mr. Saridakis participates in the GLIP. Incentive payouts are designed to be tightly linked to GSI’s performance, with individual compensation differentiated based on individual performance. The company believed that it was important to keep the GSI management team focused on GSI’s business results and key goals (including deployment of its v.11 platform) during a transitional period of the first 18 months of operations following the closing of the acquisition.

For 2011, the GLIP consisted of a single award for all members of the GSI leadership team who were eligible to participate in the plan. The performance period was from the closing of the acquisition of GSI by the company (June 17, 2011) through December 31, 2011. The performance measure and the formula for calculating a participant’s award based on actual performance compared to the pre-established performance goal were set at the beginning of the performance period.

The following table outlines the performance measures under the GLIP set in 2011 for the GSI leadership team and the rationale for selecting those performance measures:

Performance Measures	Rationale
• GSI non-GAAP operating income(1)

•    Non-GAAP operating income was selected as the best measure of short- and intermediate-term results for GSI given that it can be influenced by management in the short to intermediate term and provides balanced measurement of performance.

• Individual performance	• It is appropriate to have the ability to vary compensation payable under this plan based on individual performance.

(1)	Non-GAAP operating income excludes certain items, primarily stock-based compensation expense and amortization of acquired intangible assets, and takes into account payouts of applicable amounts under the GLIP.

The amount at which the GLIP is funded is determined based on GSI’s actual performance measured against the target. For 2011, the funding level of the GLIP was determined based on non-GAAP operating income. In order for there to be any payout under the GLIP, GSI needed to achieve at least $54.2 million in non-GAAP operating income for the period from the closing of the acquisition (June 17, 2011) through December 31, 2011.

The funding level ranged from 20% at the minimum non-GAAP operating income level up to 150% at the maximum level. In addition, the amount of any individual’s payout under the GLIP can be increased or decreased based on individual performance.

As described above, with respect to individual performance, our CEO presents the committee with his assessment of the individual performance of each of his direct reports, including Mr. Saridakis. The committee reviews his assessments and makes a subjective determination of the level of individual performance for each of those executive officers, including whether Mr. Saridakis’ payout under the GLIP should be increased or decreased. In making its determination of the individual performance of each executive officer, including Mr. Saridakis, the committee does not give any specific weighting to each individual’s goals.

The following table sets forth the performance measure under the GLIP and GSI’s actual performance for the period from the closing of the acquisition (June 17, 2011) through December 31, 2011:

	Minimum	Target	Maximum	Actual
GSI non-GAAP operating income	$54.2M	$63.7M	$82.8M	$78.8M

In 2011, the target incentive amount for Mr. Saridakis was 66.67% of his base salary. Based on GSI’s non-GAAP net income for the period from the closing of the acquisition (June 17, 2011) through December 31, 2011, the GLIP was funded at 130% of the target opportunity. Mr. Saridakis’ bonus was calculated by applying the pre-acquisition GSI bonus program to GSI’s results from January 1, 2011 through June 16, 2011 and the GLIP for the remainder of the year on a pro-rated basis.

For 2012, the committee decided to change the design of the GLIP to mirror the design of the eIP. Payouts will be based on (1) performance measures based on GSI business criteria and target levels of performance and (2) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. A portion of the award will be determined based on GSI performance and, assuming GSI performance thresholds are met, a portion of the award will be determined based on individual performance.

Special Transaction Bonus. Prior to the closing of the acquisition of GSI by the company, GSI entered into an agreement with Mr. Saridakis pursuant to which he was entitled to receive a special transaction bonus of $5,000,000, which was payable over a three-year period. The company was required to assume GSI’s obligation to pay the special transaction bonus when it acquired GSI. In connection with his joining the company following the closing of the acquisition, Mr. Saridakis and the company agreed to change the terms of the special transaction bonus such that the full amount of the bonus was paid within a month of the closing of the acquisition, but it is subject to a repayment obligation if Mr. Saridakis is terminated by the company for “cause” or if he resigns without “good reason” within three years of the closing of the acquisition (as those terms are defined in the agreement with Mr. Saridakis). Mr. Saridakis’ repayment obligation is reduced by 1/36th for every full month of active employment following the closing of the acquisition.

Long-term Incentive Plan

In connection with Mr. Saridakis joining GSI in 2010, GSI committed to a long-term incentive arrangement for him. In light of the acquisition of GSI by the company and Mr. Saridakis’ new role following the closing of the acquisition, GSI finalized the terms of the arrangement immediately prior to the closing of the acquisition. In accordance with the modified terms of the arrangement, Mr. Saridakis is entitled to receive awards with payouts based on GSI’s performance over a four-year period. The company was required to assume GSI’s obligations under this arrangement in connection with the acquisition.

The following table describes the performance measure selected by GSI and the rationale for its selection:

Performance Measure	Rationale
• EBITDA Thresholds(1)	• EBITDA was selected as the best measure of results for GSI given that it can be influenced by management and provides balanced measurement of performance

(1)	EBITDA is defined as GSI’s non-GAAP operating income, adjusted (i) to exclude expenses for interest, taxes, depreciation, amortization and the deferred acquisition payments recorded as compensation expense related to GSI’s acquisition of Fetchback, Inc., and (ii) to include reasonable estimates of (A) annual expenses for stock-based compensation granted to Mr. Saridakis, (B) annual expenses for long-term incentive compensation granted to Mr. Saridakis and other employees of GSI (to the extent not otherwise included), and (C) patent litigation expenses allocable to the relevant performance period.

Awards can be earned over four separate annual performance periods, beginning with the 2012 calendar year. Any awards earned based on GSI performance during the performance periods will vest and become payable if Mr. Saridakis is continuously employed by an eBay company through the first business day after January 1, 2016. An award may become payable sooner if Mr. Saridakis’ employment terminates due to his death prior to January 1, 2016 or Mr. Saridakis’ employment is terminated without “cause” prior to January 1, 2016 (as that term is defined in the plan). The company has the option of settling the awards in cash, shares of the company’s common stock, or any combination thereof. The plan also includes a clawback provision with a 12-month look back following the time any award payment is made, which provides that if a determination of EBITDA was based on materially incorrect data and such EBITDA had not been achieved or was achieved to a lesser extent, Mr. Saridakis may be required to return or forfeit all or a portion of any payment based on incorrect data. The amount of the award payable for each performance period is $7,500,000 multiplied by the total number of EBITDA thresholds attained by GSI during such performance period. An EBITDA threshold is attained if GSI’s EBITDA equals or exceeds any of the following amounts:

EBITDA Thresholds:
$300M
$375M
$425M
$475M

The foregoing EBITDA thresholds were approved by GSI prior to the closing of the acquisition. The plan provides that the attainment of an EBITDA threshold in any performance period shall not be considered to have been attained again in any subsequent performance period for purposes of determining the award amount in such subsequent performance period. The award is also subject to a maximum payout of $30,000,000 for all four performance periods. The compensation committee has the ability to adjust the EBITDA thresholds or the manner in which EBITDA is determined to reflect certain items enumerated in the plan.

Equity Incentive Awards

We grant our executive officers focal equity incentive awards that consist of stock options, performance-based restricted stock units, and time-vested restricted stock units to align their incentives with the long-term interests of our stockholders, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance. The committee believes that this mix of equity is consistent with the grant practices of companies in our peer group and is also supported by technology industry third-party survey data. In addition, the committee believes that similar to performance-based restricted stock units, stock options and time-based restricted stock units align the interests of our executive officers with our stockholders because the value of these equity awards depend on the performance of the company’s stock.

For 2011, the committee set equity award guidelines based on equity compensation practices at companies in our peer group, data regarding equity guidelines for comparable technology companies that are included in proprietary third-party surveys, and an assessment of dilution issues. The equity incentive guideline positioning is subject to a maximum gross dilution rate set by the committee, which includes grants to existing employees, grants associated with anticipated growth in eBay’s employee base, and grants to new hires who are filling existing positions. In setting the maximum gross dilution rate, the committee considers dilution rates of companies in our peer group. The committee may also make special compensation-related decisions for performance, recognition, long-term retention value, and/or recruitment purposes that cause individual compensation to differ from the regular stated compensation strategy and guidelines.

New Hire Equity Incentive Grants and Focal Grants. New hire equity incentive grants for specific individuals also take into account specific recruitment needs. In connection with their joining the company, both Mr. Wenig and Mr. Saridakis received equity incentive grants. Mr. Wenig’s grant consisted of a mix of stock options, performance-based restricted stock units, and time-based restricted stock units. The allocation of these equity awards was 40% stock options, 30% performance-based restricted stock units, and 30% time-based restricted stock units, which is consistent with the allocation used for focal grants to executive officers described below. In connection with his hiring, Mr. Wenig also received a supplemental grant of time-based restricted stock units. The committee granted Mr. Wenig this supplemental award as a recruitment tool that was designed to enhance the overall compensation package being offered to him. Mr. Saridakis’ grant consisted of time-based restricted stock units. The committee granted Mr. Saridakis this award to make his equity compensation more consistent with that of other executive officers and to incent him to remain with GSI following the closing of the acquisition.

Following the new hire grant, additional grants are made to participants pursuant to a periodic focal grant program. See the section entitled “Equity Compensation Grant Practices” below for a description of our equity grant practices. Focal grants are based upon a number of factors, including performance of the individual, job level, future potential contributions to eBay, competitive external levels of equity incentives, and the retention value associated with each individual’s unvested equity. Vested equity held by the employee is generally not a factor in the committee’s consideration of equity grants.

The value of equity incentive awards granted pursuant to our focal program is determined within ranges established for each job level that are reviewed and approved by the committee on at least an annual basis. These job level ranges are established based on our desired pay positioning relative to the competitive market, with our CEO and Senior Vice President of Human Resources and the committee’s independent compensation consultant involved in the process of recommending the job level ranges to the committee for approval. For both new hire and focal grants, the committee approves the final value of equity incentive awards for those employees who are at the level of senior vice president and above. The committee does not set equity ranges for the executive officer job levels. Instead, for our executive officers, the committee considers the value of equity awards granted to executives in comparable positions disclosed in proxy statements of peer group companies and data from proprietary third-party surveys of companies in our peer group and a broader group of comparable technology companies.

Allocation between Stock Options, Performance-Based Restricted Stock Units, and Time-Based Restricted Stock Units. The process and methodology for determining the value of awards for executives are generally the same as those used for our other employees. Once the value of the focal equity incentive awards has been set for each executive officer, a formula is used to allocate a portion of the value of the focal award to each of stock options, performance-based restricted stock units, and time-based restricted stock units. For employees at the level of director to vice president, the formula allocates the award between stock options and time-vested restricted stock units. Eligible employees below the level of director only receive time-vested restricted stock units. For 2011, the committee determined that for executive officers, stock options would constitute 40%, performance-based restricted stock unit awards would constitute 30%, and time-vested restricted stock unit awards would constitute the remaining 30%, of the value of the focal equity awards (determined with reference to a formulaic valuation of options and target grant size for the performance-based restricted stock units). For 2012, the committee determined that for executive officers, performance-based restricted stock units would constitute 50%, time-based restricted stock units would constitute 30%, and stock options would constitute the remaining 20% of the value of the focal equity awards.

Promotional Equity Incentive Grants. Beginning in 2011, the committee decided to eliminate promotional equity incentive grants in order to focus on recognizing performance and expected future contributions as part of the annual focal grant cycle.

Performance-Based Restricted Stock Units. Executive officers are eligible to receive awards of performance-based restricted stock units if the company meets specified performance criteria set by the committee. Based upon the company’s performance against the performance criteria during the performance period, assuming above threshold performance, the performance-based restricted stock units are granted and vest with respect to one-half of the award in March following the end of the performance period and vest with respect to the remainder of the award in March of the following year. As described in the section entitled “Equity Compensation Grant Practices” below, beginning in 2012, all focal equity awards will be granted in April of each year (except for performance-based restricted stock units for the 2010-2011 performance period, which will be granted in March 2012). The committee believes that the post-performance period vesting feature of the performance-based restricted stock units provides an important mechanism that helps to retain executive officers and align their interests with long-term stockholder value.

In 2010, the committee set a 24-month performance period for performance-based restricted stock awards, which provides an incentive over a longer time period than the annual eIP program. However, in light of the state of the economy at the beginning of 2010 (and consistent with the approach it took for 2009), the committee decided to divide the targets for the 2010-2011 performance period into two consecutive 12-month targets. In addition to the longer performance period, performance-based restricted stock units are subject to additional vesting after the performance period. Based upon the company’s performance against the performance criteria during the performance period, assuming above threshold performance, these performance-based restricted stock units will be granted and vest with respect to one-half of the award in March 2012 and vest with respect to the remainder of the award in March 2013. For the 2011-2012 and 2012-2013 performance periods, the committee decided to set targets based on a single 24-month performance period. The committee expects to continue to make grants based on overlapping two-year performance periods in the future.

The following table outlines the performance periods and performance measures and the committee’s rationale for selecting those performance measures:

Performance Period	Performance Measures(1)	Rationale
2010-2011 (consisting of two sets of 12-month targets) 2011-2012 (consisting of one set of 24-month targets)	• FX-neutral revenue • Non-GAAP operating margin dollars(2) • Return on invested capital

•    The committee believes these measures are key drivers of our long-term success, are relatively simple to understand, and are aligned with stockholder value drivers. Furthermore, the committee selected both revenue and operating margin dollars performance measures to ensure that increases in revenue were not sought at the expense of operating margin and vice versa.

(1)	For the 2010-2011 performance period, both minimum FX-neutral revenue and non-GAAP operating margin dollars thresholds must be met in order for there to be any incentive payout. As described below, for the 2011-2012 performance period, the committee decided to “decouple” the two performance measures so that funding for each measure is dependent on achievement of the minimum threshold for that measure.

(2)	Non-GAAP operating margin dollars excludes certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items.

For the 2010-2011 performance period, once the minimum thresholds for FX-neutral revenue and non-GAAP operating margin dollars were reached, each of these performance measures was calculated independently, with minimum performance equal to 25%, target 50%, and maximum 100%. The two measures, weighted equally, were then added together and this total (modified by the third measure, which was return on invested capital, as described below) became a multiplier for the target award to determine the actual number of shares awarded. The return on invested capital measure could have increased or decreased the award by up to 20% depending upon actual performance. Accordingly, performance-based restricted stock unit awards could have ranged from 0% to 240% of an executive officer’s target award, based on eBay’s financial performance for the year (including the impact of the return on invested capital modifier).

Beginning with the 2011-2012 performance period, the committee decided that the revenue and operating margin dollars performance criteria would operate independently, so that a portion of award would be granted if either the revenue threshold or the non-GAAP operating margin dollars threshold is reached. However, if the minimum performance level for one criterion is not met, then there is no funding attributable to that performance measure. For example, if the minimum revenue threshold is not met, but the target non-GAAP operating margin dollars target is met, the funding level would be 50% of the total payout that would have been earned had the target performance levels for both criteria been met, which would then be modified by the return on invested capital measure, as described above.

The following table sets forth the performance measures for the 2010-2011 and 2011-2012 performance periods and eBay’s actual performance, where applicable, for those periods. The performance measures for both the 2011 portion of the 2010-2011 performance period and the performance measures for the 24-month 2011-2012 performance period were set in the first quarter of 2011.

	Minimum	Target	Maximum	Actual	Award Payout
2010-2011 Performance Period Targets for 2010:
FX-neutral revenue	$8.34B	$8.96B	$9.86B	$9.16B	121%
Non-GAAP operating margin dollars	$2.62B	$2.76B	$3.03B	$2.70B	80%
Return on invested capital	19.1%	23.9%	28.7%	25.0%	105%
Targets for 2011:
FX-neutral revenue	$9.84B	$10.58B	$11.43B	$11.652B	200%
Non-GAAP operating margin dollars	$2.96B	$3.12B	$3.37B	$3.23B	147%
Return on invested capital	21.3%	26.6%	31.9%	23.9%	90%
Total Payout for the 2010-2011 Performance Period:					131%

2011-2012 Performance Period Targets (the entire 24-month performance period):
FX-neutral revenue	$20.999B	$22.58B	$24.39B	N/A	N/A
Non-GAAP operating margin dollars	$6.24B	$6.57B	$7.09B	N/A	N/A
Return on invested capital	21.2%	26.5%	31.8%	N/A	N/A

Based on eBay’s performance during the 2010-2011 performance period, the portion of the performance-based restricted stock units allocable to the 2011 portion of the period was granted at 157% of target and the portion of the performance-based restricted stock units allocable to the 2010 portion of the period was granted at 105% of target, resulting in an award at 131% of target for the 24-month performance period. As discussed above, the 2011-2012 performance period consists of a single 24-month performance period. As a result, the company’s performance will be measured after the end of the 24-month performance period.

Similar to the approach taken regarding the eIP described above, the committee determined that results from GSI would be included in determining whether the revenue and non-GAAP operating margin dollars targets had been met for the 2011 portion of the 2010-2011 performance period. While the inclusion of results from GSI had a positive impact on the results for the revenue and non-GAAP operating margin dollars performance measures, it had a negative impact on the return on invested capital modifier. The committee did not make any determination regarding the inclusion of results from GSI for the 2011-2012 performance period and will not do so until after the performance period ends.

Supplemental Grant of Time-Based Restricted Stock Units. In September 2011, in connection with the hiring of Mr. Wenig to lead the company’s Marketplaces business, the committee decided that it was necessary to provide additional equity grants for retention and incentive purposes to key members of the senior Marketplaces team, including Mr. Carges.

Deferred Compensation Plan

Under the terms of our deferred compensation plan, eligible members of senior management may defer receipt of their compensation, including up to 50% of their salaries, up to 100% of their bonuses, and, if and to the extent permitted by the committee, up to 100% of their time-based restricted stock units and performance-based restricted stock units. To date, the committee has not permitted participants to defer their time-based restricted stock units or performance-based restricted stock units. The committee may, but has no obligation to, make discretionary contributions on behalf of a participant in the plan, in such form and amount as it deems appropriate (in its sole discretion). The plan does not provide any preferential or above market earnings on amounts contributed to the plan. To date, we have not made any contributions to the plan on behalf of any named executive officer. Mr. Donahoe elected to defer a portion of the bonus he earned in 2010 under the plan, and that amount was contributed to the plan when the bonus was paid in 2011. Mr. Donahoe also elected to defer a portion of the bonus he earned in 2011 under the eIP, but that amount was not contributed to the plan until the bonus was paid in 2012. Mr. Swan elected to defer a portion of the bonus he earned in 2010 under the plan, and that amount was contributed to the plan when the bonus was paid in 2011. Mr. Swan also elected to defer a portion of his salary paid during 2011 and a portion of the bonus he earned in 2011 under the eIP, but the bonus amount was not contributed to the plan until the bonus was paid in 2012.

Perquisites

We provide certain executive officers with perquisites and other personal benefits that the committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided to enable us to attract and retain these executives. The committee periodically reviews the levels of these benefits provided to our executive officers. Of these benefits, the most significant ongoing benefit is allowing certain executive officers to use the corporate airplane for personal use. For 2011, Mr. Donahoe’s personal use of the corporate airplane was limited to 50 hours (plus usage in connection with travel to board meetings where Mr. Donahoe serves as an outside board member) and Mr. Swan’s personal use of the corporate airplane was limited to 20 hours. We do not grant bonuses to cover, reimburse, or otherwise “gross up” any income tax owed for personal travel on the corporate airplane.

In addition, we assisted Mr. Wenig with certain expenses he incurred in connection with his relocation when he joined the company. Mr. Wenig’s relocation assistance included assistance with selected costs and expenses related to moving from New York to the San Francisco Bay Area (including transportation, temporary housing, and a supplemental payment to assist him with the purchase of a home) and related tax reimbursements, consistent with the company’s existing relocation policies. There was no tax reimbursement for the supplemental payment related to the purchase of his home. In the event that Mr. Wenig’s employment ceases for reasons of cause or resignation prior to the completion of one year of service from his start date, the home purchase payment is fully refundable to the company. If Mr. Wenig’s employment ceases for reasons of “cause” (as defined in his offer letter) or resignation after one year but prior to the third anniversary of his start date, his repayment obligation will be reduced by 1/36th for every full month of active employment. Mr. Wenig’s relocation assistance was negotiated as part of the terms of his offer to join the company. The committee believes it was necessary to offer Mr. Wenig relocation assistance in order to attract him to join the company.

Equity Compensation Grant Practices

We do not have any program, plan, or practice to select equity compensation (including stock option) grant dates in coordination with the release of material non-public information, nor do we time the release of information for the purpose of affecting value. We do not backdate options or grant options retroactively. For all stock options granted after January 1, 2006, employees have seven years from the date of the grant to exercise vested options, assuming they remain an employee of or service provider to an eBay company and subject to any requirements of local law.

New Hire Grants. New hire grants of equity compensation are made to eligible employees in connection with the commencement of employment. We have maintained a rules-based approach to new hire option grants since inception. Since July 2006, our grant practice has been to provide that new hire options are granted in full (other than sizeable new hire grants) on the second Friday of the month following the month in which employment commences. In all cases, the options are priced at the closing price of our stock on the date of grant. These grants generally become fully vested after four years, with 1/4th of the grant vesting on the first anniversary of the date of commencement of employment and 1/48th of the grant vesting monthly thereafter. Sizeable new hire grants are made in two equal tranches, with the first grant made and priced as described above and the second grant made and priced at the closing market price of our stock on the date 26 weeks from the date of the first grant. Both tranches vest with respect to 1/4th of the shares on the first anniversary of the date of commencement of employment and 1/48th of the shares vesting monthly thereafter.

Grants of new hire time-based restricted stock units are granted on the second Friday of the month following the month in which employment commences. These grants generally become vested after four years, with 1/4th of the grant vesting on each anniversary of the grant date, assuming that the recipient remains an employee of or service provider to an eBay company and subject to any requirements of local law.

Focal Grants. Beginning in 2012, focal stock option grants will be awarded on April 1 of each year (or, if April 1 is not a trading day, the next trading day with vesting effective as of April 1) and will be priced at the closing market price of our stock on the date of the grant. Focal grants of time-based restricted stock units are granted at the same time as focal stock option grants. In the past, these annual awards were granted on March 1 of each year (or if March 1 was not a trading day, the next trading day with vesting effective as of March 1). We shifted the timing of the focal grants to allow our people managers more time to finalize annual performance ratings of employees. In addition, the April 1 date still allows us to close our financial statements for the prior year and announce earnings for the prior year prior to the determination of the awards. Focal stock option grants generally become fully vested after four years, with 1/8th of the grant vesting six months after the vesting commencement date and 1/48th of the grant vesting monthly thereafter. Focal stock option grants awarded to executives are priced and granted to executives on the same date and at the same price that they are priced and granted to the rest of our employees and have the same four-year vesting schedule.

Focal grants of time-based restricted stock units generally become fully vested after four years, with 1/4th of the grant vesting on the anniversary of the vesting commencement date, assuming the recipient remains an employee of or service provider to an eBay company and subject to any requirements of local law.

Employment Agreements, Change-in-Control Arrangements, and Severance Arrangements with Executive Officers

In connection with becoming President and CEO as of March 31, 2008, the compensation arrangements for Mr. Donahoe were modified to include severance arrangements. In addition, in July 2008 (at the same time other changes to Mr. Swan’s compensation were made), Mr. Swan’s compensation arrangements were modified to include severance arrangements. Under these arrangements, each is entitled to receive a cash payment equal to one year’s target cash compensation.

Mr. Wenig’s offer letter provides that he is entitled to the following severance arrangements: (1) if he is terminated without “cause” (as defined in his offer letter) within two years of his start date, he is entitled to receive a cash payment equal to two times the sum of (a) his annual base salary and (b) a bonus replacement amount equal to 100% of his base salary and (2) if he is terminated without “cause” after two years of employment, he will be treated in a manner consistent with similarly situated executives.

Mr. Saridakis’ offer letter provides that if he is terminated without “cause” or if he resigns with “good reason” (as defined in his offer letter) within two years after the closing of the company’s acquisition of GSI, he is entitled to: (1) an amount equal to two times his annual base salary if his termination occurs prior to the first anniversary of the closing of the acquisition or one times his annual base salary if his termination occurs on or after the first anniversary but prior to the second anniversary of the closing of the acquisition, (2) a prorated portion of his bonus for the year in which the termination occurs, (3) to the extent Mr. Saridakis elects to receive continued health or dental benefits under the company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, over a period of up to 18 months, cash payments equal to the monthly premium charged for such coverage, and (4) full acceleration of any outstanding restricted stock awards that were granted to Mr. Saridakis prior to the closing of the acquisition and were converted into eBay restricted stock units in connection with the acquisition. Mr. Saridakis is not entitled to any severance arrangements if his employment is terminated after the second anniversary of the closing of the acquisition.

The company has not entered into any arrangements with any of its executive officers to provide “single trigger” severance payments upon a change of control.

When establishing these severance arrangements, the committee attempted to provide severance benefits that struck a balance between providing sufficient protections for the executive officer while still providing compensation that is reasonable and in the best interests of eBay and its stockholders. In addition, in the case of Mr. Wenig, the committee believes it was necessary to provide severance arrangements in order to attract him to join the company, and in the case of Mr. Saridakis, the committee believes it was necessary to provide severance arrangements to retain him following the acquisition of GSI.

In addition, our equity incentive plans generally provide for the acceleration of vesting of awards granted under the plans upon a change of control (as defined in the applicable plan) only if the acquiring entity does not agree to assume or continue the awards. These provisions generally apply to all holders of awards under the equity incentive plans. See “Potential Payments upon Termination or Change of Control” below for information regarding our payment obligations pursuant to the compensation arrangements for each of our named executive officers, assuming that their employment was terminated or a change in control occurred on December 31, 2011.

Stock Ownership Guidelines

In September 2004, the Board adopted stock ownership guidelines to better align the interests of our executives with the interests of stockholders and further promote our commitment to sound corporate governance. Under the guidelines, executive officers are required to achieve ownership of our common stock valued at three times their annual base salary (five times in the case of the CEO). The guidelines provide that the required ownership level for each executive officer is recalculated whenever an executive officer changes pay grade or as of January 1 of the year on or after the third anniversary of the last revision of the guidelines. Until an executive achieves the required level of ownership, he or she is required to retain 25% of the after-tax net shares received as the result of the exercise of our stock options or the vesting of restricted stock or restricted stock units. A more detailed summary of the stock ownership guidelines can be found on our website at http://investor.ebayinc.com/governance.cfm. The ownership levels of our executive officers as of March 8, 2012 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. We also have an insider trading policy that, among other things, prohibits employees from trading any instrument that relates to the future price of our stock. Other than the ownership guidelines described above, we do not have a policy regarding the length of time executives or directors have to hold their stock after exercise or vesting.

Impact of Accounting and Tax Requirements on Compensation

We are limited by Section 162(m) of the Code to a deduction for federal income tax purposes of up to $1 million of compensation paid to our CEO and any of our three most highly compensated executive officers, other than our CFO, in a taxable year. Compensation above $1 million may be deducted if, by meeting certain technical requirements, it can be classified as “performance-based compensation.” The eIP was most recently approved by our stockholders in 2010, and the portion of the awards attributable to company performance is intended to qualify as “performance-based compensation” under Section 162(m). Certain grants under the 2008 Equity Incentive Award Plan, which was approved by our stockholders in 2008, are also intended to qualify as “performance-based compensation.” Although the committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forgo deductibility when the committee believes it to be in the best interests of the company and our stockholders.

In addition to considering the tax consequences, the committee considers the accounting consequences of, including the impact of the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, its decisions in determining the forms of different awards and generally attempts to keep the value of awards equivalent regardless of type.

Conclusion

In evaluating the individual components of overall compensation for each of our executive officers, the committee reviews not only the individual elements of compensation, but also total compensation. Through the compensation programs described above, a significant portion of the compensation awarded to our executive officers is contingent upon individual and eBay performance. The committee remains committed to this philosophy of pay-for-performance and will continue to review executive compensation programs to ensure that the interests of our stockholders are served.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviews and approves eBay’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and eBay’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

COMPENSATION COMMITTEE

Edward W. Barnholt (Chairman)

William C. Ford, Jr.

Thomas J. Tierney

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2011, 2010, and 2009. We do not have individual long-term employment arrangements with any of our named executive officers. In setting the individual components of compensation for each of our named executive officers, the Compensation Committee reviews not only the individual elements of compensation, but also total compensation, including the value of equity compensation.

Name and Principal Position	Year	Salary ($)(1)	Bonus		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total
John J. Donahoe	2011	$945,577	$0		$8,854,607	$3,799,993	$2,688,984		0	$167,367	$16,456,528
President and Chief Executive Officer	2010	920,673	0		$5,586,045	3,735,000	1,895,113		0	245,655	12,382,486
	2009	934,615	0		4,450,388	2,483,682	2,091,669		0	172,394	10,132,748

Robert H. Swan	2011	795,135	0		3,951,608	1,608,000	1,292,094		0	55,981	7,702,818
Senior Vice President, Finance and Chief Financial Officer	2010	768,606	200,000	(6)	2,447,700	1,867,500	988,811		0	82,080	6,354,697
	2009	778,846	200,000	(6)	1,362,375	2,323,600	1,162,038		0	73,530	5,900,389

Christopher D. Saridakis	2011	323,077	5,000,000	(8)	8,519,259	0	555,000	(9)	0	8,146	14,405,482
President, GSI(7)

Devin N. Wenig	2011	187,500	0		10,153,581	1,292,086	257,812		0	1,192,600	13,083,579
President, eBay Marketplaces

Mark T. Carges	2011	581,462	0		7,533,849	918,811	654,144		0	10,736	9,699,002
Chief Technology Officer and	2010	562,404	0		1,059,675	747,000	542,649		0	10,736	2,922,464
Senior Vice President, Global	2009	571,154	0		1,290,188	968,715	623,058		0	10,638	3,463,753
Products, Marketplaces

(1)	For 2011: effective March 1, 2011, certain eligible employees of eBay, including the named executive officers who were our employees as of March 1, 2011, received an annual salary increase representing: (i) in the case of Mr. Donahoe, a salary of $950,000 per annum; (ii) in the case of Mr. Swan, a salary of $800,000 per annum; and (iii) in the case of Mr. Carges, a salary of $585,000 per annum. Total salary amounts reported are lower than these 2011 annual salary increases because lower salaries were in effect for a portion of 2011. Mr. Saridakis received a salary of $600,000 per annum effective June 17, 2011 (the commencement date of his employment immediately following the acquisition of GSI). Mr. Wenig received a salary of $750,000 per annum effective September 26, 2011 (the commencement date of his employment).

For 2010: effective March 2, 2010, certain eligible employees of eBay, including the named executive officers who were our employees as of March 2, 2010, received an annual salary increase representing: (i) in the case of Mr. Donahoe, a salary of $925,000 per annum; (ii) in the case of Mr. Swan, a salary of $772,500 per annum; and (iii) in the case of Mr. Carges, a salary of $565,000 per annum. Total salary amounts reported are lower than these 2010 annual salary increases because lower salaries were in effect for a portion of 2010.

For 2009: total salary amounts reported for Mr. Donahoe, Mr. Swan and Mr. Carges in 2009 are higher than their annual salary in 2010 due to the inclusion of an extra pay period in 2009.

(2)	Reflects the aggregate grant date fair value of stock awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation, granted in 2011, 2010 and 2009, respectively. We calculated the estimated fair value of stock awards (other than performance-based restricted stock units) using the fair value of our common stock on the date of the grant.

For 2011, 2010, and 2009, includes the grant date fair value of time-based restricted stock units.

For 2011: also represents the estimated fair value of performance-based restricted stock units for (a) the second 12 months of the 2010-2011 performance period and (b) the 24-month 2011-2012 performance period based on the probable outcome of the performance conditions for fiscal 2011 and fiscal 2011-2012, respectively, on the date that each award was communicated to each of our named executive officers and the fair value of our common stock on that date. Assuming the highest level of performance is achieved under the applicable performance criteria for fiscal 2011, the maximum possible value of the performance-based restricted stock unit awards allocated to our named executive officers for the second 12 months of the 2010-2011 performance period, using the fair value of our common stock on the date that the target amounts for such awards were communicated to each of our named executive officers, is: (i) in the case of Mr. Donahoe; $4,587,000; (ii) in the case of Mr. Swan, $2,293,500; and (iii) in the case of Mr. Carges, $917,400. Assuming the highest level of performance is achieved under the applicable performance criteria for fiscal 2011-12, the maximum possible value of the performance-based restricted stock unit awards allocated to our named executive officers for the 24-month 2011-2012 performance period, using the fair value of our common stock on the date that the target amounts for such awards were communicated to each of our named executive officers, is: (i) in the case of Mr. Donahoe, $6,477,731; (ii) in the case of Mr. Swan, $2,752,200; (iii) in the case of Mr. Wenig, $4,442,684; and (iv) in the case of Mr. Carges, $1,572,791.

For 2010: also represents the estimated fair value of performance-based restricted stock units for (a) the second 12 months of the 2009-2010 performance period and (b) the first 12 months of the 2010-2011 performance period, in each case based on the probable outcome of the performance conditions for fiscal 2010 on the date that each award was communicated to each of our named executive officers and the fair value of our common stock on that date. Assuming the highest level of performance is achieved under the applicable performance criteria for fiscal 2010, the maximum possible value of the performance-based restricted stock unit awards allocated to our named executive officers for (a) the second 12 months of the 2009-2010 performance period and (b) the first 12 months of the 2010-2011 performance period, using the fair value of our common stock on the date that the target amounts for such awards were communicated to each of our named executive officers, is: (a) in the case of Mr. Donahoe, $6,242,542; (b) in the case of Mr. Swan, $2,292,480; and (c) in the case of Mr. Carges, $1,110,420.

For 2009: also represents the estimated fair value of performance-based restricted stock units based on the probable outcome of the performance conditions on the date that each award was communicated to each of our named executive officers for the first 12 months of the 2009-2010 performance period and the fair value of our common stock on that date. Assuming the highest level of performance is achieved under the applicable performance criteria for fiscal 2009, the maximum possible value of the performance-based restricted stock unit awards allocated to our named executive officers for the first 12 months of the 2009-2010 performance period, using the fair value of our common stock on the date that the target amounts for such awards were communicated to each of our named executive officers, is: (a) in the case of Mr. Donahoe, $1,169,837; (b) in the case of Mr. Swan, $220,500; and (c) in the case of Mr. Carges, $173,250.

(3)	Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation, for option awards granted in 2011, 2010 and 2009, respectively.

We calculated the estimated fair value of each option award on the date of grant using a modified Black-Scholes option pricing model. The weighted-averages of the assumptions used during 2011 were: risk-free interest rate of 1.53%; expected life of 4.46 years; no dividend yield; and expected volatility of 37.62%. The weighted-averages of the assumptions used during 2010 were: risk-free interest rate of 1.81%; expected life of 4.23 years; no dividend yield; and expected volatility of 35.56%. The weighted-averages of the assumptions used during 2009 were: risk-free interest rate of 1.7%; expected life of 3.8 years; no dividend yield; and expected volatility of 47%. Our computation of expected volatility was based on a combination of historical and market-based implied volatility from traded options on our stock. Our computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. The interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

(4)	For 2011: except for Mr. Saridakis, represents amounts paid pursuant to the eIP in 2012 for services rendered in 2011. For Mr. Saridakis, represents amounts paid pursuant to the GLIP in 2012 for services rendered in 2011.

For 2010: represents amounts paid pursuant to the eIP in 2011 for services rendered in 2010.

For 2009: represents amounts paid pursuant to the eIP in 2010 for services rendered in 2009.

For 2011, 2010 and 2009, total annual target incentive amounts under the eIP for the named executive officers were based 75% on company performance and 25% on individual performance. No funding occurs under the eIP for individual performance unless the minimum thresholds for both company-wide revenue and non-GAAP net income are met; in each of 2011, 2010 and 2009, these thresholds were met. See the discussion under the section entitled “Compensation Discussion and Analysis — Elements of Compensation/Executive Compensation Practices — Short-term Cash Incentive Awards — eBay Incentive Plan (eIP)” above for further details.

(5)	Includes the amounts outlined in the table below. Also includes: (a) the cost of certain information technology support services provided for computer equipment located at the residences of our named executive officers; (b) matching contributions by eBay to a 401(k) savings plan (subject to a maximum of $9,800 per employee for each of 2011, 2010 and 2009, in each case including our named executive officers); and (c) premiums paid for group life insurance and accidental death and dismemberment coverage for the benefit of the named executive officer. Perquisites are valued at the incremental cost of providing such perquisites, net of any reimbursements provided by our named executive officers.

“Personal Airplane Usage” consists of the incremental cost to eBay of personal usage of its corporate airplane (which includes use of the corporate airplane by executives who serve on the board of another entity to attend such board meetings) and is calculated based on a methodology that includes the weighted average cost of fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Because the corporate airplane is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane, and the cost of maintenance not related to such personal travel. Executives, their families, and invited guests occasionally fly on the corporate airplane as additional passengers on business flights. In those cases, the aggregate incremental cost to eBay is a de minimis amount, and as a result, no amount is reflected in the table. Executives, directors, and their families also occasionally fly on the corporate airplane as additional passengers on personal flights that are attributed to another executive, in which case the entire incremental cost is allocated to the executive who arranged for the personal flight. We do not grant bonuses to cover, reimburse or otherwise “gross-up” any income tax owed for personal travel on the corporate airplane.

“Relocation Assistance” consists of costs and expenses related to Mr. Wenig moving from New York to the San Francisco Bay Area and his purchase of a home. Mr. Wenig received $101,195 to cover relocation costs and expenses for Mr. Wenig and his family and $1,000,000 to help cover the cost of purchasing a home in the San Francisco Bay Area.

“Tax Reimbursements” consists of the reimbursement of Mr. Wenig for the costs of income taxes relating to relocation assistance provided to him. There was no tax reimbursement for the supplemental payment related to the purchase of Mr. Wenig’s home.

Name	Year	Personal Airplane Usage (other than Outside Board Meetings)($)(a)	Personal Airplane Usage (Outside Board Meetings)($)	Relocation Assistance ($)	Tax Reimbursements($)
John J. Donahoe	2011	$10,036	$145,445	—	—
	2010	220,196	13,632	—	—
	2009	121,528	38,938	—	—

Robert H. Swan	2011	44,245	—	—	—
	2010	71,000	—	—	—
	2009	62,506	—	—	—

Christopher D. Saridakis	2011	—	—	—	—

Devin N. Wenig	2011	—	—	$1,101,195	$91,178

Mark T. Carges	2011	—	—	—	—
	2010	—	—	—	—
	2009	—	—	—	—

(a)	Amounts are net of any reimbursements made by our named executive officers for personal airplane usage.

(6)	For 2010: represents $200,000 paid under Mr. Swan’s special retention plan, representing the final installment under such plan.

For 2009: represents $200,000 paid under Mr. Swan’s special retention plan.

(7)	Reflects amounts paid to Mr. Saridakis by the Company in 2011 during his employment with the Company, which commenced on June 19, 2011, immediately following the completion of the acquisition of GSI.

(8)	Represents a special transaction bonus payable under Mr. Saridakis’ Transition Incentive Agreement with GSI. This bonus was ratified by eBay’s Compensation Committee on June 22, 2011 and is subject to a repayment obligation if Mr. Saridakis’ employment terminates for reasons other than “cause” or “good reason” (each as defined in the letter agreement between Mr. Saridakis and eBay), which is reduced by 1/36th over a 36-month period. See the discussion under the section titled “Compensation Discussion and Analysis — Elements of Compensation/Executive Compensation Practices — Special Transaction Bonus.”

(9)	For 2011: represents amounts paid pursuant to the GLIP in 2012 for services rendered in 2011. See discussion under the section titled “Compensation Discussion and Analysis — Elements of Compensation/Executive Compensation Practices – GSI Leadership Incentive Plan (GLIP).”

GRANTS OF PLAN-BASED AWARDS

The following table sets forth for the fiscal year ended December 31, 2011, certain information regarding grants of plan-based awards to each of our named executive officers.

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John J. Donahoe	2/7/2011	3/1/2011	—	—	—	—	—	—	—	354,477	$32.29	$3,799,993
	2/7/2011	3/1/2011	—	—	—	—	—	—	88,262	—	32.29	2,849,980
eIP – company performance(4)	N/A	N/A	$620,535	$1,241,070	$2,647,615	—	—	—	—	—	—	—
eIP – individual performance(5)	N/A	N/A	—	413,690	827,380	—	—	—	—	—	—	—
PBRSUs (second 12 months of 2010-2011 performance period)	2/7/2011	3/21/2011	—	—	—	31,250	62,500	150,000	—	—	—	1,911,250
PBRSUs (2011-2012 performance period)	2/7/2011	3/21/2011	—	—	—	44,131	88,262	211,829	—	—	—	2,699,052

Robert H. Swan	2/7/2011	3/1/2011	—	—	—	—	—	—	—	150,000	32.29	1,608,000
	2/7/2011	3/1/2011	—	—	—	—	—	—	37,500	—	32.29	1,210,875
eIP – company performance(4)	N/A	N/A	303,863	607,726	1,294,966	—	—	—	—	—	—	—
eIP – individual performance(5)	N/A	N/A	—	202,575	405,151	—	—	—	—	—	—	—
PBRSUs (second 12 months of 2010-2011) performance period)	2/7/2011	3/21/2011	—	—	—	15,625	31,250	75,000	—	—	—	955,625
PBRSUs (2011-2012 performance period)	2/7/2011	3/21/2011	—	—	—	18,750	37,500	90,000	—	—	—	1,146,750

Christopher D. Saridakis	6/22/2011	7/8/2011	—	—	—	—	—	—	254,915	—	33.42	8,519,259
GLIP(6)	N/A	N/A	80,004	400,020	600,030	—	—	—	—	—	—	—
Performance Award Agreement(7)	N/A	6/16/2011	—	—	30,000,000

Devin N. Wenig	9/1/2011	10/14/2011	—	—	—	—	—	—	—	113,740	33.69	1,292,086
	9/1/2011	10/14/2011	—	—	—	—	—	—	56,870	—	33.69	1,915,950
	9/1/2011	10/14/2011	—	—	—	—	—	—	189,567	—	33.69	6,386,512
eIP – company performance(4)	N/A	N/A	70,312	140,625	300,000	—	—	—	—	—	—	—
eIP- individual performance(5)	N/A	N/A	—	46,875	93,750	—	—	—	—	—	—	—
PBRSUs (2011-2012 performance period)	9/1/2011	9/26/2011	—	—	—	28,435	56,870	136,488	—	—	—	1,851,119

Mark T. Carges	2/7/2011	3/1/2011	—	—	—	—	—	—	—	85,710	32.29	918,811
	2/7/2011	3/1/2011	—	—	—	—	—	—	35,720	—	32.29	1,153,399
	2/7/2011	3/1/2011	—	—	—	—	—	—	21,430	—	32.29	691,975
	9/28/2011	10/14/2011	—	—	—	—	—	—	128,778	—	33.69	4,338,531
eIP – company performance(4)	N/A	N/A	163,536	327,072	697,754	—	—	—	—	—	—	—
eIP – individual performance(5)	N/A	N/A	—	109,024	218,048	—	—	—	—	—	—	—
PBRSUs (second 12 months of 2010-2011) performance period)	2/7/2011	3/21/2011	—	—	—	6,250	12,500	30,000	—	—	—	382,250
PBRSUs (2011-2012 performance period)	2/7/2011	3/21/2011	—	—	—	10,715	21,430	51,432	—	—	—	655,329

(1)	In 2011, the total annual target incentive amounts under the eIP for the named executive officers were 175% of base salary for Mr. Donahoe, 100% for each of Mr. Swan and Mr. Wenig, and 75% for Mr. Carges. In 2011, the total annual target incentive amounts for the named executive officers under the eIP were allocated 75% to company performance and 25% to individual performance. No funding occurs for the individual performance component of the eIP unless the minimum thresholds for both company-wide revenue and non-GAAP net income for 2011 are met; in 2011, these thresholds were met.

In 2011, the target annual incentive amount under the GLIP was 66.67% of base salary for Mr. Saridakis.

(2)	The amounts shown reflect estimated payouts of performance-based restricted stock units (“PBRSUs”) for (a) the second 12 months of the 2010-2011 performance period and (b) the 24-month 2011-2012 performance period. For each performance period: (a) the amounts shown in the column entitled “Threshold” reflect the awards if both the minimum revenue and operating margin thresholds have been met (and reflect the lowest return on invested capital modifier), which are 50% of the amounts shown under the column entitled “Target;” and (b) the amounts shown in the column entitled “Maximum” reflect the awards if the maximum revenue and operating margin amounts are met (and reflect the maximum return on invested capital modifier) and are 240% of the amounts shown under the column entitled “Target.”

(3)	Reflects the aggregate grant date fair value of the awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We calculated the estimated fair value of each stock award using the fair value of our common stock on the date of the grant. The estimated fair value of performance-based restricted stock units is based on the probable outcome of the performance conditions on the date that each award was communicated to each of our named executive officers for the second 12 months of the 2010-2011 performance period and the 24-month 2011-2012 performance period, as applicable, and the fair value of our common stock on that date. We calculated the estimated fair value of each option award on the date of grant using a modified Black-Scholes option pricing model. The weighted-averages of the assumptions used during 2011 were: risk-free interest rate of 1.53%; expected life of 4.46 years; no dividend yield; and expected volatility of 37.62%. Our computation of expected volatility was based on a combination of historical and market-based implied volatility from traded options on our stock. Our computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior. The interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

(4)	The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2011 under the eIP for the portion of the award payable based on the company’s performance. The amounts shown in the column entitled “Threshold” reflect the minimum payment levels if the minimum revenue and non-GAAP net income thresholds have been met, which are 50% of the amounts shown under the column entitled “Target.” The amounts shown in the column titled “Maximum” represent (a) the maximum amount payable based on the company’s annual financial performance (200% of the amounts shown under the column entitled “Target”), plus (b) the maximum incentive payouts for achievement of the net promoter score and employee engagement metrics (an aggregate of 10% of the amounts shown under the column entitled “Target”). The payouts for the achievement of the net promoter score and employee engagement metrics are independent from the payout tied to the company’s financial performance (but will only be paid in a year when the company’s minimum financial performance metrics are met). Actual payouts to our named executive officers under the eIP for the fiscal year ended December 31, 2011 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. No payouts were made for the performance measures related to improvements in net promoter score or employee engagement because the targets were not met.

(5)	The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2011 under the eIP for the portion of the award payable based on individual performance. There are no thresholds under the eIP for individual performance; however, no payout for individual performance occurs under the eIP for individual performance unless the minimum thresholds for both company-wide revenue and non-GAAP net income are met. The amounts shown in the column entitled “Target” reflect 100% of the target award for individual performance, and the amounts shown in the column entitled “Maximum” are 200% of the amounts shown under the column entitled “Target.” Actual payouts to our named executive officers under the eIP for the fiscal year ended December 31, 2011 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(6)	The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2011 for Mr. Saridakis under the GLIP. The amount shown in the column entitled “Threshold” reflects the minimum payment level if the minimum GSI non-GAAP operating income threshold has been met, which is 20% of the amount shown under the column entitled “Target”, and the amount shown in column entitled “Maximum” is 150% of the amount shown under the column entitled “Target.” Under the terms of the plan, payouts may be increased or decreased based on individual performance. The actual payout to Mr. Saridakis under the GLIP for the fiscal year ended December 31, 2011 is reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. See discussion under the section titled “Compensation Discussion and Analysis — Elements of Compensation/Executive Compensation Practices — GSI Leadership Incentive Plan (GLIP).”

(7)	Represents amounts payable to Mr. Saridakis pursuant to the Performance Award Agreement dated June 16, 2011 between Mr. Saridakis and GSI. The Performance Award Agreement provides that Mr. Saridakis is eligible to earn an award amount equal to $7,500,000 multiplied by the total number of EBITDA thresholds obtained by GSI over four separate annual performance periods beginning with 2012 and ending with 2015. If the EBITDA threshold for a particular annual performance period is not met, no amount will be payable to Mr. Saridakis for such performance period. The award is subject to a maximum payout of $30,000,000 for all four performance periods; there are no thresholds or targets for this award. See discussion under the section titled “Compensation Discussion and Analysis — Elements of Compensation/Executive Compensation Practices — Special Transaction Bonus”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards for each of our named executive officers as of December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John J. Donahoe	250,000	0		0	$39.90	3/1/2013
	100,000	0		0	39.90	3/1/2013
	260,400	0		0	31.93	3/1/2014
	1,000,000	0		0	35.50	3/25/2015
	190,163	36,611	(2)	0	25.85	3/3/2015
	242,710	16,181	(3)	0	25.85	3/3/2015
	242,710	16,181	(4)	0	24.93	9/1/2015
	402,719	183,055	(5)	0	10.50	3/2/2016
	218,750	281,250	(6)	0	23.88	3/1/2017
	66,464	288,013	(7)	0	32.29	3/1/2018
							60,000	(8)	$1,819,800
							97,195	(9)	2,947,924
							188,712	(10)	5,723,635
							93,750	(11)	2,843,438
							55,009	(12)	1,668,423
							88,262	(13)	2,676,986
										150,000	$4,549,500	(14)
										211,829	6,424,744	(15)

Robert H. Swan	187,500	0		0	39.00	3/31/2013
	187,500	0		0	28.36	9/29/2013
	204,600	0		0	31.93	3/1/2014
	160,546	10,704	(2)	0	25.85	3/3/2015
	208,333	41,667	(16)	0	26.36	8/8/2015
	208,333	41,667	(17)	0	13.19	2/13/2016
	117,734	53,516	(5)	0	10.50	3/2/2016
	109,375	140,625	(6)	0	23.88	3/1/2017
	28,125	121,875	(7)	0	32.29	3/1/2018
							45,500	(18)	1,380,015
							15,000	(10)	454,950
							46,875	(11)	1,421,719
							10,368	(12)	314,461
							37,500	(13)	1,137,375
										75,000	2,274,759	(14)
										90,000	2,729,700	(15)

Christopher D. Saridakis							19,649	(19)	595,954
							70,049	(20)	2,124,586
							254,915	(21)	7,731,572

Devin N. Wenig	0	113,740	(22)	0	33.69	10/14/2018
							189,567	(23)	5,749,567
							56,870	(23)	1,724,867
										136,488	4,139,681	(15)

Mark T. Carges	68,656	15,844	(24)	0	16.73	10/10/2015

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	68,656	15,844	(25)	0	15.02	4/10/2016
	73,906	33,594	(5)	0	10.50	3/2/2016
	43,750	56,250	(6)	0	23.88	3/1/2017
	16,070	69,640	(7)	0	32.29	3/1/2018
							18,750	(26)	568,688
							27,500	(10)	834,075
							30,500	(10)	925,065
							18,750	(11)	568,688
							8,146	(12)	247,068
							21,430	(13)	649,972
							35,720	(13)	1,083,388
							128,778	(27)	3,905,837
										30,000	909,900	(14)
										51,432	1,555,933	(15)

(1)	Market value calculated based on the closing price of $30.33 of our common stock on December 30, 2011 (the last trading day of 2011).

(2)	Focal grant. Becomes fully vested after four years; 1/8th of the grant vested on September 1, 2008, and 1/48th of the grant vests monthly thereafter.

(3)	First tranche of promotional grant. Becomes fully vested on March 31, 2012; 1/8th of the grant vested on September 30, 2008, and 1/48th of the grant vests monthly thereafter.

(4)	Second tranche of promotional grant. Becomes fully vested on March 31, 2012; 1/8th of the grant vested on September 30, 2008, and 1/48th of the grant vests monthly thereafter.

(5)	Focal grant. Becomes fully vested after four years; 1/8th of the grant vested on September 1, 2009, and 1/48th of the grant vests monthly thereafter.

(6)	Focal grant. Becomes fully vested after four years; 1/8th of the grant vested on September 1, 2010, and 1/48th of the grant vests monthly thereafter.

(7)	Focal grant. Becomes fully vested after four years; 1/8th of the grant vested on September 1, 2011 and 1/48th of the grant vests monthly thereafter.

(8)	Focal grant. Becomes fully vested after five years, with 30% of the grant vesting on March 1, 2010, 30% of the grant vesting on March 1, 2011, and the remaining 40% of the grant vesting on March 1, 2012.

(9)	Promotional grant. Becomes fully vested after four years, with 25% of the grant vesting on each of March 1, 2009, March 1, 2010, March 1, 2011, and March 1, 2012.

(10)	Focal grant. Becomes fully vested after four years, with 25% of the grant vesting on each of March 1, 2010, March 1, 2011, March 1, 2012 and March 1, 2013.

(11)	Focal grant. Becomes fully vested after four years, with 25% of the grant vesting on each of March 1, 2011, March 1, 2012, March 1, 2013 and March 1, 2014.

(12)	PBRSU grant. 50% of the grant vested on March 1, 2011, and the remaining 50% of the grant vested on March 1, 2012.

(13)	Focal grant. Becomes fully vested after four years, with 25% of the grant vesting on each of March 1, 2012, March 1, 2013, March 1, 2014 and March 1, 2015.

(14)	Allocation of PBRSUs. Represents the estimated future award of performance-based restricted stock units at the maximum level (240% of target) under the second 12 months of the 2010-2011 performance period, assuming eBay meets the maximum threshold for non-GAAP operating margin and revenue growth and that the maximum return on investment capital modifier is applied. On January 12, 2011, the Compensation Committee determined that performance-based restricted stock units for the second 12 months of the 2010-2011 performance period would be granted at 105% of the target award. See “Compensation Discussion and Analysis — Elements of Compensation/Executive Compensation Practices — Equity Incentive Awards — Performance-Based Restricted Stock Units” above for a more detailed discussion of these target awards and related performance measures.

(15)	Allocation of PBRSUs. Represents the estimated future award of performance-based restricted stock units at the maximum level (240% of target) under the 24-month 2011-2012 performance period, assuming eBay meets the maximum threshold for non-GAAP operating margin and revenue growth and that the maximum return on investment capital modifier is applied. See “Compensation Discussion and Analysis — Elements of Compensation/Executive Compensation Practices — Equity Incentive Awards — Performance-Based Restricted Stock Units” above for a more detailed discussion of these target awards and related performance measures.

(16)	First tranche of a promotional grant. Becomes fully vested after four years; 1/8th of the grant vested on February 8, 2009, and 1/48th of the grant vests monthly thereafter.

(17)	Second tranche of a promotional grant. Becomes fully vested after four years; 1/8th of the grant vested on February 8, 2009, and 1/48th of the grant vests monthly thereafter.

(18)	Special retention grant. Becomes fully vested after three years, with 1/3rd of the grant vesting on March 1, 2011, March 1, 2012, and March 1, 2013.

(19)	Assumed GSI grant. In connection with eBay’s acquisition of GSI, eBay assumed all outstanding and unvested GSI restricted stock units. Becomes fully vested after four years, with 25% of the grant vesting on each of March 15, 2012, March 15, 2013, March 15, 2014 and March 15, 2015.

(20)	Assumed GSI grant. In connection with eBay’s acquisition of GSI, eBay assumed all outstanding and unvested GSI restricted stock units. Becomes fully vested after four years, with 25% of the grant vesting on each of April 15, 2012, April 15, 2013, April 15, 2014 and April 15, 2015.

(21)	New hire grant. Becomes fully vested after four years, with 25% of the grant vesting on each of July 8, 2012, July 8, 2013, July 8, 2014 and July 8, 2015.

(22)

First tranche of a sizeable new hire grant (as defined on page 65). Becomes fully vested after four years; 25% of the grant vests on September 26, 2012 (the first anniversary of the commencement of Mr. Wenig’s employment), and 1/48th of the grant vests monthly thereafter.

(23)	New hire grant. Becomes fully vested after four years, with 25% of the grant vesting on each of October 14, 2012, October 14, 2013, October 14, 2014 and October 14, 2015.

(24)

First tranche of a sizeable new hire grant. Becomes fully vested after four years; 25% of the grant vested on September 2, 2009 (the first anniversary of the commencement of Mr. Carges’ employment), and 1/48th of the grant vests monthly thereafter.

(25)

Second tranche of a sizeable new hire grant. Becomes fully vested after four years; 25% of the grant vested on September 2, 2009 (the first anniversary of the commencement of Mr. Carges’ employment), and 1/48th of the grant vests monthly thereafter.

(26)	New hire grant. Becomes fully vested after four years, with 25% of the grant vesting on each of October 10, 2009, October 10, 2010, October 10, 2011 and October 10, 2012.

(27)	Special retention grant. Becomes fully vested after four years, with 25% of the grant vesting on October 14, 2012, October 14, 2013, October 14, 2014 and October 14, 2015.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and the vesting of stock awards during 2011 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John J. Donahoe(3)	159,000	$1,159,226	322,810	$10,423,535
Robert H. Swan	—	—	166,243	5,136,588
Christopher D. Saridakis	—	—	—	—
Devin N. Wenig	—	—	—	—
Mark T. Carges	—	—	62,147	2,006,914

(1)	Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)	Value realized on vesting is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the named executive officer.

(3)	Includes shares sold pursuant to a 10b5-1 plan adopted in February 2011 that expired in December 2011.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning contributions, earnings, and withdrawals/distributions during 2011 under the company’s nonqualified deferred compensation plans for each of our named executive officers:

Name	Executive Contributions in Last FY($)		Registrant’s Contributions in Last FY($)	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
John J. Donahoe	$1,705,602	(2)	—	$(125,423)	—	$1,580,179
Robert H. Swan	866,000	(3)	—	(80,198)	—	2,154,675
Christopher D. Saridakis	—		—	—	—	—
Devin N. Wenig	—		—	—	—	—
Mark T. Carges	—		—	—	—	—

(1)	None of the earnings in this column are included in the Summary Compensation Table because they are not preferential or above market.

(2)	Executive contributions during 2011 consisted of contributions by Mr. Donahoe of $1,705,602 of his bonus under the eIP paid in 2011 (relating to 2010 performance, which amount is reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2010). Mr. Donahoe also elected to defer a portion of the bonus he earned in 2011 under the eIP, but that amount was not contributed to the plan until the bonus was paid in 2012.

(3)	Executive contributions during 2011 consisted of contributions by Mr. Swan of $791,049 of his bonus under the eIP paid in 2011 (relating to 2010 performance, which amount is reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2010) and $74,951 of his salary paid during 2011, which amount is reflected in the Summary Compensation Table under “Salary” for 2011. Mr. Swan also elected to defer a portion of the bonus he earned in 2011 under the eIP, but that amount was not contributed to the plan until the bonus was paid in 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table sets forth our payment obligations pursuant to the compensation arrangements for each of our named executive officers, under the circumstances described below, assuming that their employment was terminated or a change in control occurred on December 31, 2011.

Name	Voluntary Termination	Involuntary Termination other than for Cause		Termination for Cause	Change in Control(1)
John J. Donahoe	0	$2,612,500	(2)	0	0
Robert H. Swan	0	1,600,000	(2)	0	0
Christopher D. Saridakis	0	4,347,172	(3)	0	0
Devin N. Wenig	0	3,000,000	(4)	0	0
Mark T. Carges	0	0		0	0

(1)	The table assumes that in a change of control transaction, the acquiring entity would assume or continue outstanding equity awards. If the acquiring entity does not assume or continue outstanding equity awards and such awards are accelerated, the aggregate value to each of the named executive officers that were executive officers of the company as of December 31, 2011, calculated based on the closing price of our common stock on December 31, 2011, would be as follows: Mr. Donahoe: $36,094,895; Mr. Swan: $16,130,983; Mr. Saridakis: $10,452,112; Mr. Wenig: $7,474,434; and Mr. Carges: $10,426,698.

(2)	Represents one year’s target cash compensation. Target cash compensation consists of (a) annual base salary, plus (b) target annual incentive bonus, in each case, as in effect on the date of termination of employment.

(3)	Represents the sum of (a) two times Mr. Saridakis’ annual base salary, as in effect immediately prior to his termination date, (b) target bonus amount payable to Mr. Saridakis under the GLIP, as in effect immediately prior to his termination date, (c) the aggregate value to Mr. Saridakis of the acceleration of his outstanding RSU awards granted by GSI and assumed by eBay in connection with its acquisition of GSI, based on the closing price of our common stock as of December 31, 2011, and (d) the estimated actual cost of COBRA insurance premiums for Mr. Saridakis for a period of 18 months following his termination date.

(4)	Represents two times the sum of (a) Mr. Wenig’s annual base salary and (b) a bonus replacement amount equal to 100% of Mr. Wenig’s base salary, in each case as in effect immediately prior to his termination date.

COMPENSATION OF DIRECTORS

Board compensation is determined by the Compensation Committee. Prior to 2003, Board compensation was 100% equity based. After a review in December 2002, Board compensation was substantially revised by the Board, with equity compensation reduced and cash compensation added for retainers and board meeting fees. Board compensation has subsequently been reviewed annually by the Compensation Committee. In July 2007, the Compensation Committee increased fees payable for committee meetings and to our lead director and committee chairs and changed the annual equity component of Board compensation. In September 2010, the Compensation Committee further revised our director compensation effective January 1, 2011, and eliminated board and committee meeting fees, added retainer fees for the members of our principal committees, and changed the annual equity component of Board compensation, as further described below.

New directors who are not employees of eBay, or any parent, subsidiary, or affiliate of eBay, receive deferred stock units, or DSUs, with an initial value of $150,000. DSUs represent an unfunded, unsecured right to receive shares of eBay common stock (or the equivalent value thereof in cash or property) on a future date, and the value of DSUs varies directly with the price of eBay’s common stock. Each DSU award granted to a non-employee director upon election to the Board vests as to 25% of the DSUs on the first anniversary of the date of grant and as to 1/48th of the DSUs each month thereafter, provided the director continues as a director or consultant of eBay. DSUs are payable in stock or cash (at our election) following the termination of a non-employee director’s tenure in such capacity.

Beginning in 2003 and prior to the 2011 changes to the equity component of our non-employee director compensation, each non-employee director was granted an option to purchase 15,000 shares of our common stock at the time of each annual meeting of stockholders if he or she had served continuously as a member of the Board since the date elected or appointed to the Board. The exercise price of such option was 100% of the fair market value of the common stock on the date of grant. Beginning with the 2008 Annual Meeting of Stockholders, the number of options granted changed to equal the net present value of $110,000 (rounded to the nearest whole share), calculated using the Black-Scholes valuation methodology on the date of the grant, and each director also received $110,000 (rounded to the nearest whole share) of DSUs. Beginning with the 2011 Annual Meeting of Stockholders, the option grants were discontinued, and each director now receives $220,000 (rounded to the nearest share) of DSUs at the time of each annual meeting. All options granted to non-employee directors vest as to 25% of the shares on the first anniversary of the date of grant and as to 1/48th of the shares each month thereafter, provided the optionee continues as a director or consultant of eBay through such date. In the event of a change of control of eBay, options and DSUs granted to our non-employee directors will accelerate and become fully vested.

Except for Mr. Omidyar, eBay’s founder and Chairman of the Board, non-employee directors are paid a retainer of $50,000 per year, the chairman of the Audit Committee receives an additional $15,000 per year, the Lead Independent Director receives an additional $25,000 per year, and all other committee chairs receive an additional $10,000 per year. Non-employee directors may elect to receive, in lieu of these fees and at the time these fees would otherwise be payable (i.e., on a quarterly basis in arrears for services provided), fully-vested DSUs with an initial value equal to the amount of these fees. DSUs are payable in stock or cash (at eBay’s election) following the termination of a non-employee director’s tenure in such capacity. Beginning in January 2011, the practice of paying non-employee directors a meeting fee for each Board and committee meeting attended was discontinued, and each non-employee director who serves as a member of (i) the Audit Committee receives an annual retainer of $18,000, (ii) the Compensation Committee receives an annual retainer of $12,000, and (iii) the Corporate Governance and Nominating Committee receives an annual retainer of $6,000. Directors with an interest and background in technology who meet regularly with our senior technologists and report significant matters to the Board do not receive any compensation for such service.

DIRECTOR SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid by the company to non-employee directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Fred D. Anderson	$83,000	$219,980	$—			$302,980
Marc L. Andreessen	50,000	269,650	—			319,650
Edward W. Barnholt	97,000	219,980	—			316,980
Scott D. Cook	56,000	269,650	—			325,650
William C. Ford, Jr.	62,000	269,650	—			331,650
Dawn G. Lepore	74,000	219,980	—			293,980
Kathleen C. Mitic	12,908	149,974	—			162,882
David M. Moffett	68,000	219,980	—			287,980
Pierre M. Omidyar	—	—	—	$19,553	(4)	19,553
Richard T. Schlosberg, III	74,000	219,980	—			293,980
Thomas J. Tierney	78,000	219,980	—			297,980

(1)	Includes fees with respect to which directors elected to receive DSUs in lieu of cash payments. The following directors received DSUs in the amounts set forth below in lieu of the fees set forth below:

Name	Fees Foregone	DSUs Received
Marc L. Andreessen	$50,000	1,533
Scott D. Cook	50,000	1,533
William C. Ford, Jr.	50,000	1,533

(2)	Amounts shown reflect the aggregate grant date fair value of DSU awards granted in 2011. Each non-employee director (other than Mr. Omidyar and Ms. Mitic) was granted DSUs with a value of $220,000 on April 28, 2011. Ms. Mitic was granted DSUs with a value of $150,000 on September 28, 2011 upon her appointment to the Board. For Messrs. Andreessen, Cook and Ford, amounts shown also include DSUs granted in 2011 (on a quarterly basis in arrears) in lieu of a portion of fees earned in 2010 and 2011. As of December 31, 2011, the following non-employee directors held the following aggregate number of DSUs, which includes DSUs granted in lieu of fees: Mr. Anderson, 26,900; Mr. Andreessen, 30,975; Mr. Barnholt, 34,951; Mr. Cook, 35,277; Mr. Ford, 37,153; Ms. Lepore, 21,456; Ms. Mitic, 4,740; Mr. Moffett, 28,593; Mr. Schlosberg, 25,782; and Mr. Tierney, 35,282. DSUs are not included in the Security Ownership of Certain Beneficial Owners and Management Table above. As of December 31, 2011, Mr. Omidyar did not hold any DSUs.

(3)	As of December 31, 2011, the following non-employee directors held options to purchase the following numbers of shares: Mr. Anderson, 116,128; Mr. Andreessen, 31,008; Mr. Barnholt, 86,128; Mr. Cook, 296,128; Mr. Ford, 71,128; Ms. Lepore, 176,128; Mr. Moffett, 41,128; Mr. Schlosberg, 116,128; and Mr. Tierney, 166,128. Options exercisable within 60 days of March 8, 2012 are included in the Security Ownership of Certain Beneficial Owners and Management Table above. As of December 31, 2011, Mr. Omidyar did not hold any options.

(4)	Consists of the portion of the premiums paid by eBay for health insurance coverage for the benefit of Mr. Omidyar.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2011, including our 1998 Employee Stock Purchase Plan, 2001 Equity Incentive Plan, 2003 Deferred Stock Unit Plan, and 2008 Equity Incentive Award Plan, as well as shares of our common stock that may be issued upon the exercise of outstanding options under our 1998 Equity Incentive Plan and 1998 Directors Stock Option Plan (which plans terminated in 2008), our 1999 Global Equity Incentive Plan (which terminated in 2009), and our 2001 Equity Incentive Plan (which expired on March 21, 2011). No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

As of March 2, 2012, there were 1,290,708,150 shares of eBay’s common stock outstanding. As of March 2, 2012, there were (1) 36,403,783 shares to be issued upon the exercise of outstanding options under our Equity Compensation Plans at a weighted average exercise price of $26.35, and with a weighted average remaining life of 3.75 years, and (2) 30,419,921 shares of restricted stock, restricted stock units, and deferred stock units granted and outstanding under our Equity Compensation Plans. As of March 2, 2012, there were 56,787,465 shares available for future grants under our Equity Compensation Plans.

The following table gives information about our Equity Compensation Plans as of December 31, 2011:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	75,284,293	(1)	$27.38	(2)	55,884,308	(3)
Equity compensation plans not approved by security holders(4)	854,562		—		2,704,602
Total(5)	76,138,855		$27.38		58,588,910

(1)	Includes 271,409 shares of our common stock issuable pursuant to DSUs, under our 2003 Deferred Stock Unit Plan and our 2008 Equity Incentive Award Plan, and 39,920,385 shares of our common stock issuable pursuant to restricted stock units under our 1998 Equity Incentive Plan, 1999 Global Equity Incentive Plan, 2003 Deferred Stock Unit Plan and our 2008 Equity Incentive Award Plan. DSUs and restricted stock units represent an unfunded, unsecured right to receive shares of eBay common stock (or, in the case of DSUs, the equivalent value thereof in cash or property), and the value of DSUs and restricted stock units varies directly with the price of our common stock.

(2)	Because DSUs and restricted stock units do not have an exercise price, 271,409 shares of our common stock issuable pursuant to DSUs under our 2003 Deferred Stock Unit Plan and our 2008 Equity Incentive Award Plan and 39,920,385 shares of our common stock issuable pursuant to restricted stock units under our 1998 Equity Incentive Plan, 1999 Global Equity Incentive Plan, 2003 Deferred Stock Unit Plan and 2008 Equity Incentive Award Plan are not included in the calculation of weighted average exercise price.

(3)	Includes 3,810,237 shares of our common stock reserved for future issuance under our 1998 Employee Stock Purchase Plan, or the ESPP, as of December 31, 2011. Our ESPP contains an “evergreen” provision that automatically increases, on each January 1, the number of securities reserved for issuance under the ESPP by the number of shares purchased under the ESPP in the preceding calendar year, provided that the aggregate number of shares reserved for issuance under the ESPP may not exceed 36 million shares. As of December 31, 2011, an aggregate amount of 27.9 million shares had been purchased under the ESPP since its inception. An aggregate amount of 3.39 million shares was purchased under the ESPP in 2011, and the number of securities available for future issuance under the ESPP was increased by that number on January 1, 2012, bringing the total number of shares reserved for future issuance on January 1, 2012 to 7.2 million. None of our other equity compensation plans has an “evergreen” provision.

(4)	We assumed the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended, or the GSI Plan, in connection with our acquisition of GSI Commerce, Inc., or GSI, on June 17, 2011. Although the public stockholders of GSI approved the GSI Plan, our stockholders have not approved the GSI Plan. New Awards under the GSI Plan may not be made to any persons who were employees of eBay and its subsidiaries at the time of the closing of the acquisition. Unless sooner terminated, the GSI Plan will terminate on March 2, 2020. Currently, our Board may terminate or amend the GSI Plan at any time, subject to NASDAQ stockholder approval requirements. The GSI Plan provides for the grant of stock options, restricted stock unit awards and other forms of equity compensation, as well as performance cash awards. Our Compensation Committee has the exclusive authority to administer the GSI Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

(5)	Excludes 1,127,015 shares subject to restricted stock unit awards and 2,980,464 shares subject to options, each issued and outstanding pursuant to equity compensation plans assumed by us in acquisitions. As of December 31, 2011, the options have a weighted-average exercise price of $6.67 per share. We cannot make subsequent grants or awards of our equity securities under these plans.

OTHER MATTERS

The Board knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

Michael R. Jacobson

Secretary

March 19, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 26, 2012.

Copies of this proxy statement and of our annual report for the year ended December 31, 2011 are available by visiting our investor relations website at http://investor.ebayinc.com/annuals.cfm.

You may also obtain such copies free of charge by making an online request by visiting our investor relations website at http://investor.ebayinc.com/investorkit.cfm, by contacting eBay Investor Relations by mail at 2145 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

APPENDIX A

EBAY INC.

2008 EQUITY INCENTIVE AWARD PLAN

INITIAL STOCKHOLDER APPROVAL ON JUNE 19, 2008

AMENDMENT AND RESTATEMENT ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 4, 2009

STOCKHOLDER APPROVAL OF AMENDMENT AND RESTATEMENT ON APRIL 29, 2009

AMENDMENT AND RESTATEMENT ADOPTED BY THE COMPENSATION COMMITTEE (PURSUANT TO

DELEGATION OF AUTHORITY FROM THE BOARD OF DIRECTORS) ON MARCH 14, 2010

STOCKHOLDER APPROVAL OF AMENDMENT AND RESTATEMENT ON APRIL 29, 2010

AMENDMENT AND RESTATEMENT ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 6, 2012

STOCKHOLDER APPROVAL OF AMENDMENT AND RESTATEMENT ON [            ], 2012

ARTICLE 1.

PURPOSE

The purpose of the eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated herein (the “Plan”), is to promote the success and enhance the value of eBay Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants (each as defined below) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock Unit award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, to the extent required, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 13.

2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock Unit” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Director” means a member of the Board.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or if Participant is otherwise ineligible to participate in the Company’s long-term disability insurance program or resides outside the United States and no such program exists, means that the Participant is unable to perform his or her duties with the Company or its Subsidiary by reason of a medically determinable physical or mental impairment, as determined by a physician acceptable to the Company, which is permanent in character or which is expected to last for a continuous period of more than six (6) months.

2.12 “Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.14 “Effective Date” shall have the meaning set forth in Section 14.1.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.16 “Employee” means any person on the payroll records of the Company or a Subsidiary and actively providing services as an employee. Service as a Director or compensation by the Company or a Subsidiary solely for services as a Director shall not be sufficient to constitute “employment” by the Company or a Subsidiary.

2.17 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes), or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value of a share of Stock as established by the Committee acting in good faith.

2.20 “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Participant pays the intrinsic value existing at the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a Director of the Company who is not an Employee.

2.23 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 6 or 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.28 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.29 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: trading volume, users, gross merchandise volume, total payment volume, revenue, operating income, EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization), net income (either before or after taxes), earnings per share, earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”), multiples of price to earnings, multiples of price/earnings to growth, return on net assets, return on gross assets, return on equity, return on invested capital, Stock price, cash flow (including, but not limited to, operating cash flow and free cash flow), net or operating margins, economic profit, Stock price appreciation, total stockholder returns, employee productivity, market share, volume, customer satisfaction metrics, and employee engagement/satisfaction metrics any of which may be measured with respect to the Company, or any Subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group.

(b) The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34 “Plan” means this eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated herein and as it may be amended from time to time.

2.35 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.37 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.38 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.39 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.40 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.41 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of a benefit or compensation, granted pursuant to Section 8.4.

2.42 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.43 “Substitute Award” shall mean an Option granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

2.44 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary.

(b) As to a Non-Employee Director or Independent Director, the time when a Participant who is a Non-Employee Director or Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) a termination where there is simultaneous employment by the Company or a Subsidiary of such person and (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with such person.

(c) As to an Employee, the time when the Participant has ceased to actively be employed by or to provide services to the Company or any Subsidiary for any reason, without limitation, including resignation, discharge, death, disability or retirement; but excluding: (i) a termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (iii) a termination where a Participant simultaneously becomes an Independent Director.

(d) The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, questions relating to the nature and type of Termination of Service, and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant shall be deemed to have a Termination of Service in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards granted under the Plan on or after the Effective Date of the Plan is 121,500,000 shares of Stock. Any shares of Stock that are subject to Awards granted under the Plan on or after the Effective Date other than Full Value Awards shall be counted against this limit as 0.5587 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan on or after the Effective Date shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted.

(b) To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without delivery of shares to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any such shares of Stock that cease to be subject to an Award other than a Full Value Award shall be added to the number of shares available under the Plan as 0.5587 shares for every share of Stock that ceases to be subject to such Award. Any such shares of Stock that cease to be subject to a Full Value Award shall be added to the number of shares available under the Plan as one (1) share for every share of Stock that ceases to be subject to such award. Notwithstanding anything in this Section 3.1(b) to the contrary, shares of Stock subject to an Award under this Plan may not again be made available for issuance under this Plan if such shares are: (x) shares delivered to or withheld by the Company to pay the exercise price of an Option, (y) shares delivered to or withheld by the Company to satisfy withholding taxes related to an Award or (z) shares that were subject to an Award and were not issued upon the net settlement of such Award. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000. Any shares of Stock that are subject to Awards granted under the Plan on or after the Effective Date other than Full Value Awards shall be counted against this limit as 0.5587 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan on or after the Effective Date shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, and in its sole discretion, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Stock or the issuance of Stock under the Plan.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. Subject to Section 10.8, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock.

(a) The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2 Issuance and Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions on transferability and other restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, Performance Criteria, Company performance, individual performance or other criteria selected by the Committee. By action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.3 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

7.2 Payment and Limitations on Exercise.

(a) Subject to Sections 7.2(b) payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement and subject to any tax withholding requirements.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options, including, without limitation, the provision requiring that the term of any Stock Appreciation Right granted under the Plan not exceed ten years.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that to the extent shares of Stock subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalents relating to such shares shall be subject to the same performance-based vesting conditions.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock Units. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock Units in the manner determined from time to time by the Committee. The number of shares of Deferred Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Unit award will not be issued until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Deferred Stock Unit Award has vested and the Stock underlying the Deferred Stock Unit Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall, subject to Section 10.6(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock Units, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise or Payment upon Termination of Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock Units, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee and set forth in the applicable Award Agreement.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any other performance or incentive Awards that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

9.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.6 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid, the form of payment including, without limitation: (i) cash, (ii) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.4 Limits on Transfer.

(a) Except as otherwise provided in Section 10.4(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 10.4(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 10.4(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

10.5 Beneficiaries. Notwithstanding Section 10.4, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary designation is provided in the applicable Award Agreement or if no beneficiary has been designated or survives the Participant (or if a beneficiary designation is not enforceable and/or valid under the inheritance and other laws in the Participant’s country, as determined by the Committee in its sole discretion), payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.6 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.8 Prohibition on Repricing. Subject to Section 12.1, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 12.1, no Award shall be canceled and replaced or substituted for with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 12.1, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace or substitute for an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Subject to Section 12.1, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted.

10.9 Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 6.2, 12.1, 12.2 and 13.3(d) of the Plan, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is granted; provided, however, that, notwithstanding the foregoing, the following Awards may be granted without regard to such minimum vesting provisions: (i) Full Value Awards that result in the issuance to one or more Participants of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a), (ii) Full Value Awards granted as replacements or in substitution for cancelled Awards in connection with a stock option exchange permitted under the terms of this Plan, as amended with stockholder approval at the 2009 Annual Meeting of Stockholders, and (iii) Full Value Awards granted to Independent Directors in lieu of cash retainers. Nothing in this Section 10.9 shall preclude the Board or the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Change in Control.

ARTICLE 11.

INDEPENDENT DIRECTOR AWARDS

11.1 The Board may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.

ARTICLE 12.

CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any of its affiliates, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

(iii) To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Subsidiaries.

(d) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Acceleration Upon a Change in Control. Notwithstanding Section 12.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2, this Section 12.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Further, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restriction upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Subsidiaries.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 13.

ADMINISTRATION

13.1 Committee. Except as otherwise provided herein, the Plan shall be administered by a committee consisting of two or more members of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

13.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that, except as provided in Article 12 of the Plan, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, including adopting sub-plans to the Plan or special terms for Award Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4.2 of the Plan) as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants or to exercise any of the power, authority and discretion granted to the Committee pursuant to Section 13.3; provided that (i) the Committee shall have the sole authority with respect to Awards granted to or held by (a) Employees who are subject to Section 16 of the Exchange Act and (b) Covered Employees, and (ii) officers of the Company (or Directors) to whom authority has been delegated hereunder shall not be delegated such authority with respect to Awards granted to or held by such officers (or Directors). Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board or the Committee.

ARTICLE 14.

EFFECTIVE AND EXPIRATION DATE

14.1 Effective Date. The Plan, as amended and restated as set forth herein, is effective as of April 26, 2012 (the “Effective Date”), subject to approval of the Plan by the Company’s stockholders at the meeting to be held on such date. The Plan will be deemed to be approved by the stockholders if it is approved either:

(a) By a majority of the votes cast at a duly held stockholder’s meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

14.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, and Termination. Subject to Section 16.16, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant or (iv) amends Section 10.8 of the Plan.

15.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.16, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16.

GENERAL PROVISIONS

16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant and required by law to be withheld (including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Participant’s employer). The Committee may, in its discretion and in satisfaction of the foregoing requirement, allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award (as described above) shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding amounts or other applicable withholding rates.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and each person to whom the Committee delegates its authority under Section 13.5 shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payments, long-term service awards, pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Effect of Plan upon Compensation Plans. The adoption of the Plan shall not affect any compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

16.9 Awards Subject to Clawback. The Awards and any cash payment or shares of Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

16.10 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.11 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.12 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.14 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver shares of Stock prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.15 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

16.16 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the board of directors of eBay Inc. on March 6, 2012.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of eBay Inc. on [                    ], 2012.

Executed on this [        ] day of [                    ], 2012.

Corporate Secretary

APPENDIX B

EBAY INC.

EMPLOYEE STOCK PURCHASE PLAN

Effective November 1, 2012

1. Establishment of Plan. The board of directors (the “Board”) of eBay Inc. (the “Company”) hereby establishes this Employee Stock Purchase Plan (this “Plan”) pursuant to which the Company proposes to grant options to purchase shares of the Company’s common stock (“Common Stock”) to Eligible Employees (as defined in Section 4 below). This Plan constitutes an amendment and restatement of the eBay Inc. Amended and Restated 1998 Employee Stock Purchase Plan and shall apply to Purchase Periods, as defined in Section 5, beginning on or after November 1, 2012.

This Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator (as defined in Section 3 below) designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and its Participating Subsidiaries and Participating Affiliates (both, as hereinafter defined). Except as otherwise provided in this Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

For purposes of this Plan, “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code. “Participating Subsidiary” means any Subsidiary that the Administrator designates from time to time as eligible to participate in the 423 Component. For purposes of this Plan, “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary). “Participating Affiliate” means any Affiliate designated by the Plan Administrator as eligible to participate in the Non-423 Component.

A total of 35 million shares of Common Stock are initially reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2. Purpose. The purpose of this Plan is to provide Eligible Employees with a convenient means of acquiring an equity interest in the Company through payroll deductions or other contributions, to enhance such employees’ sense of participation in the affairs of the Company.

3. Administration.

(a) This Plan shall be administered by the Compensation Committee of the Board (the “Administrator”), provided, however, that the Board may determine to administer the Plan, in its sole discretion, and in such case any references to the Administrator in the Plan shall be taken to be references to the Board. Subject to the provisions of the Plan, the Administrator shall have exclusive authority, in its sole discretion, to determine all matters relating to options granted under the Plan, including, without limitation, the authority to: (i) construe, interpret, reconcile any inconsistency in, correct any default in, supply any omission in, and apply the terms of, the Plan and any subscription agreement or other instrument or agreement relating to the Plan, (ii) adjudicate all disputed claims filed under the Plan (including making factual determinations), (iii) determine the terms and conditions of any Offering (as defined in Section 5 below) and any option under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (v) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(b) The Administrator shall have exclusive authority, in its sole discretion, to (i) designate separate Offerings under the Plan, (ii) determine which entities shall be Participating Subsidiaries or Participating Affiliates, (iii) determine who is an Eligible Employee, (iii) change the length and duration of Offering Periods and Purchase Periods (as such terms are defined in Section 5 below), (iv) limit the frequency and/or number of changes in the amount deducted or contributed during an Offering Period or Purchase Period, (v) permit payroll deductions or other contributions in excess of the amount designated by a participant in the Plan in order to adjust for administrative errors in the Company’s processing of properly submitted subscription agreements and/or changes in contribution amounts, (vi) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Plan participant properly correspond with payroll deductions or other contribution amounts, and (vii) establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) Further, the Administrator may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are citizens or residents of a non-U.S. jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provision in Section 1 above setting forth the number of shares of Common Stock reserved for issuance under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, any such sub-plan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the application of the definition of Compensation (as defined in Section 9(b) below) to participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures and handling of stock certificates that vary with applicable local requirements.

(d) The Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Administrator may delegate its duties and authority to such of the Company’s officers or employees as it so determines.

4. Eligibility.

(a) Unless otherwise provided in this Section 4 and subject to the requirements of Section 6, any Eligible Employee on a given Offering Date (as defined in Section 5 below) shall be eligible to participate in the Plan.

(b) For purposes of this Plan, “Eligible Employee” means any individual who is treated as an employee in the records of the Company or any Participating Subsidiary or Participating Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Participating Subsidiary or Participating Affiliate, any governmental agency, or any court, and subject to the qualifications set forth in this section.

(c) For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the applicable Participating Subsidiary or Participating Affiliate so long as the leave does not exceed three

(3) months or, if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company or the applicable Participating Subsidiary or Participating Affiliate which provides for a right of reemployment following the leave of absence.

(d) Notwithstanding the foregoing, for all options to be granted on an Offering Date, the definition of Eligible Employee will not include an individual, if (i) the individual is not employed by the Company or a Participating Subsidiary or Participating Affiliate, as applicable, ten (10) business days before the beginning of such Offering Period and/or (ii) the employee, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

(e) The Administrator, in its sole discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2 for options granted under the 423 Component) that the definition of Eligible Employee will or will not include an individual if he or she: (i) customarily works twenty (20) hours or less per week (or such lesser period of time as may be determined by the Administrator in its sole discretion), or (ii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its sole discretion). Under the 423 Component, such exclusions shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(f) In the case of the 423 Component, Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code (or to the extent such exclusion is permitted under Section 423 of the Code). In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable.

(g) A participant in the Plan shall cease to be an Eligible Employee upon termination of employment (as further described in Section 12 below), upon the entity employing such participant during an Offering Period ceasing to be an Affiliate, or upon the participant transferring to an Affiliate that is not a Participating Subsidiary or Participating Affiliate.

5. Offerings; Offering Periods; Purchase Periods.

(a) For purposes of this Plan, “Offering” means an offer of an option under the Plan that may be exercised on one or more Purchase Dates (as hereinafter defined) during an Offering Period. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company, a Participating Subsidiary or a Participating Affiliate shall be deemed a separate Offering (the terms of which Offering under the Non-423 Component need not be identical), even if the dates and other terms of the separate Offerings are identical and the provisions of the Plan shall separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the 423 Component need not be identical, provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(b) Except as otherwise specified by the Administrator prior to the commencement of an Offering Period (as defined below): (i) the offering periods of this Plan (each, an “Offering Period”) shall be twenty-

four (24) month periods commencing on May 1 and November 1 of each year and ending on April 30 and October 31 of each year, and (ii) each Offering Period shall consist of four (4) six-month purchase periods (each, a “Purchase Period”) during which payroll deductions or other contributions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date.” The last business day of each Purchase Period is referred to as the “Purchase Date.”

(c) The Administrator shall have the power to change the duration of Offering Periods with respect to Offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, the Administrator may establish other Offering Periods in addition to those described above, which shall be subject to any specific terms and conditions that the Administrator approves, including requirements with respect to eligibility, participation, the establishment of Purchase Periods and Purchase Dates and other rights under any such offering. A participant may be enrolled in only one Offering Period at a time.

6. Participation in this Plan.

(a) An Eligible Employee may become a participant in the Plan by completing, within five (5) business days prior to the applicable Offering Date (or such other time frame set forth by the Administrator), a subscription agreement (through the Company’s online Plan enrollment process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures for enrollment in the Plan as may be established by the Administrator.

(b) Once an Eligible Employee becomes a participant in the Plan, the Eligible Employee will automatically participate in each succeeding Offering Period unless (i) he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below, or (ii) ceases to be an Eligible Employee. Any such participant is not required to complete any additional subscription agreement, form or procedure in order to continue participation in this Plan, unless requested by the Administrator for legal or administrative reasons.

(c) If a participant in the Plan transfers employment between the Company and a Participating Subsidiary or between Participating Subsidiaries, his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan. Similarly, if a participant in the Plan transfers employment between Participating Affiliates, his or her participation in the Plan shall continue unless and until otherwise terminated in accordance with the Plan. If a participant in the Plan transfers employment (i) from the Company or a Participating Subsidiary to a Participating Affiliate or (ii) from a Participating Affiliate to the Company or a Participating Subsidiary, he or she shall be deemed to withdraw from the Plan as of the transfer date and shall have his or her accumulated payroll deductions refunded to him or her (without interest, subject to Section 9(e) below) as soon as practicable following the transfer. Such former participant shall be entitled to re-enroll in the Plan as of the next Offering Period provided that he or she is an Eligible Employee at that time, completes a subscription agreement and follows the procedures set forth in Section 6(a) above. Notwithstanding the foregoing provisions of this Section 6(c), the Administrator may establish additional and/or different rules to govern transfers of employment among the Company and any Participating Subsidiary or Participating Affiliate, consistent with the applicable requirements of Code Section 423 and the terms of the Plan.

7. Grant of Option. On the Offering Date of each Offering Period, and subject in all cases to the provisions of the Plan, each participant in the Plan shall be granted an option to purchase on each Purchase Date during the Offering Period (at the purchase price described in Section 8 below) up to that number of shares of Common Stock determined by dividing (a) the amount accumulated in such participant’s payroll deduction or other contribution account during such Purchase Period by (b) the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date (but in no event less than the par value of a share of Common Stock), provided, however, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares which may be purchased pursuant to Section 10(a) with respect to the applicable Purchase Date, or (y) the maximum number of shares set by the Administrator pursuant to Section 10(b) below with respect to the applicable Purchase Date. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 8 below.

8. Purchase Price. The purchase price at which each share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date; or

(b) The Fair Market Value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) if such Common Stock is then quoted on the Nasdaq Global Select Market, its closing price on the Nasdaq Global Select Market on the date of determination as reported in The Wall Street Journal;

(ii) if such Common Stock is publicly traded and is then listed on another national securities exchange, its closing price on the date of determination on the principal national securities exchange on which Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq Global Select Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(iv) if none of the foregoing is applicable, by the Administrator in good faith.

9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares of Common Stock shall be paid for by means of payroll deductions taken from the participant’s Compensation (as hereinafter defined) during each Purchase Period. Except as set forth in this Section 9, the amount of payroll deductions to be taken from a participant’s Compensation shall be determined by the Eligible Employee at the time of completing the subscription agreement and enrolling in the Plan as described in Section 6(a) above.

Notwithstanding the foregoing or any provisions to the contrary in the Plan, the Administrator may allow participants to make other contributions under the Plan via cash, check or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law and, for any Offering under the 423 Component, the Administrator determines that such other contributions are permissible under Section 423 of the Code.

The payroll deductions or other contributions are made as a percentage of the participant’s Compensation in one percent (1%) increments and shall not be less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Administrator. The Administrator shall determine whether the amount to be contributed is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such payday, or as either, and may also establish a minimum percentage or amount for such contributions.

Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Other contributions shall be made at the time and in the manner prescribed by the Administrator for the option and/or Offering under which other contributions are permitted pursuant to foregoing provisions of this section.

(b) For purposes of this Plan, “Compensation” means the following forms of cash remuneration earned or payable to a participant by the Company, a Participating Subsidiary or a Participating Affiliate during the applicable Offering Period: base wages; salary; overtime (including pay in lieu of meal time); performance or merit bonuses; commissions; shift differentials; language differentials; payments for paid time off and holidays; sabbatical pay; payments in lieu of notice; travel pay; retroactive pay; on-call/standby pay; hazard pay; bereavement pay; jury/witness duty pay; pay during a period of suspension; military leave pay; compensation deferred pursuant to Section 401(k) or Section 125 of the Code; distributions under any nonqualified deferred compensation plan; retention bonuses; or any other compensation or remuneration approved as “compensation” by the Administrator in accordance with Section 423 of the Code. For purposes of this Plan, “Compensation” shall not include forms of compensation or remuneration that are not included or covered by the first sentence in this Section 9(b), including the following: moving allowances; automobile allowances; gross-up payments; compensation deferred under any nonqualified deferred compensation plan; payments pursuant to a severance plan, agreement or arrangement; payments during a garden leave or other notice period preceding termination of employment; equalization payments; termination pay (including the payout of accrued vacation time in connection with any such termination); relocation allowances; expense reimbursements; meal allowances; commuting allowances; geographical hardship pay; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction); sign-on bonuses; nonqualified executive compensation; any amounts directly or indirectly paid pursuant to this Plan or any other stock-based plan, including without limitation any stock option, stock purchase, restricted stock, restricted stock unit, deferred stock unit, or similar plan, of the Company or any Affiliate, or cash paid in lieu of any such awards; or any other compensation or remuneration determined not to be “compensation” by the Administrator in accordance with Section 423 of the Code. The Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Compensation for a subsequent Offering. Further, the Administrator shall have discretion to determine the application of this definition to participants on payrolls outside the United States.

(c) A participant may increase or decrease the rate of payroll deductions or other contributions during an Offering Period by completing a new authorization for payroll deductions or other contributions (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures as may be established by the Administrator, in which case the new rate shall become effective as soon as administratively practicable after the participant elects such change and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions or other contributions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period.

A participant may increase or decrease the rate of payroll deductions or contributions for any subsequent Offering Period by completing a new authorization for payroll deductions or other contributions (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures as may be established by the Administrator, not later than fifteen (15) business days before the beginning of such Offering Period or within such other time frame set forth by the Administrator.

(d) A participant may reduce his or her payroll deductions or contributions percentage to zero during an Offering Period by submitting to the Company a request for cessation of payroll deductions or other contributions (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures as may be established by the Administrator. Such reduction shall be effective as soon as administratively practicable after the Participant elects such reduction and no further payroll deductions or contributions will be made for the duration of the Offering Period. Payroll deductions or contributions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section 9(f) below. A participant may not resume making payroll deductions or other contributions during the Offering Period in which he or she reduced his or her payroll deductions or other contributions to zero.

(e) A participant’s payroll deductions or other contributions shall be credited to an account maintained on such participant’s behalf under this Plan. All payroll deductions or other contributions shall be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other contributions, unless otherwise required by the laws of the jurisdiction where the payroll deductions are taken or other contributions are made, as determined by the Administrator. No interest shall accrue on the payroll deductions or other contributions, unless otherwise required by the laws of the jurisdiction where the payroll deductions are taken or other contributions are made, as determined by the Administrator.

(f) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not withdrawn from the Offering Period in accordance with the requirements of Section 11(a), the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest (subject to Section 9(e) above); provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest (subject to Section 9(e) above), into the next Purchase Period or Offering Period and in the locations where the Administrator has determined that such rollover is available under the Plan, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest (subject to Section 9(e) above). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(g) Subject to Section 9(h) below, as promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(h) At the time the option is exercised or at the time some or all of the shares of Common Stock issued under the Plan are disposed of (or at any other time that a taxable event related to the Plan occurs), the Plan participant must make adequate provision for any withholding obligation of the Company or a Participating Subsidiary or a Participating Affiliate with respect to federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to participant (including any amount deemed by the Company, in its sole discretion, to be an appropriate charge to Participant even if legally applicable to the Company or the participant’s employer). At any time, the Company or the participant’s employer may, but shall not be obligated to, withhold from the participant’s wages or other cash compensation the amount necessary for the Company or the participant’s employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the participant’s employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant. In addition, the Company or the participant’s employer may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or by any other method of withholding the Company or the participant’s employer deems appropriate.

(i) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised and the purchased shares are issued or transferred to the participant.

10. Limitations on Shares to be Purchased.

(a) No participant shall be entitled to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the participant is outstanding at any time. The Company shall automatically suspend the payroll deductions or other contributions of any participant as necessary to enforce such limit provided that when the Company automatically resumes making such payroll deductions or accepting contributions, the Company shall apply the rate in effect immediately prior to such suspension.

(b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Administrator may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). Until otherwise determined by the Administrator, the Maximum Share Amount shall be 5,000 shares (subject to any adjustment pursuant to Section 14). If a new Maximum Share Amount is set, then all participants shall be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Administrator as set forth above.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Administrator shall determine to be equitable. In such event, the Company shall provide notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(d) Any funds accumulated in a participant’s account which are not used to purchase Common Stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest (subject to Section 9(e) above).

11. Withdrawal.

(a) Each participant may withdraw from a Purchase Period under this Plan by completing a notice of withdrawal (through the Company’s online Plan process or in paper form if required by the Administrator) and/or any other forms and by following any other procedures for withdrawal from the Plan as may be established by the Administrator, at least fifteen (15) business days prior to the end of a Purchase Period or within such other time frame set forth by the Administrator.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest (subject to Section 9(e) above), and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by completing a subscription agreement in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c) If the Fair Market Value of a share of Common Stock on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value of a share of Common Stock on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to be automatically enrolled in the subsequent Offering Period.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee immediately terminates his or her participation in this Plan. For purposes of this Plan, a participant’s employment will be considered terminated as of the date that participant is no longer actively providing services as an employee and will not be extended by any notice period (i.e., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where participant is employed or the terms of participant’s employment agreement, if any, but is not actively providing services); the Administrator shall have the exclusive discretion to determine when the participant is no longer actively providing services for purposes of participation in the Plan. In such event, the funds credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (subject to Section 9(e) above).

13. Return of Payroll Deductions and Other Contributions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated pursuant to Section 25, the Company shall deliver to the participant all payroll deductions or other contributions credited to such participant’s account, without interest (subject to Section 9(e) above).

14. Capital Changes.

(a) In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting Common Stock (other than an Equity Restructuring, as defined in Section 14(c) below) occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), the Maximum Share Amount, the number and class of Common Stock covered by each outstanding option, and the purchase price per share of Common Stock covered by each option which has not yet been exercised.

(b) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14(a), the number and type of securities subject to each outstanding option and the price per share thereof, if applicable, will be equitably adjusted by the Administrator. The adjustments provided under this Section 14(b) shall be nondiscretionary and shall be final and binding on the affected participants and the Company.

(c) “Equity Restructuring” means a non-reciprocal transaction (i.e., a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its stockholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of Common Stock underlying outstanding options.

(d) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Administrator and give each participant the right to purchase shares under this Plan prior to such termination.

(e) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, unless otherwise provided by the Administrator in its sole discretion, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date. The Administrator may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Administrator and give each participant the right to purchase shares under this Plan prior to such termination.

15. Nonassignability. Neither payroll deductions or other contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 19 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Notice of Disposition. If the shares purchased in any Offering Period are not in the participant’s Company stock plan account, each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

17. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary or Participating Affiliate, or restrict the right of the Company or any Participating Subsidiary or Participating Affiliate to terminate such employee’s employment.

18. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19. Death of Participant. In the event of the death of a participant, the Company shall deliver the shares or cash, if any, credited to the participant’s account to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

20. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

21. Section 409A. The 423 Component is exempt from the application of Section 409A of the Code (“Section 409A”) and any ambiguities herein shall be interpreted to so be exempt from Section 409A. The Non-423 Component is intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

22. Tax Qualification. Although the Company may endeavor to (a) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 21. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on participants under the Plan.

23. Stockholder Approval. After this Plan, as amended and restated as set forth herein, is adopted by the Board, this Plan will become effective on November 1, 2012. This Plan shall be subject to approval by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time) or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan.

24. Governing Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. Amendment or Termination of this Plan. The Administrator may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 23 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 23 above) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the corporations whose employees (or class of employees) are eligible for participation in this Plan.

For the avoidance of doubt, the authority to take action under this Section 25 may not be delegated to an officer or other employee. Notwithstanding the foregoing, the Administrator may make such amendments to the Plan as the Administrator determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

APPENDIX C

PROPOSED AMENDMENT TO ARTICLE VI, SECTION B

OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE

ANNUAL ELECTION OF DIRECTORS

~~B. The~~ B.1. Subject to the last sentence of this Section B.1. and the provisions of B.2. below, the directors, other than those who may be elected by the holders of Preferred Stock under specified circumstances, shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of the stockholders held in 1999; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2000; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2001; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are ~~elected, except in the case of the death, resignation, or removal of any~~ duly elected and qualified, subject to their earlier death, resignation, retirement or removal from service as a director. At each annual meeting of stockholders commencing with the annual meeting held in 2012, directors elected to succeed those directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the third annual meeting of stockholders following the annual meeting of stockholders held in 2012 and until their respective successors are duly elected and qualified, subject to their earlier death, resignation, retirement or removal from service as a director.

B.2. Commencing with the third annual meeting of stockholders following the annual meeting of stockholders held in 2012, the foregoing classification of the Board of Directors shall cease. At the third annual meeting of stockholders following the annual meeting of stockholders held in 2012 and at each annual meeting of stockholders thereafter, each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier death, resignation, retirement or removal from service as a director.

C-1

PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS

TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE

ANNUAL ELECTION OF DIRECTORS

Section 2.2: Election.

(a) The directors shall be ~~divided into three classes, with the term of each class to expire at each third succeeding annual meeting of stockholders after such election.~~ elected as provided in the Certificate of Incorporation.

Section 2.3: Resignation; Removal; Vacancies. Subject to the provisions of the Certificate of Incorporation, each ~~Director~~director shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement or removal~~.~~ from service as a director. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Subject to the rights of any holders of Preferred Stock then outstanding and the Certification of Incorporation:

(i) (A) prior to the third annual meeting of stockholders following the effectiveness of the Amended and Restated Certificate of Incorporation~~: (i)~~ that declassifies the Board of Directors (the “Declassification Amendment”), any director or the entire Board of Directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors and (B) after the third annual meeting of stockholders following the effectiveness of the Declassification Amendment, the holders of a majority of the shares entitled to vote in an election of directors may remove any director or the entire Board of Directors with or without cause, and

(ii) any vacancy occurring in the Board of Directors for any reason, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. ~~No director nor the entire Board of Directors may be removed without cause.~~

C-2

APPENDIX D

PROPOSED AMENDMENT TO ARTICLE VI, SECTION E

OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO PROVIDE STOCKHOLDERS WITH THE RIGHT

TO CALL A SPECIAL MEETING OF STOCKHOLDERS

E. ~~Special~~Subject to the terms of any class or series of Preferred Stock and except as required by law, special meetings of the stockholders of the corporation may be called only by ~~either~~: (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption)~~,~~; (ii) the Chairman of the Board ~~or~~; (iii) the Chief Executive Officer; or (iv) the Secretary of the corporation upon the written request of one or more stockholders of record of the corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty-five percent (25%) “net long position” of the outstanding common stock of the corporation for at least 30 days prior to the date of such request and who have delivered such requests in accordance with and subject to the procedures and conditions and any other provisions set forth in the bylaws of the corporation (as amended from time to time), including any limitations set forth in the bylaws of the corporation on the ability to make such a request for such a special meeting and any provisions as to the determination and calculation of such twenty-five percent (25%) “net long position” for such 30 day period.

PROPOSED AMENDMENTS TO OUR AMENDED AND RESTATED BYLAWS

TO PROVIDE STOCKHOLDERS WITH THE RIGHT

TO CALL A SPECIAL MEETING OF STOCKHOLDERS

ARTICLE I.

STOCKHOLDERS

Section 1.3: Special Meetings. ~~Special meetings of the stockholders, for any purpose or purposes described in the notice of the meeting, may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board or (iii) the Chief Executive Officer and shall be held at such place, if any, on such date, and at such time as they shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.~~

(a) General. Special meetings of the stockholders, for any purpose or purposes described in the notice of the meeting, may be called by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board or (iii) the Chief Executive Officer of the Corporation, and shall be held at such place, if any, on such date, and at such time as they shall fix. Subject to the provisions of Section 1.3(b) and other applicable provisions of these bylaws, a special meeting of stockholders shall be called by the Secretary of the Corporation upon the written request (a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty-five percent (25%) aggregate “net long position” of the outstanding common stock of the Corporation (the “Requisite Percent”) for at least thirty (30)days as of the date such request is delivered to the Corporation. For purposes of determining the Requisite Percent, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the NASDAQ Global Select Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding common stock of the Corporation; and (y) the net long position of such holder shall be reduced by the number of shares of common stock of the Corporation as to which such holder does not, or will not, have the right to vote or direct the vote at the special meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Article I and related provisions of the Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

(b) Stockholder Requested Special Meetings. In order for a Stockholder Requested Special Meeting to be called, one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the Requisite Percent of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the Secretary of the Corporation. The Special Meeting Request(s) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by overnight express courier or registered mail, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made, and (B) the class, if applicable, and the number of shares of common stock of the Corporation that are owned of record and beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the Secretary of the Corporation, (v) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, and (vi) contain the information required by Section 1.14 and Section 1.15, as applicable, provided that all references to “Proposing Person” in Section 1.14 and all references to “Nominating Person” in Section 1.15 shall, for purposes of this Section 1.3(b), mean (i) the stockholders of record making the Special Meeting Request, (ii) any beneficial owner or beneficial owners, if different, on whose behalf the Special Meeting Request is being made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner. Each stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update the notice delivered pursuant to this Section 1.3(b) in accordance with Section 1.14(d) or Section 1.15(d), as applicable. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation by the stockholder or pursuant to clause (b)(v) of this Section 1.3) valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, then the requesting stockholder(s) or beneficial owner(s) shall be deemed to have withdrawn such request (in connection with which the Board may cancel the meeting).

In determining whether a special meeting of stockholders has been requested by stockholders holding in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.

(c) Calling of a Special Meeting. Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a special meeting of stockholders if (i) the Board of Directors calls an annual meeting of stockholders, or a special meeting of stockholders at which a Similar Item (as defined in this Section 1.3(c)) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the Delivery Date; (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the Special Meeting Request(s) (A) contain an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) to an item that was presented at any meeting of stockholders held not more than one hundred and twenty (120) days before the Delivery Date (and, for purposes of this clause (iii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (B) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (D) do not comply with the provisions of this Section 1.3.

(d) Business Transacted at a Special Meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose or purposes stated in the Special Meeting Request(s) for such special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting pursuant to the Corporation’s notice of meeting. If none of the stockholders who submitted a Special Meeting Request appears at or sends a duly authorized representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the corporation need not present such matters for a vote at such meeting.

Section 1.14: Notice of Stockholder Business to be Brought Before ~~a~~an Annual or Special Meeting.

(a) Business Properly Brought Before ~~a~~an Annual or Special Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1.14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.14 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the ~~Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)~~Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Section 1.3), and the only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting ~~given by or at the direction of the person calling the meeting pursuant to Article I, Section 1.3 of these Bylaws~~. Stockholders seeking to nominate persons for election to the Board must comply with Section 1.15 of these Bylaws, and this Section 1.14 shall not be applicable to nominations except as expressly provided in Section 1.15 of these Bylaws.

(c) Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper form for purposes of this Section 1.14, a stockholder’s notice to the Secretary shall set forth:

(i) Stockholder Information. As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) ~~and~~, (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future ~~(the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”)~~and (C) a representation whether such Proposing Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or (y) otherwise to solicit proxies from stockholders in support of such proposal;

(iii) Description of Proposed Business. As to each item of business the stockholder proposes to bring before the annual or special meeting, (A) a reasonably brief description of the business desired to be brought before the annual or special meeting, the reasons for conducting such business at the annual or special meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

(iv) Definition of Proposing Person. For purposes of this Section 1.14, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual or special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual or special meeting is made, and (iii) any affiliate or associate ~~(each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws)~~ of such stockholder or beneficial owner.

(d) Update and Supplement of Stockholder Notice of Proposed Business. A stockholder providing notice of business proposed to be brought before an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.14 or in any Special Meeting Request delivered pursuant to Section 1.3(b) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date ~~for~~of the meeting, ~~if practicable (or, if not practicable, on the first practicable date prior to~~or in the case of any adjournment or postponement thereof~~) (in the case of the update and supplement required to be made as of ten (10~~, eight (8) business days prior to the ~~meeting or any~~date of such adjournment or postponement ~~thereof)~~.

(e) Business Not Properly Brought Before ~~A~~a Meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with this Section 1.14. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 1.14, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) Rule 14a-8; ~~Exchange Act Compliance~~. This Section 1.14 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 1.14 with respect to any business proposed to be brought before an annual or special meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.14 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.15: Nominations.

(a) Who May Make Nominations. Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1.15 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.15 as to such nomination. ~~Except for nominations properly made in accordance with Rule 14a-11 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the~~The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Section 1.3).

(b) Requirement of Timely Notice of Stockholder Nominations. Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 1.14 of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.15. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.15. To be timely, a stockholder’s notice for nominations to be made at a special meeting (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Section 1.3) must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 1.14 of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) Requirements for Proper Form of Notice of Stockholder Nominations. To be in proper form for purposes of this Section 1.15, a stockholder’s notice to the Secretary shall set forth:

(i) Stockholder Information. As to each Nominating Person (as defined below), ~~the Stockholder Information (as defined in Article I, Section 1.14(c)(i), except that for purposes of this Section 1.15, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 1.14(c)(i));~~ (A) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Nominating Person, except that such Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future and (C) a representation whether such Nominating Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock reasonably believed by the Nominating Person to be sufficient to elect the nominee or nominees proposed to be nominated by the Nominating Person;

(d) Update and Supplement of Stockholder Notice of Nominations. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.15 or in any Special Meeting Request delivered pursuant to Section 1.3(b) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date ~~for~~of the meeting, ~~if practicable (or, if not practicable, on the first practicable date prior to~~or in the case of any adjournment or postponement thereof~~) (in the case of the update and supplement required to be made as of ten (10~~, eight (8) business days prior to the ~~meeting or any~~date of such adjournment or postponement ~~thereof)~~.

2145 HAMILTON AVENUE

SAN JOSE, CA 95125

VOTE VIA THE INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 25, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44140-P23100

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

eBay Inc.

The Board of Directors recommends that you vote “FOR” the following proposals:

1.	Election of five directors to hold office until our 2015Annual Meeting of Stockholders.

Nominees:

1a. Marc L. AndreessenAgainst

Abstain

For

The Board of Directors recommends that you vote “FOR” the following proposals:

Against

For

Abstain

1b. William C. Ford, Jr.

1c. Dawn G. Lepore

1d. Kathleen C. Mitic

1e. Pierre M. Omidyar

2. To approve, on an advisory basis, the compensation of our named executive officers.

3. To approve the amendment and restatement of our 2008 Equity Incentive Award Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the planby 16.5 million shares.

4. To approve our Employee Stock Purchase Plan.

5. To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of directors.

6. To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to provide stockholders with the right to call a special meeting of stockholders.

7. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR” all of the listed nominees, and “FOR” Proposals 2, 3, 4, 5, 6, and 7.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature (Joint Owners)

Date

Signature [PLEASE SIGN WITHIN BOX]

Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M44141-P23100

eBay Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2012

The undersigned hereby appoints JOHN J. DONAHOE, ROBERT H. SWAN, AND MICHAEL R. JACOBSON, and eachof them, as attorneys and proxies of the undersigned, with full power of substitution, to vote allsharesofstock of eBay Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation, to be held on Thursday, April 26, 2012, at 8:00 a.m. Pacific time at Town Square, 2161 North First Street, San Jose, California 95131 for the purposes listed on the reverse side and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Continued and to be signed on reverse side